Exhibit 99.16

EXECUTION VERSION

AGREEMENT BETWEEN NOTEHOLDERS

Dated as of May 15, 2020

by and between

DEUTSCHE BANK AG, NEW YORK BRANCH
(Initial Note A-1-A-1 Holder, Initial Note A-1-A-2 Holder, Initial Note A-1-A-3 Holder, Initial Note A-1-A-4 Holder, Initial Note A-1-A-5 Holder, Initial Note A-1-A-6 Holder, Initial Note A-1-A-7 Holder and Initial Note A-1-A-8 Holder),

DEUTSCHE BANK AG, NEW YORK BRANCH
(Initial Note A-1-B Holder),

DEUTSCHE BANK AG, NEW YORK BRANCH
(Initial Note A-1-C-1 Holder and Initial Note A-1-C-2 Holder),

DEUTSCHE BANK AG, NEW YORK BRANCH
(Initial Note A-1-D Holder)

and

DEUTSCHE BANK AG, NEW YORK BRANCH
(Initial Note A-2 Holder)

BX Industrial Portfolio

THIS AGREEMENT BETWEEN NOTEHOLDERS (“Agreement”), dated as of May 15, 2020, by and between DEUTSCHE BANK AG, NEW YORK BRANCH (“DB” and, together with its successors and assigns in interest, in its capacity as initial owner of Note A-1-A-1, the “Initial Note A-1-A-1 Holder”, in its capacity as initial owner of Note A-1-A-2, the “Initial Note A-1-A-2 Holder”, in its capacity as initial owner of Note A-1-A-3, the “Initial Note A-1-A-3 Holder”, in its capacity as initial owner of Note A-1-A-4, the “Initial Note A-1-A-4 Holder”, in its capacity as initial owner of Note A-1-A-5, the “Initial Note A-1-A-5 Holder”, in its capacity as initial owner of Note A-1-A-6, the “Initial Note A-1-A-6 Holder”, in its capacity as initial owner of Note A-1-A-7, the “Initial Note A-1-A-7 Holder”, in its capacity as initial owner of Note A-1-A-8, the “Initial Note A-1-A-8 Holder” and in its capacity as the initial agent, the “Initial Agent”), DB (together with its successors and assigns in interest, in its capacity as initial owner of Note A-1-B, the “Initial Note A-1-B Holder”), DB (together with its successors and assigns in interest, in its capacity as initial owner of Note A-1-C-1, the “Initial Note A-1-C-1 Holder” and in its capacity as initial owner of Note A-1-C-2, the “Initial Note A-1-C-2 Holder”), DB (together with its successors and assigns in interest, in its capacity as initial owner of Note A-1-D, the “Initial Note A-1-D Holder”), and DB (together with its successors and assigns in interest, in its capacity as initial owner of Note A-2, the “Initial Note A-2 Holder”).

W I T N E S S E T H:

WHEREAS, pursuant to the Mortgage Loan Agreement (as defined herein), DB originated a certain loan described on the schedule attached hereto as Exhibit A (the “Mortgage Loan Schedule”) (the “Mortgage Loan”) to the entities set forth on Schedule 1.1. to the Mortgage Loan Agreement (collectively, the “Mortgage Loan Borrower”), which was evidenced, inter alia, by (i) one fixed rate promissory note in the original principal amount of $80,000,000 (“Note A-1-A-1”) made by the Mortgage Loan Borrower in favor of the Initial Note A-1-A-1 Holder, (ii) one fixed rate promissory note in the original principal amount of $70,000,000 (“Note A-1-A-2”) made by the Mortgage Loan Borrower in favor of the Initial Note A-1-A-2 Holder, (iii) one fixed rate promissory note in the original principal amount of $50,000,000 (“Note A-1-A-3”) made by the Mortgage Loan Borrower in favor of the Initial Note A-1-A-3 Holder, (iv) one fixed rate promissory note in the original principal amount of $35,000,000 (“Note A-1-A-4”) made by the Mortgage Loan Borrower in favor of the Initial Note A-1-A-4 Holder, (v) one fixed rate promissory note in the original principal amount of $30,000,000 (“Note A-1-A-5”) made by the Mortgage Loan Borrower in favor of the Initial Note A-1-A-5 Holder, (vi) one fixed rate promissory note in the original principal amount of $30,000,000 (“Note A-1-A-6”) made by the Mortgage Loan Borrower in favor of the Initial Note A-1-A-6 Holder, (vii) one fixed rate promissory note in the original principal amount of $20,000,000 (“Note A-1-A-7”) made by the Mortgage Loan Borrower in favor of the Initial Note A-1-A-7 Holder, (viii) one fixed rate promissory note in the original principal amount of $7,400,000 (“Note A-1-A-8”) made by the Mortgage Loan Borrower in favor of the Initial Note A-1-A-8 Holder, (ix) one fixed rate promissory note in the original principal amount of $72,600,000 (“Note A-1-B”) made by the Mortgage Loan Borrower in favor of the Initial Note A-1-B Holder, (x) one fixed rate promissory note in the original principal amount of $55,000,000 (“Note A-1-C-1”) made by the Mortgage Loan Borrower in favor of the Initial Note A-1-C-1 Holder, (xi) one fixed rate promissory note in the original principal amount of $55,000,000 (“Note A-1-C-2”) made by the Mortgage Loan Borrower in favor of the Initial Note A-1-C-2 Holder, (xii) one fixed rate promissory note in the original principal amount of

$45,000,000 (“Note A-1-D” and, together with Note A-1-A-1, Note A-1-A-2, Note A-1-A-3, Note A-1-A-4, Note A-1-A-5, Note A-1-A-6, Note A-1-A-7, Note A-1-B, Note A-1-C-1 and Note A-1-C-2, the “Fixed Rate Notes”) made by the Mortgage Loan Borrower in favor of the Initial Note A-1-D Holder, and (v) one floating rate promissory note in the original principal amount of $99,427,615.36 (“Note A-2” or the “Floating Rate Note” and, together with Fixed Rate Notes, the “Notes”) made by the Mortgage Loan Borrower in favor of the Initial Note A-2- Holder, and secured by a first mortgage (as amended, modified or supplemented, the “Mortgage”) on certain real property located as described on the Mortgage Loan Schedule (the “Mortgaged Property”);

WHEREAS, subject to the terms and conditions set forth in the Mortgage Loan Agreement, the Lender has made an initial advance to the Mortgage Loan Borrower in an amount equal to the Fixed Rate Notes and the Floating Rate Note, and the Note A-2 Holder has agreed to make that portion of the Mortgage Loan consisting of the Floating Rate Note repayable and available to be re-borrowed on a revolving basis (collectively, the “Revolving Advances”, and each, a “Revolving Advance”) on the terms and conditions set forth in the Mortgage Loan Agreement, provided that the maximum outstanding principal balance of the Floating Rate Note shall not exceed the Floating Rate Component Commitment;

WHEREAS, an affiliate of DB intends to securitize one or more of the Notes in one or more future securitization transactions, including a Securitization which is expected to include Note A-1-A-1 (if such Securitization includes Note A-1-A-1, the “Control Note Securitization”, and the closing date of such Note A-1-A-1 Securitization, the “Control Note Securitization Date”) and may also include one or more other A-1-A Notes and/or Note A-1-B (if such Control Note Securitization also includes A-1-B, the “Note A-1-B Securitization”, and the closing date of such Note A-1-B Securitization, the “Note A-1-B Securitization Date”), which Securitization will be governed by a pooling and servicing agreement (the “Control Note Securitization Servicing Agreement”); and

WHEREAS, the parties hereto desire to enter into this Agreement to memorialize the terms under which they, and their successors and assigns, shall hold the Notes;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto mutually agree as follows:

Section 1.                Definitions. References to a “Section” or the “recitals” are, unless otherwise specified, to a Section or the recitals of this Agreement. Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Servicing Agreement. Whenever used in this Agreement, the following terms shall have the respective meanings set forth below unless the context clearly requires otherwise.

“Acceptable Insurance Default” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Activity” shall mean any review, analysis, comfort, verification, manipulation, reorganization, restructuring, recompilation, recomposition, revision or modification of any information or data.

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“Additional Data Request” shall have the meaning assigned to such term in Section 2(l).

“Additional Servicing Expenses” shall mean (a) all Property Protection Advances and reasonable out-of-pocket expenses incurred by and reimbursable to any Servicer, Trustee, certificate administrator or fiscal agent pursuant to the Servicing Agreement relating solely to the Mortgage Loan, and (b) all interest accrued on Advances made by (x) any Servicer or Trustee in accordance with the terms of the Servicing Agreement or (y) any Non-Lead Servicer or Non-Lead Trustee in accordance with the terms of the Non-Lead Securitization Servicing Agreement; provided that (i) the aggregate special servicing fee (or equivalent) (which fee is payable solely during the period that the Mortgage Loan is a Specially Serviced Loan) shall not exceed an amount equal to 0.25% per annum of the outstanding principal balance of the Mortgage Loan, (ii) the special servicing liquidation fee (or equivalent) shall not exceed 1.0% of the collections made with respect to the Mortgage Loan or any sums received from proceeds from the disposition of the Mortgaged Property or the Mortgage Loan, as the case may be, (iii) the special servicing workout fee (or equivalent) shall not exceed 1.0% of the collections made with respect to the Mortgage Loan while the Mortgage Loan is a performing or “corrected” loan (or such other analogous term pursuant to the Servicing Agreement), (iv) in no event shall both a workout fee and a liquidation fee be payable on the same principal payment, and (v) any such workout fee or liquidation fees shall be excluded if each Note A-1-A, Note A-2, Note A-1-B and Note A-1-C are purchased within ninety (90) days of the date on which the first Noteholder Purchase Notice was given by a Subordinate Fixed Rate Noteholder.

“Advance Interest Amount” shall mean interest payable on Advances, as specified in the Servicing Agreement or the Non-Lead Securitization Servicing Agreement, as applicable.

“Advances” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement or the Non-Lead Securitization Servicing Agreement, as applicable (but for purposes hereof shall be limited to Advances in respect of the Mortgage Loan or the Mortgaged Property).

“Affiliate” shall mean with respect to any specified Person (i) any other Person Controlling or Controlled by or under common Control with such specified Person (each a “Common Control Party”), (ii) any other Person owning, directly or indirectly, ten percent (10%) or more of the beneficial interests in such Person or (iii) any other Person in which such Person or a Common Control Party owns, directly or indirectly, ten percent (10%) or more of the beneficial interests.

“Agent” shall mean the Initial Agent (or an Affiliate of the Initial Agent) or such Person to whom the Initial Agent shall delegate its duties hereunder, and from and after the Securitization Date shall mean the Certificate Administrator, if any, and if there is no Certificate Administrator, shall mean the Trustee.

“Agent Office” shall mean the designated office of the Agent in the State of New York, which office at the date of this Agreement is the office of the Initial Note A-1-A-1 Holder listed on Exhibit B hereto, and which is the address to which notices to and correspondence with

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the Agent should be directed. The Agent may change the address of its designated office by notice to the Noteholders.

“Agreement” shall mean this Agreement between Noteholders, the exhibits and schedule hereto and all amendments hereof and supplements hereto.

“Applicable Interest Rate” shall have the meaning assigned to such term in the Mortgage Loan Agreement.

“Appraisal” shall have the meaning assigned to such term in the Servicing Agreement.

“Appraisal Reduction Amount” shall have the meaning assigned to “Appraisal Reduction Amount” in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Asset Representations Reviewer” shall mean the asset representations reviewer, if any, appointed pursuant to the Lead Securitization.

“Asset Review” shall mean, if applicable, any review of representations and warranties conducted by the Non-Lead Asset Representations Reviewer, as contemplated by Item 1101(m) of Regulation AB.

“Asset Status Report” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Balloon Payment” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, as amended from time to time, any successor statute or rule promulgated thereto.

“Borrower Party” shall mean the Mortgage Loan Borrower, a manager of the Mortgaged Property, a Restricted Mezzanine Holder or any Borrower Party Affiliate.

“Borrower Party Affiliate” shall mean, with respect to the Mortgage Loan Borrower, a manager of the Mortgaged Property, or a Restricted Mezzanine Holder, (a) any other Person controlling or controlled by or under common control with such Mortgage Loan Borrower, manager or Restricted Mezzanine Holder, as applicable, or (b) any other Person owning, directly or indirectly, 10% or more of the beneficial interests in such Mortgage Loan Borrower, manager or Restricted Mezzanine Holder. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Business Day” shall have the meaning assigned to such term in the Servicing Agreement or the Non-Lead Securitization Servicing Agreement, as applicable.

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“Casualty/Condemnation Prepayment” shall have the meaning assigned to such term in the Mortgage Loan Agreement.

“CDO Asset Manager” with respect to any Securitization Vehicle which is a CDO, shall mean the entity which is responsible for managing or administering the applicable Note as an underlying asset of such Securitization Vehicle or, if applicable, as an asset of any Intervening Trust Vehicle (including, without limitation, the right to exercise any consent and control rights available to the holder of the applicable Note).

“Certificate Administrator” shall mean the certificate administrator appointed pursuant to the Lead Securitization Servicing Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collection Account” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Commission” means the U.S. Securities and Exchange Commission or any successor thereto.

“Companion Distribution Account” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Conduit” shall have the meaning assigned to such term in Section 19(f).

“Conduit Credit Enhancer” shall have the meaning assigned to such term in Section 19(f).

“Conduit Inventory Loan” shall have the meaning assigned to such term in Section 19(f).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise.

“Control Appraisal Period” means each of a Note A-1-B Control Appraisal Period, a Note A-1-C Control Appraisal Period or a Note A-1-D Control Appraisal Period, as the context may require.

“Controlling Class Representative” shall mean the “Controlling Class Representative”, if any, as defined in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Controlling Noteholder” shall mean as of any date of determination (i) holder or holders of a majority of the Note A-1-D (by Principal Balance), unless a Note A-1-D Control Appraisal Period has occurred and is continuing, (ii) if and for so long as a Note A-1-D Control Appraisal Period has occurred and is continuing and no Note A-1-C Control Appraisal Period has occurred and is continuing, the holder or holders of a majority of the Note A-1-C (by Principal

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Balance), (iii) if and for so long as a Note A-1-C Control Appraisal Period has occurred and is continuing and no Note A-1-B Control Appraisal Period has occurred and is continuing, the holder or holders of a majority of the Note A-1-B (by Principal Balance), and (iv) if and for so long as a Note A-1-B Control Appraisal Period has occurred and is continuing, the Note A-1-A-1 Holder; provided that at any time the Note A-1-A-1 is the Controlling Noteholder and Note A-1-A-1 is included in the Note A-1-A-1 Securitization, references to the “Controlling Noteholder” herein shall mean the Controlling Class Representative or any other party assigned the rights to exercise the rights of the “Controlling Noteholder” hereunder, as and to the extent provided in the Servicing Agreement; and provided further that, if the Note A-1-B Holder, the Note A-1-C Holder or the Note A-1-D Holder would be the Controlling Noteholder pursuant to the terms hereof, but any interest Note A-1-B, Note A-1-C or Note A-1-D, as applicable, is held by a Borrower Party, or a Borrower Party would otherwise be entitled to exercise the rights of the Controlling Noteholder in respect of Note A-1-B, Note A-1-C or Note A-1-D, as applicable, then a Note A-1-B Control Appraisal Period, a Note A-1-C Control Appraisal Period or a Note A-1-D Control Appraisal Period, respectively, shall be deemed to exist. The holder of Note A-1-D or the holder of a majority of Note A-1-D is the Controlling Noteholder as of the date of this Agreement.

“Cure Period” shall have the meaning assigned to such term in Section 11(a).

“Custodian” shall have the meaning assigned to such term in the Servicing Agreement.

“DBRS Morningstar” shall mean DBRS, Inc., and its successors in interest.

“Default Interest” shall mean interest on the Mortgage Loan at a rate per annum equal to the Note Default Interest Spread.

“Defaulted Mortgage Loan Purchase Price” shall mean:

(i)(1) in connection with the purchase of each Note A-1-A by the Note A-1-B Holder, the Note A-1-C Holder or the Note A-1-D Holder, the sum, without duplication, of each of the following to the extent that such amounts have not been previously paid or reimbursed pursuant to Section 3 or Section 4 of this Agreement:

(a) the Note A-1-A Principal Balance, (b) accrued and unpaid interest, on the Note A-1-A Principal Balance at the Note A-1-A Rate from the date as to which interest was last paid in full by Mortgage Loan Borrower up to and including the end of the interest accrual period relating to the Monthly Payment Date next following the date the purchase occurred on Note A-1-A, (c) any other amounts due under the Mortgage Loan to the Note A-1-A Holders, other than Prepayment Premiums, default interest, late fees, exit fees and any other similar fees, provided that if a Borrower Party is the purchaser, the Defaulted Mortgage Loan Purchase Price shall include Prepayment Premiums, default interest, late fees, exit fees and any other similar fees, (d) without duplication of amounts under clause (c), any unreimbursed Advances and any expenses incurred in enforcing the Mortgage Loan Documents (including, without limitation, Property Protection Advances payable or reimbursable to any Servicer, and special servicing fees incurred by or on behalf of the Note A-1-A Holders), (e) without duplication of amounts under clause (c), any

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accrued and unpaid Advance Interest Amount with respect to an Advance made by or on behalf of the Note A-1-A Holders, (f) (x) if a Borrower Party is the purchaser or (y) if the Mortgage Loan is purchased more than ninety (90) days after such option first becomes exercisable pursuant to Section 12 of this Agreement, any liquidation or workout fees payable under the Servicing Agreement with respect to the Mortgage Loan or (z) if the Mortgage Loan is purchased more than 120 days after such option first becomes exercisable pursuant to Section 12 of this Agreement, any default interest on the Note A-1-A Principal Balance at the Note A-1-A Default Rate from the date as to which interest was last paid in full by Mortgage Loan Borrower and (g) any Recovered Costs not reimbursed previously to the Note A-1-A Holders pursuant to this Agreement. Notwithstanding the foregoing, if the purchasing Noteholder is purchasing from a Borrower Party, the Defaulted Mortgage Loan Purchase Price shall not include the amounts described under clauses (i)(d) through (f) of this definition. If the Mortgage Loan is converted into a Foreclosure Property, for purposes of determining the Defaulted Mortgage Loan Purchase Price, interest will be deemed to continue to accrue on each Note A-1-A at the Note A-1-A Default Rate as if the Mortgage Loan were not so converted. In no event shall the Defaulted Mortgage Loan Purchase Price include amounts due or payable to the Purchasing Noteholder under this Agreement; and

(2) in connection with the purchase of the Note A-2 by the Note A-1-B Holder, the Note A-1-C Holder or the Note A-1-D Holder, the sum, without duplication, of each of the following to the extent that such amounts have not been previously paid or reimbursed pursuant to Section 3 of this Agreement:

(a) the Note A-2 Principal Balance, (b) accrued and unpaid interest, on the Note A-2 Principal Balance at the Note A-2 Rate from the date as to which interest was last paid in full by Mortgage Loan Borrower up to and including the end of the interest accrual period relating to the Monthly Payment Date next following the date the purchase occurred on Note A-2, (c) any other amounts due under the Mortgage Loan to the Note A-2 Holder, other than Prepayment Premiums, default interest, late fees, exit fees and any other similar fees, provided that if a Borrower Party is the purchaser, the Defaulted Mortgage Loan Purchase Price shall include Prepayment Premiums, default interest, late fees, exit fees and any other similar fees, (d) without duplication of amounts under clause (c), any unreimbursed Advances and any expenses incurred in enforcing the Mortgage Loan Documents (including, without limitation, Property Protection Advances payable or reimbursable to any Servicer, and special servicing fees incurred by or on behalf of the Note A-2 Holder), (e) without duplication of amounts under clause (c), any accrued and unpaid Advance Interest Amount with respect to an Advance made by or on behalf of the Note A-2 Holder, (f)(x) if a Borrower Party is the purchaser or (y) if the Mortgage Loan is purchased more than ninety (90) days after such option first becomes exercisable pursuant to Section 12 of this Agreement, any liquidation or workout fees payable under the Servicing Agreement with respect to the Mortgage Loan or (z) if the Mortgage Loan is purchased more than 120 days after such option first becomes exercisable pursuant to Section 12 of this Agreement, any default interest on the Note A-2 Principal Balance at the Note A-2 Default Rate from the date as to which interest was last paid in full by Mortgage Loan Borrower and (g) any Recovered Costs not reimbursed previously to the Note A-2 Holder pursuant to this Agreement. Notwithstanding the foregoing, if the purchasing

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Noteholder is purchasing from a Borrower Party, the Defaulted Mortgage Loan Purchase Price shall not include the amounts described under clauses (i)(d) through (f) of this definition. If the Mortgage Loan is converted into a Foreclosure Property, for purposes of determining the Defaulted Mortgage Loan Purchase Price, interest will be deemed to continue to accrue on Note A-2 at the Note A-2 Default Rate as if the Mortgage Loan were not so converted. In no event shall the Defaulted Mortgage Loan Purchase Price include amounts due or payable to the Purchasing Noteholder under this Agreement;

(ii) in connection with the purchase of the Note A-1-B by the Note A-1-C Holders or the Note A-1-D Holder, the sum, without duplication, of each of the following to the extent that such amounts have not been previously paid or reimbursed pursuant to Section 3 or Section 4 of this Agreement:

(a) the Principal Balance of the Note A-1-B, (b) accrued and unpaid interest on the Note A-1-B Principal Balance at the Note A-1-B Rate from the date as to which interest was last paid in full by Mortgage Loan Borrower up to and including the end of the interest accrual period relating to the Monthly Payment Date next following the date the purchase occurred on the Note A-1-B, (c) any other amounts due under the Mortgage Loan to the Note A-1-B Holder, other than Prepayment Premiums, default interest, late fees, exit fees and any other similar fees, provided that if a Borrower Party is the purchaser, the Defaulted Mortgage Loan Purchase Price shall include Prepayment Premiums, default interest, late fees, exit fees and any other similar fees, (d) without duplication of amounts under clause (c), any accrued and unpaid Advance Interest Amount with respect to an Advance made by or on behalf of any Note A-1-B Holder, (e) (x) if a Borrower Party is the purchaser or (y) if the Mortgage Loan is purchased after ninety (90) days after such option first becomes exercisable pursuant to Section 12 of this Agreement, any liquidation or workout fees payable under the Servicing Agreement with respect to the Mortgage Loan or (z) if the Mortgage Loan is purchased more than 120 days after such option first becomes exercisable pursuant to Section 12 of this Agreement, any default interest on the Note A-1-B Principal Balance at the Note A-1-B Default Rate from the date as to which interest was last paid in full by Mortgage Loan Borrower, and (f) any Recovered Costs not reimbursed previously to a Note A-1-B Holder pursuant to this Agreement. Notwithstanding the foregoing, if the purchasing Noteholder is purchasing from a Borrower Party, the Defaulted Mortgage Loan Purchase Price shall not include the amounts described under clauses (ii)(c) through (e) of this definition. If the Mortgage Loan is converted into a Foreclosure Property, for purposes of determining the Defaulted Mortgage Loan Purchase Price, interest will be deemed to continue to accrue on the Note A-1-B at the Note A-1-B Default Rate as if the Mortgage Loan were not so converted. In no event shall the Defaulted Mortgage Loan Purchase Price include amounts due or payable to the Purchasing Noteholder under this Agreement; and

(iii) in connection with the purchase of each Note A-1-C by the Note A-1-D Holder, the sum, without duplication, of each of the following to the extent that such amounts have not been previously paid or reimbursed pursuant to Section 3 or Section 4 of this Agreement:

(a) the Principal Balance of the Note A-1-C, (b) accrued and unpaid interest on the Note A-1-C Principal Balance at the Note A-1-C Rate from the date as to which interest

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was last paid in full by Mortgage Loan Borrower up to and including the end of the interest accrual period relating to the Monthly Payment Date next following the date the purchase occurred on the Note A-1-C, (c) any other amounts due under the Mortgage Loan to the Note A-1-C Holders, other than Prepayment Premiums, default interest, late fees, exit fees and any other similar fees, provided that if a Borrower Party is the purchaser, the Defaulted Mortgage Loan Purchase Price shall include Prepayment Premiums, default interest, late fees, exit fees and any other similar fees, (d) without duplication of amounts under clause (c), any accrued and unpaid Advance Interest Amount with respect to an Advance made by or on behalf of any Note A-1-C Holder, (e) (x) if a Borrower Party is the purchaser or (y) if the Mortgage Loan is purchased after ninety (90) days after such option first becomes exercisable pursuant to Section 12 of this Agreement, any liquidation or workout fees payable under the Servicing Agreement with respect to the Mortgage Loan or (z) if the Mortgage Loan is purchased more than 120 days after such option first becomes exercisable pursuant to Section 12 of this Agreement, any default interest on the Note A-1-C Principal Balance at the Note A-1-C Default Rate from the date as to which interest was last paid in full by Mortgage Loan Borrower, and (f) any Recovered Costs not reimbursed previously to the Note A-1-C Holders pursuant to this Agreement. Notwithstanding the foregoing, if the purchasing Noteholder is purchasing from a Borrower Party Borrower Party, the Defaulted Mortgage Loan Purchase Price shall not include the amounts described under clauses (iii)(c) through (f) of this definition. If the Mortgage Loan is converted into a Foreclosure Property, for purposes of determining the Defaulted Mortgage Loan Purchase Price, interest will be deemed to continue to accrue on the Note A-1-C at the Note A-1-C Default Rate as if the Mortgage Loan were not so converted. In no event shall the Defaulted Mortgage Loan Purchase Price include amounts due or payable to the Purchasing Noteholder under this Agreement.

“Defaulted Note Purchase Date” shall have the meaning assigned to such term in Section 12.

“Default Interest” shall mean interest on the Mortgage Loan at a rate per annum equal to the Note Default Interest Spread.

“Default Release” shall have the meaning assigned to such term in the Mortgage Loan Agreement.

“Depositor” shall mean the depositor under the Lead Securitization.

“Eligible Assignee” shall have the meaning assigned to such term in the Mortgage Loan Documents.

“Event of Default” shall mean, with respect to the Mortgage Loan, an “Event of Default” as defined in the Mortgage Loan Documents.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Extension Option” shall have the meaning assigned to such term in the Mortgage Loan Agreement.

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“Final Recovery Determination” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Fitch” shall mean Fitch Ratings, Inc., and its successors in interest.

“Fixed Rate Component” shall have the meaning assigned to such term in the Mortgage Loan Agreement.

“Fixed Rate Notes” shall have the meaning assigned to such term in the recitals.

“Floating Rate Component” shall have the meaning assigned to such term in the Mortgage Loan Agreement.

“Floating Rate Component Permanent Prepayment” shall have the meaning assigned to such term in the Mortgage Loan Agreement.

“Floating Rate Component Commitment” shall have the meaning assigned to such term in the Mortgage Loan Agreement.

“Floating Rate Lender” shall mean the Initial Note A-2 Holder, together with its successors and/or assigns as the holder of the Floating Rate Note. For the avoidance of doubt, “Floating Rate Lender” shall have the meaning assigned to “Floating Rate Component Lender” under the Mortgage Loan Agreement.

“Floating Rate Note” shall have the meaning assigned to such term in the recitals.

“Foreclosure Property” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Free Prepayment Amount” shall have the meaning assigned to such term in the Mortgage Loan Agreement.

“Ground Lease Default Release” shall have the meaning assigned to such term in the Mortgage Loan Agreement.

“Independent” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Individual Property Release” shall have the meaning assigned to such term in the Mortgage Loan Agreement.

“Initial Agent” shall have the meaning assigned to such term in the recitals.

“Initial Note A-1-A Holders” shall mean, collectively, the Initial Note A-1-A-1 Holder, the Initial Note A-1-A-2 Holder, the Initial Note A-1-A-3 Holder, the Initial Note A-1-A-4 Holder, the Initial Note A-1-A-5 Holder, the Initial Note A-1-A-6 Holder, the Initial Note A-1-A-7 Holder and the Initial Note A-1-A-8 Holder.

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“Initial Note A-1-A Principal Balance” shall mean the sum of the initial principal balance of each Note A-1-A Note, as assigned to such term in the Mortgage Loan Schedule.

“Initial Note A-1-B Holder” shall have the meaning assigned to such term in the Mortgage Loan Schedule.

“Initial Note A-1-B Principal Balance” shall have the meaning assigned to such term in the Mortgage Loan Schedule.

“Initial Note A-1-C Holders” shall mean, collectively, the Initial A-1-C-1 Holder and the Initial Note A-1-C-2 Holder.

“Initial Note A-1-C Principal Balance” shall mean the sum of the initial principal balance of each Note A-1-C Note, as assigned to such term in the Mortgage Loan Schedule.

“Initial Note A-1-D Holder” shall have the meaning assigned to such term in the Mortgage Loan Schedule.

“Initial Note A-1-D Principal Balance” shall have the meaning assigned to such term in the Mortgage Loan Schedule.

“Initial Noteholders” shall mean, collectively, the Initial Note A-1-A Holders, the Initial Note A-1-B Holder, the Initial Note A-1-C Holders and the Initial Note A-1-D Holder.

“Insolvency Proceeding” shall mean any proceeding under Title 11 of the United States Code (11 U.S.C. Sec. 101 et seq.) or any other insolvency, liquidation, reorganization or other similar proceeding concerning the Mortgage Loan Borrower, any action for the dissolution of the Mortgage Loan Borrower, any proceeding (judicial or otherwise) concerning the application of the assets of the Mortgage Loan Borrower for the benefit of its creditors, the appointment of or any proceeding seeking the appointment of a trustee, receiver or other similar custodian for all or any substantial part of the assets of the Mortgage Loan Borrower or any other action concerning the adjustment of the debts of the Mortgage Loan Borrower, the cessation of business by the Mortgage Loan Borrower, except following a sale, transfer or other disposition of all or substantially all of the assets of the Mortgage Loan Borrower in a transaction permitted under the Mortgage Loan Documents; provided, however, that following any such permitted transaction affecting the title to the Mortgaged Property, the Mortgage Loan Borrower for purposes of this Agreement shall be defined to mean the successor owner of the Mortgaged Property from time to time as may be permitted pursuant to the Mortgage Loan Documents; provided, further, however, that for the purposes of this definition, in the event that more than one entity comprises the Mortgage Loan Borrower, the term “Mortgage Loan Borrower” shall refer to any such entity.

“Insurance and Condemnation Proceeds” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Interest Rate Cap Agreement” shall have the meaning assigned to such term in the Mortgage Loan Agreement.

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“Intervening Trust Vehicle” with respect to any Securitization Vehicle that is a CDO, shall mean a trust vehicle or entity which holds the applicable Note as collateral securing (in whole or in part) any obligation or security held by such Securitization Vehicle as collateral for the CDO.

“KBRA” shall mean Kroll Bond Rating Agency, Inc., or its successor in interest.

“Lead Securitization” shall mean (a) during the period from and after the Note A-1-A-1 Securitization Date and prior to the Control Note Securitization Date, the Note A-1-A-1 Securitization; and (b) on and after the Control Note Securitization Date, the Control Note Securitization.

“Lead Securitization Date” shall mean the closing date of the Lead Securitization.

“Lead Securitization Note” shall mean any Note included in the Lead Securitization.

“Lead Securitization Noteholder” shall mean the Lead Securitization Trust so long as it holds one or more of the Lead Securitization Notes and otherwise shall mean the Note A-1-A-1 Holder.

“Lead Securitization Servicing Agreement” shall mean (a) during the period from and after the Note A-1-A-1 Securitization Date and prior to the Control Note Securitization Date, the Note A-1-A-1 Securitization Servicing Agreement; and (b) on and after the Control Note Securitization Date, the Control Note Securitization Servicing Agreement; provided, that during any period that the Mortgage Loan is no longer subject to the provisions of the Lead Securitization Servicing Agreement, the “Lead Securitization Servicing Agreement” shall be determined in accordance with the second paragraph of Section 2(a).

“Lead Securitization Trust” shall mean the Securitization Trust created in connection with the Lead Securitization.

“Lender” shall have the meaning assigned to such term in the Mortgage Loan Agreement.

“Liquidation Proceeds” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Low Debt Yield Prepayment” shall have the meaning assigned to such term in the Mortgage Loan Agreement.

“Major Decisions” shall mean:

(i)            any proposed or actual foreclosure upon or comparable conversion (which shall include acquisitions of any Foreclosure Property) of the ownership of the property or properties securing the Mortgage Loan if it comes into and continues in default;

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(ii)            any modification, consent to a modification or waiver of any monetary term (other than the waiver or reduction of late fees and default interest (including, however, Penalty Charges payable to a Noteholder pursuant to this Agreement prior to the Securitization of such Noteholder’s Note)) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of the Mortgage Loan Documents or any extension of the maturity date of the Mortgage Loan;

(iii)            following a default or an Event of Default with respect to the Mortgage Loan Documents, any exercise of remedies, including the acceleration of the Mortgage Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan Documents;

(iv)            any sale of the Mortgage Loan (when it is a Specially Serviced Loan) or Foreclosure Property for less than the applicable Purchase Price (as defined in the Servicing Agreement);

(v)            any determination to bring the Mortgaged Property or a Foreclosure Property into compliance with applicable environmental laws or to otherwise address any Hazardous Materials (as defined in the Servicing Agreement) located at any Mortgaged Property or a Foreclosure Property;

(vi)            any release of collateral or any acceptance of substitute or additional collateral for the Mortgage Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan Documents and for which there is no lender discretion;

(vii)            any waiver of or any determination not to enforce a “due-on-sale” or “due-on-encumbrance” clause with respect to the Mortgage Loan or any consent to such a waiver or any consent to a transfer of all or any portion of the Mortgaged Property or of any direct or indirect legal or beneficial interests in the Mortgage Loan Borrower;

(viii)            any incurrence of additional debt by the Mortgage Loan Borrower or any mezzanine financing by any direct or indirect beneficial owner of the Mortgage Loan Borrower (to the extent that the Lender has consent rights pursuant to the related Mortgage Loan Documents);

(ix)            any material modification, waiver or amendment of an intercreditor agreement, co-lender agreement, participation agreement or other similar agreement with any mezzanine lender or subordinate debt holder related to the Mortgage Loan, or any action to enforce rights (or any decision not to enforce rights) with respect thereto;

(x)            any property management company changes, including, without limitation, approval of a new property manager or the termination of a manager and appointment of a new property manager or franchise changes, and any new management agreement or amendment, modification or termination of any

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management agreement (in each case, if the Lender is required to consent or approve such changes under the Mortgage Loan Documents);

(xi)            any releases of any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan Documents and for which there is no lender discretion;

(xii)            any approval or disapproval of a proposed assumption of the Mortgage Loan, and any approval of the related documentation, in each case pursuant to Section 7.1 of the Mortgage Loan Agreement;

(xiii)            any determination of an Acceptable Insurance Default;

(xiv)            any determination by the Master Servicer to transfer the Mortgage Loan to the Special Servicer under the circumstances where the Master Servicer determines, in its reasonable business judgment, exercised in accordance with the Servicing Standard, that a default consisting of a failure to make a payment of principal or interest is reasonably foreseeable or there is a significant risk of such default or any other default that is likely to impair the use or marketability of the Mortgaged Properties or such other analogous event described in the definition of Servicing Transfer Event;

(xv)            the execution, termination or renewal of any lease, to the extent lender approval is required under the Loan Documents and to the extent such lease constitutes a “major lease” as defined in the Loan Documents, including entering into any subordination, non-disturbance and attornment agreement;

(xvi)            any adoption or implementation of a budget submitted by the Mortgage Loan Borrower to the extent lender approval is required under the Mortgage Loan Documents;

(xvii)            the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the Mortgage Loan Borrower;

(xviii)            the release of a guarantor under the Mortgage Loan Documents or the approval of any replacement or additional guarantor under the Mortgage Loan Documents;

(xix)            the approval of any property improvement plans or other material alterations proposed for the Mortgaged Property;

(xx)            subject to the REMIC provisions of the Code, any determination regarding the application of casualty or condemnation proceeds to restoration of the Mortgaged Property or to repayment of the Mortgage Loan;

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(xxi)            any proposed modification or waiver of the insurance requirements set forth in the Mortgage Loan Documents, other than pursuant to the specific terms of such Mortgage Loan Documents and for which there is no lender discretion; or

(xxii)            any filing of a bankruptcy or similar action against the Mortgage Loan Borrower or guarantor or the election of any action in a bankruptcy or Insolvency Proceeding to seek relief from the automatic stay or dismissal of a bankruptcy filing or voting for or opposing a plan of reorganization, seeking or opposing an order for adequate protection, adequate assurance, a § 363 sale, order shortening time or similar motion of procedure in an Insolvency Proceeding or making an § 1111(b)(2) election on behalf of the Noteholders;

provided, however that (y) upon the occurrence and during the continuance of a Note A-1-B Control Appraisal Period and (x) the Floating Rate Component Commitment has been reduced to zero, “Major Decision” shall have the meaning given to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Mandatory Prepayment” shall have the meaning assigned to such term in the Mortgage Loan Agreement.

“Mandatory Prepayment Amount” shall have the meaning assigned to such term in the Mortgage Loan Agreement.

“Master Servicer” shall mean the master servicer appointed pursuant to the Servicing Agreement.

“Maximum Legal Rate” shall have the meaning assigned to such term in the Mortgage Loan Agreement.

“Monetary Default” shall have the meaning assigned to such term in Section 11(a).

“Monetary Default Notice” shall have the meaning assigned to such term in Section 11(a).

“Monthly Payment” shall have the meaning assigned to the term “Monthly Debt Servicer Payment Amount” in the Mortgage Loan Agreement.

“Monthly Payment Date” shall have the meaning assigned to such term in the Mortgage Loan Agreement.

“Moody’s” shall mean Moody’s Investors Service, Inc., and its successors in interest.

“Morningstar” shall mean Morningstar Credit Ratings, LLC, or any successor in interest.

“Mortgage” shall have the meaning assigned to such term in the recitals.

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“Mortgaged Property” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Agreement” shall mean the Loan Agreement, dated as of May 14, 2020, between the Mortgage Loan Borrower and Lender, as the same may be further amended, restated, supplemented or otherwise modified from time to time, subject to the terms hereof.

“Mortgage Loan Borrower” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Borrower Related Party” shall have the meaning assigned to such term in Section 18.

“Mortgage Loan Documents” shall mean, with respect to the Mortgage Loan, the Mortgage Loan Agreement, the Mortgage, the Notes and all other documents now or hereafter evidencing and securing the Mortgage Loan.

“Mortgage Loan Rate” shall mean, as of any date of determination, the weighted average of the Note A-1-A Rate, the Note A-1-B Rate, the Note A-1-C Rate and the Note A-1-D Rate.

“Mortgage Loan Schedule” shall mean the Schedule attached hereto as Exhibit A.

“Mortgage Loan Seller Sub-Servicer” shall have the meaning given thereto in the Lead Securitization Servicing Agreement.

“Net Note A-1-A Rate” shall mean the Note A-1-A Rate minus the applicable Servicing Fee Rate.

“Net Note A-1-B Rate” shall mean the Note A-1-B Rate minus the applicable Servicing Fee Rate.

“Net Note A-1-C Rate” shall mean the Note A-1-C Rate minus the applicable Servicing Fee Rate.

“Net Note A-1-D Rate” shall mean the Note A-1-D Rate minus the applicable Servicing Fee Rate.

“Non-Controlling A-1-A Noteholder” shall mean the Note A-1-A-2 Holder, Note A-1-A-3 Holder, Note A-1-A-4 Holder, Note A-1-A-5 Holder, Note A-1-A-6 Holder, Note A-1-A-7 Holder or Note A-1-A-8 Holder that is not the Controlling Noteholder.

“Non-Controlling Note” shall mean the respective Note held by a Non-Controlling Noteholder.

“Non-Controlling Noteholder” shall mean a Noteholder that is not the Controlling Noteholder; provided that, if at any time a Non-Controlling Note (or, at any time a Non-Controlling

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Note is included in a Securitization, the Non-Lead Securitization Subordinate Class Representative) is held by a Borrower Party, no Person shall be entitled to exercise the rights of such Non-Controlling Noteholder with respect to such Non-Controlling Note.

“Non-Exempt Person” shall mean any Person other than a Person who is either (i) a U.S. Person or (ii) has on file with the Agent for the relevant year such duly-executed form(s) or statement(s) which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (A) any income tax treaty between the United States and the country of residence of such Person, (B) the Code or (C) any applicable rules or regulations in effect under clauses (A) or (B) above, permit the Servicer on behalf of the Noteholders to make such payments free of any obligation or liability for withholding.

“Non-Lead Asset Representations Reviewer” shall mean the party acting as “asset representations reviewer” (within the meaning of Item 1101(m) of Regulation AB) under a Non-Lead Securitization Servicing Agreement.

“Non-Lead Certificate Administrator” shall mean the certificate administrator or such other analogous term under a Non-Lead Securitization Servicing Agreement.

“Non-Lead Depositor” shall mean the “depositor” under a Non-Lead Securitization Servicing Agreement.

“Non-Lead Master Servicer” shall mean the applicable “master servicer” under a Non-Lead Securitization Servicing Agreement.

“Non-Lead Note” shall mean each Note other than the Lead Securitization Note.

“Non-Lead Noteholder” shall mean each Noteholder other than the Lead Securitization Noteholder.

“Non-Lead Operating Advisor” shall mean the trust advisor, operating advisor or such other analogous term under a Non-Lead Securitization Servicing Agreement.

“Non-Lead Securitization” shall mean any Securitization other than the Lead Securitization.

“Non-Lead Securitization Date” shall mean the closing date of a Non-Lead Securitization.

“Non-Lead Securitization Determination Date” shall mean the “determination date” (or any term substantially similar thereto) as defined in a Non-Lead Securitization Servicing Agreement.

“Non-Lead Securitization Note” shall mean each of Note A-1-A other than the Lead Securitization Note.

“Non-Lead Securitization Noteholder” shall mean each Note A-1-A Holder other than the Lead Securitization Noteholder.

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“Non-Lead Securitization Servicing Agreement” shall mean from and after the date a Non-Lead Securitization Note is included in a Non-Lead Securitization, the pooling and servicing agreement entered into in connection with such Non-Lead Securitization.

“Non-Lead Securitization Subordinate Class Representative” shall mean the holders of the majority of the class of securities issued in a Non-Lead Securitization designated as the “controlling class” pursuant to the related Non-Lead Securitization Servicing Agreement or their duly appointed representative.

“Non-Lead Securitization Trust” shall mean each Securitization Trust other than the Lead Securitization Trust.

“Non-Lead Servicer” shall mean the Non-Lead Master Servicer or the Non-Lead Special Servicer, as the context may require.

“Non-Lead Special Servicer” shall mean the applicable “special servicer” under a Non-Lead Securitization Servicing Agreement.

“Non-Lead Sponsor” shall mean the then-current Non-Lead Securitization Noteholder (immediately prior to the related Non-Lead Securitization) in its capacity as the sponsor with respect to the related Non-Lead Securitization Note in connection with such Non-Lead Securitization.

“Non-Lead Trustee” shall mean the applicable “trustee” under a Non-Lead Securitization Servicing Agreement.

“Non-Monetary Default” shall have the meaning assigned to such term in Section 11(d).

“Non-Monetary Default Cure Period” shall have the meaning assigned to such term in Section 11(d).

“Non-Monetary Default Notice” shall have the meaning assigned to such term in Section 11(d).

“Nonrecoverable Advance” shall have the meaning assigned to the term “Nonrecoverable Advance” in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Nonrecoverable Property Protection Advance” shall have the meaning assigned to the term “Nonrecoverable Servicing Advance” in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Note” or “Notes” shall have the meaning assigned to such term in the recitals.

“Note A-1-A” shall mean each Note that has a designation starting with “A-1-A”, either individually or in the aggregate as the context may require.

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“Note A-1-A Default Rate” shall mean a rate per annum equal to the Applicable Interest Rate applicable to each Note A-1-A plus the Note Default Interest Spread.

“Note A-1-A Holders” shall mean collectively, the Note A-1-A-1 Holder, the Note A-1-A-2 Holder, the Note A-1-A-3 Holder, the Note A-1-A-4 Holder, the Note A-1-A-5 Holder, the Note A-1-A-6 Holder, the Note A-1-A-7 Holder and the Note A-1-A-8 Holder.

“Note A-1-A Percentage Interest” shall mean a fraction, expressed as a percentage, the numerator of which is the Note A-1-A Principal Balance, and the denominator of which is the sum of the Note A-1-A Principal Balance, the Note A-1-B Principal Balance, the Note A-1-C Principal Balance and the Note A-1-D Principal Balance.

“Note A-1-A Principal Balance” shall mean, at any time of determination, the sum of the Note A-1-A-1 Principal Balance, the Note A-1-A-2 Principal Balance, the Note A-1-A-3 Principal Balance, the Note A-1-A-4 Principal Balance, the Note A-1-A-5 Principal Balance, the Note A-1-A-6 Principal Balance, the Note A-1-A-7 Principal Balance and the Note A-1-A-8 Principal Balance.

“Note A-1-A Rate” shall mean the Note A-1-A Rate set forth on the Mortgage Loan Schedule.

“Note A-1-A Relative Spread” shall mean the ratio of the Note A-1-A Rate to the Mortgage Loan Rate.

“Note A-1-A-1” shall have the meaning assigned to such term in the recitals.

“Note A-1-A-1 Holder” shall mean the Initial Note A-1-A-1 Holder, or any subsequent holder of Note A-1-A-1, together with its successors and assigns.

“Note A-1-A-1 Principal Balance” shall mean, with respect to the Fixed Rate Component of the Mortgage Loan, at any time of determination, the Initial Note A-1-A-1 Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-1-A-1 Holder or reductions in such amount pursuant to Sections 3, 4 or 5, as applicable.

“Note A-1-A-1 PSA” shall mean the pooling and servicing agreement to be entered into in connection with the Securitization of Note A-1-A-1.

“Note A-1-A-1 Securitization” shall mean the sale by the Note A-1-A-1 Holder of all of such Note (or the first securitization of any portion of such Note, if applicable) to the Depositor, who will in turn include such portion of such Note as part of a securitization of one or more mortgage loans.

“Note A-1-A-1 Securitization Date” shall mean the effective date on which the Securitization of Note A-1-A-1 or portion thereof is consummated.

“Note A-1-A-1 Securitization Trust” shall mean a trust formed pursuant to the Note A-1-A-1 Securitization pursuant to which Note A-1-A-1 is held.

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“Note A-1-A-2” shall have the meaning assigned to such term in the recitals.

“Note A-1-A-2 Holder” shall mean the Initial Note A-1-A-2 Holder, or any subsequent holder of Note A-1-A-2, together with its successors and assigns.

“Note A-1-A-2 Principal Balance” shall mean, with respect to the Fixed Rate Component of the Mortgage Loan, at any time of determination, the Initial Note A-1-A-2 Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-1-A-2 Holder or reductions in such amount pursuant to Sections 3, 4 or 5, as applicable.

“Note A-1-A-3” shall have the meaning assigned to such term in the recitals.

“Note A-1-A-3 Holder” shall mean the Initial Note A-1-A-3 Holder, or any subsequent holder of Note A-1-A-3, together with its successors and assigns.

“Note A-1-A-3 Principal Balance” shall mean, with respect to the Fixed Rate Component of the Mortgage Loan, at any time of determination, the Initial Note A-1-A-3 Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-1-A-3 Holder or reductions in such amount pursuant to Sections 3, 4 or 5, as applicable.

“Note A-1-A-4” shall have the meaning assigned to such term in the recitals.

“Note A-1-A-4 Holder” shall mean the Initial Note A-1-A-4 Holder, or any subsequent holder of Note A-1-A-4, together with its successors and assigns.

“Note A-1-A-4 Principal Balance” shall mean, with respect to the Fixed Rate Component of the Mortgage Loan, at any time of determination, the Initial Note A-1-A-4 Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-1-A-4 Holder or reductions in such amount pursuant to Sections 3, 4 or 5, as applicable.

“Note A-1-A-5” shall have the meaning assigned to such term in the recitals.

“Note A-1-A-5 Holder” shall mean the Initial Note A-1-A-5 Holder, or any subsequent holder of Note A-1-A-5, together with its successors and assigns.

“Note A-1-A-5 Principal Balance” shall mean, with respect to the Fixed Rate Component of the Mortgage Loan, at any time of determination, the Initial Note A-1-A-5 Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-1-A-5 Holder or reductions in such amount pursuant to Sections 3, 4 or 5, as applicable.

“Note A-1-A-6” shall have the meaning assigned to such term in the recitals.

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“Note A-1-A-6 Holder” shall mean the Initial Note A-1-A-6 Holder, or any subsequent holder of Note A-1-A-6, together with its successors and assigns.

“Note A-1-A-6 Principal Balance” shall mean, with respect to the Fixed Rate Component of the Mortgage Loan, at any time of determination, the Initial Note A-1-A-6 Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-1-A-6 Holder or reductions in such amount pursuant to Sections 3, 4 or 5, as applicable.

“Note A-1-A-7” shall have the meaning assigned to such term in the recitals.

“Note A-1-A-7 Holder” shall mean the Initial Note A-1-A-7 Holder, or any subsequent holder of Note A-1-A-7, together with its successors and assigns.

“Note A-1-A-7 Principal Balance” shall mean, with respect to the Fixed Rate Component of the Mortgage Loan, at any time of determination, the Initial Note A-1-A-7 Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-1-A-7 Holder or reductions in such amount pursuant to Sections 3, 4 or 5, as applicable.

“Note A-1-A-8” shall have the meaning assigned to such term in the recitals.

“Note A-1-A-8 Holder” shall mean the Initial Note A-1-A-8 Holder, or any subsequent holder of Note A-1-A-8, together with its successors and assigns.

“Note A-1-A-8 Principal Balance” shall mean, with respect to the Fixed Rate Component of the Mortgage Loan, at any time of determination, the Initial Note A-1-A-8 Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-1-A-8 Holder or reductions in such amount pursuant to Sections 3, 4 or 5, as applicable.

“Note A-1-B Control Appraisal Period” shall mean any period with respect to the Mortgage Loan, if and for so long as:

(b)               (1) the Initial Note A-1-B Principal Balance, minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Note A-1-B after the date of creation of the Note A-1-B, (y) any Appraisal Reduction Amount for the Mortgage Loan that is allocated to the Note A-1-B, and (z) any losses realized with respect to the Mortgaged Property or the Mortgage Loan that are allocated to the Note A-1-B, is less than

(c)                25% of the remainder of (i) the Initial Note A-1-B Principal Balance less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the Note A-1-B Holder on the Note A-1-B, after the date of creation of the Note A-1-B, provided that a Note A-1-B Control Appraisal Period shall terminate upon the occurrence of a Threshold Event Cure by the Note A-1-B Holder.

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“Note A-1-B Default Rate” shall mean a rate per annum equal to the Applicable Interest Rate applicable to the Note A-1-B plus the Note Default Interest Spread.

“Note A-1-B Holder” shall mean the Initial Note A-1-B Holder, or any subsequent holder of Note A-1-B, together with its successors and assigns.

“Note A-1-B Percentage Interest” shall mean a fraction, expressed as a percentage, the numerator of which is the Note A-1-B Principal Balance, and the denominator of which is the sum of the Note A-1-A Principal Balance, the Note A-1-B Principal Balance, the Note A-1-C Principal Balance and the Note A-1-D Principal Balance.

“Note A-1-B Principal Balance” shall mean, with respect to the Fixed Rate Component of the Mortgage Loan, at any time of determination, the Initial Note A-1-B Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-1-B Holder or reductions in such amount pursuant to Sections 3, 4 or 5, as applicable.

“Note A-1-B Rate” shall mean the Note A-1-B Rate set forth on the Mortgage Loan Schedule.

“Note A-1-B Relative Spread” shall mean the ratio of the Note A-1-B Rate to the Mortgage Loan Rate.

“Note A-1-C” shall mean each Note that has a designation starting with “A-1-C”, either individually or in the aggregate as the context may require.

“Note A-1-C Control Appraisal Period” shall mean any period with respect to the Mortgage Loan, if and for so long as:

(a)                (1) the Initial Note A-1-C Principal Balance, minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Note A-1-C after the date of creation of the Note A-1-C, (y) any Appraisal Reduction Amount for the Mortgage Loan that is allocated to the Note A-1-C, and (z) any losses realized with respect to the Mortgaged Property or the Mortgage Loan that are allocated to the Note A-1-C, is less than

(b)               25% of the remainder of (i) the Initial Note A-1-C Principal Balance less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the Note A-1-C Holders on the Note A-1-C, after the date of creation of the Note A-1-C, provided that a Note A-1-C Control Appraisal Period shall terminate upon the occurrence of a Threshold Event Cure by the Note A-1-C Holders.

“Note A-1-C Default Rate” shall mean a rate per annum equal to the Applicable Interest Rate applicable to each Note A-1-C plus the Note Default Interest Spread.

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“Note A-1-C Holders” shall mean collectively, the Note A-1-C-1 Holder and the Note A-1-C-2 Holder.

“Note A-1-C-1 Holder” shall mean the Initial Note A-1-C-1 Holder, or any subsequent holder of Note A-1-C-1, together with its successors and assigns.

“Note A-1-C-2 Holder” shall mean the Initial Note A-1-C-2 Holder, or any subsequent holder of Note A-1-C-2, together with its successors and assigns.

“Note A-1-C Percentage Interest” shall mean a fraction, expressed as a percentage, the numerator of which is the Note A-1-C Principal Balance, and the denominator of which is the sum of the Note A-1-A Principal Balance, the Note A-1-B Principal Balance, the Note A-1-C Principal Balance and the Note A-1-D Principal Balance.

“Note A-1-C Principal Balance” shall mean, at any time of determination, the sum of the Note A-1-C-1 Principal Balance and the Note A-1-C-2 Principal Balance.

“Note A-1-C Rate” shall mean the Note A-1-C Rate set forth on the Mortgage Loan Schedule.

“Note A-1-C Relative Spread” shall mean the ratio of the Note A-1-C Rate to the Mortgage Loan Rate.

“Note A-1-D Control Appraisal Period” shall mean any period with respect to the Mortgage Loan, if and for so long as:

(a)                (1) the Initial Note A-1-D Principal Balance, minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Note A-1-D after the date of creation of the Note A-1-D, (y) any Appraisal Reduction Amount for the Mortgage Loan that is allocated to the Note A-1-D, and (z) any losses realized with respect to the Mortgaged Property or the Mortgage Loan that are allocated to the Note A-1-D, is less than

(b)               25% of the remainder of (i) the Initial Note A-1-D Principal Balance less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the Note A-1-D Holder on the Note A-1-D, after the date of creation of the Note A-1-D, provided that a Note A-1-D Control Appraisal Period shall terminate upon the occurrence of a Threshold Event Cure by the Note A-1-D Holder.

“Note A-1-D Default Rate” shall mean a rate per annum equal to the Applicable Interest Rate applicable to the Note A-1-D plus the Note Default Interest Spread.

“Note A-1-D Holder” shall mean the Initial Note A-1-D Holder, or any subsequent holder of Note A-1-D, together with its successors and assigns.

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“Note A-1-D Percentage Interest” shall mean a fraction, expressed as a percentage, the numerator of which is the Note A-1-D Principal Balance, and the denominator of which is the sum of the Note A-1-A Principal Balance, the Note A-1-B Principal Balance, the Note A-1-C Principal Balance and the Note A-1-D Principal Balance.

“Note A-1-D Principal Balance” shall mean, with respect to the Fixed Rate Component of the Mortgage Loan, at any time of determination, the Initial Note A-1-D Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-1-D Holder or reductions in such amount pursuant to Sections 3, 4 or 5, as applicable.

“Note A-1-D Rate” shall mean the Note A-1-D Rate set forth on the Mortgage Loan Schedule.

“Note A-1-D Relative Spread” shall mean the ratio of the Note A-1-D Rate to the Mortgage Loan Rate.

“Note A-2 Principal Balance” shall mean, with respect to the Floating Rate Component of the Mortgage Loan, at any time of determination, the Initial Note A-2 Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-2 Holder or reductions in such amount pursuant to Sections 3, 4 or 5, as applicable, plus any additional Revolving Advance actually funded by the Note A-2 Holder pursuant to Section 2.1.5 of the Mortgage Loan Agreement.

“Note A-2 Default Rate” shall mean a rate per annum equal to the Applicable Interest Rate applicable to the Note A-2 plus the Note Default Interest Spread.

“Note A-2 Rate” shall have the meaning assigned to the term “Floating Interest Rate” in the Mortgage Loan Agreement.

“Note A-2 Special Decisions” shall mean any action that constitutes a Major Decision under clauses (ii), (vii)(but only to the extent that such decision is not to enforce a “due-on-sale” or “due-on-encumbrance” clause with respect to the Mortgage Loan), (viii), (ix), (xii), (xvii), (xviii) and (xxii) of the definition of “Major Decisions” in this Agreement, which such Major Decision affects any term or provision of the Mortgage Loan Documents relating to the Floating Rate Component of the Mortgage Loan.

“Note Default Interest Spread” shall mean, with respect to the outstanding principal balance of any Note, a rate per annum equal to the lesser of (i) the Maximum Legal Rate or (ii) three percent (3%) above the Applicable Interest Rate applicable to such Note.

“Note Pledgee” shall have the meaning assigned to such term in Section 19(e).

“Note Rate” shall mean any of the Note A-1-A Rate, the Note A-1-B Rate, the Note A-1-C Rate and the Note A-1-D Rate, as applicable.

“Note Register” shall have the meaning assigned to such term in Section 21.

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“Noteholder” shall mean any of the Note A-1-A Holders, the Note A-1-B Holder, the Note A-1-C Holders, the Note A-1-D Holder and the Note A-2 Holder, as applicable.

“Noteholder Purchase Notice” has the meaning assigned to such term in Section 12.

“Operating Advisor” shall mean the operating advisor appointed pursuant to the Lead Securitization Servicing Agreement.

“P&I Advance” shall mean an advance made by a party to a Securitization Servicing Agreement in respect of a delinquent monthly debt service payment on the Note securitized pursuant to such Securitization Servicing Agreement.

“Permitted Fund Manager” shall mean any Person that on the date of determination is (i) one of the entities on Exhibit C attached hereto and made a part hereof or any other nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, (ii) investing through a fund with committed capital of at least $250,000,000 and (iii) not subject to a proceeding relating to the bankruptcy, insolvency, reorganization or relief of debtors.

“Person” shall have the meaning assigned to such term in the Servicing Agreement.

“Pledge” shall have the meaning assigned to such term in Section 19(e).

“Prepayment Premium” shall mean, with respect to the Mortgage Loan, any prepayment premium, spread maintenance premium, yield maintenance premium or similar fee required to be paid in connection with a prepayment of the Mortgage Loan pursuant to the Mortgage Loan Documents, including any exit fee.

“Principal Balance” shall mean any of the Note A-1-A Principal Balance, the Note A-1-B Principal Balance, the Note A-1-C Principal Balance, the Note A-1-D Principal Balance, and the Note A-2 Principal Balance, as applicable.

“Property Protection Advance” shall have the meaning assigned to the term “Servicing Advance” in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Purchased Note” has the meaning assigned to such term in Section 12.

“Purchasing Noteholder” has the meaning assigned to such term in Section 12.

“Qualified Institutional Lender” shall mean each of the Initial Noteholders (and any Affiliates and subsidiaries of such entity) and any other Person that is:

(a)    an entity Controlled (as defined below) by, under common Control with or Controlling any Initial Noteholder, or

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(b)   one or more of the following:

(i)            a real estate investment bank, an insurance company, reinsurance trust, bank, savings and loan association, investment bank, trust company, commercial credit corporation, pension plan, pension fund, pension fund advisory firm, mutual fund, real estate investment trust, governmental entity or plan, or

(ii)            an investment company, money management firm or a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an “accredited investor” within the meaning of Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended, or

(iii)            a Qualified Trustee (or in the case of a CDO, a single purpose bankruptcy remote entity which contemporaneously assigns or pledges its Note, or a participation interest therein (or any portion thereof) to a Qualified Trustee) in connection with (a) a securitization of, (b) the creation of collateralized debt obligations (“CDO”) secured by, or (c) a financing through an “owner trust” of, a Note (any of the foregoing, a “Securitization Vehicle”), provided that (1) one or more classes of securities issued by such Securitization Vehicle is initially rated at least investment grade by each of the Rating Agencies which assigned a rating to one or more classes of securities issued in connection with such securitization (it being understood that with respect to any Rating Agency that assigned such a rating to the securities issued by such Securitization Vehicle, a Rating Agency Confirmation will not be required in connection with a transfer of such Note to such Securitization Vehicle); (2) in the case of a Securitization Vehicle that is not a CDO, the special servicer of such Securitization Vehicle has a Required Special Servicer Rating or is otherwise acceptable to the Rating Agencies rating each Securitization (such entity, an “Approved Servicer”) and such Approved Servicer is required to service and administer such Note in accordance with servicing arrangements for the assets held by the Securitization Vehicle which require that such Approved Servicer act in accordance with a servicing standard notwithstanding any contrary direction or instruction from any other Person; or (3) in the case of a Securitization Vehicle that is a CDO, the CDO Asset Manager and, if applicable, each Intervening Trust Vehicle that is not administered and managed by a CDO Asset Manager which is a Qualified Institutional Lender, are each a Qualified Institutional Lender under clauses (b)(i), (b)(ii), (b)(iii), (b)(iv) or (b)(v) of this definition, or

(iv)            an investment fund, limited liability company, limited partnership or general partnership having capital and/or capital commitments of at least $500,000,000, in which (A) any Noteholder, (B) a person that is otherwise a Qualified Institutional Lender under clause (b)(i), (b)(ii) or (b)(v) (with respect to an institution substantially similar to the entities referred to in clause (b)(i) or (b)(ii) above), or (C) a Permitted Fund Manager, acts as a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such investment vehicle and provided that at least 50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or

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more entities that are otherwise Qualified Institutional Lenders (without regard to the capital surplus/equity and total asset requirements set forth below in the definition), or

(v)            an entity substantially similar to any of the foregoing, or

(vi)            a Person that is otherwise a Qualified Institutional Lender but is acting in an agency capacity for a syndicate of lenders where at least 51% of the lenders in such syndicate are otherwise Qualified Institutional Lenders under clauses (b)(i), (b)(ii), (b)(iv) and (b)(v) above, or

(c)    any entity Controlled (as defined below) by any of the entities described in clause (b) above or approved by the Rating Agencies hereunder as a Qualified Institutional Lender for purposes of this Agreement, or as to which the Rating Agencies have stated they would not review such entity in connection with the subject transfer;

(d)   Prima Capital Advisors LLC, Prima Mortgage Investment Trust, LLC, New York State Teachers’ Retirement System, and any other Person for so long as such Person’s investment in the applicable Notes is managed by Prima Capital Advisors LLC (a “Prima Managed Person”); or

(e)    PCSD BX Industrial Mezz Private Limited (a Singapore private limited company) or its “Affiliates” (as such term is defined in the Mortgage Loan Agreement).

provided that, in the case of any entity referred to in clause (b)(i), (b)(ii), (b)(iii)(a), (b)(iv)(B) or (b)(v) of this definition, (x) such entity has at least $200,000,000 in capital/statutory surplus or shareholders’ equity (except with respect to a pension advisory firm, asset manager or similar fiduciary) and at least $500,000,000 in total assets (in name or under management), and (y) is regularly engaged in the business of making or owning commercial real estate loans (or interests therein) similar to the Mortgage Loan (or mezzanine loans with respect thereto) or owning junior CMBS securities or owning or operating commercial real estate properties; provided, further that, in the case of the entity described in clause (b)(iv)(B) of this definition, the requirements of this clause (y) may be satisfied by a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such entity.

For purposes of this definition only, “Control” means the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise (“Controlled” and “Controlling” have the meaning correlative thereto).

“Qualified Trustee” means (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, (ii) an institution insured by the Federal Deposit Insurance Corporation or (iii) an institution whose long-term senior unsecured

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debt is rated either of the then in effect top two rating categories of each of the applicable Rating Agencies.

“Rating Agencies” shall mean any of (a) S&P, (b) Moody’s, (c) Fitch, (d) DBRS Morningstar, (e) KBRA, (f) Morningstar, or (g) if any of such entities shall for any reason no longer perform the functions of a securities rating agency, any other nationally recognized statistical rating agency reasonably designated by the Depositor or Non-Lead Depositor to rate the securities issued in connection with the Securitization of any Note A-1-A or Note A-1-B, respectively; provided, however, that, at any time during which any Note A-1-A is an asset of a Note A-1-A Securitization or Note A-1-B is an asset of the Note A-1-B Securitization, “Rating Agencies” or “Rating Agency” shall mean with respect to such Note A-1-A or Note A-1-B, each and every of those rating agencies that are engaged by the Depositor or any Non-Lead Depositor from time to time to rate the securities issued in connection with such Note A-1-A Securitization or Note A-1-B Securitization but excluding any of those rating agencies that do not rate any securities issued in connection with any Securitization of such Note A-1-A or Note A-1-B.

“Rating Agency Confirmation” shall mean, after a Securitization, the meaning given thereto or to such other analogous term used in the Servicing Agreement including any deemed Rating Agency Confirmation.

“Recovered Costs” shall mean any amounts referred to in clauses (i)(d) and/or (i)(e) of the definition of “Defaulted Mortgage Loan Purchase Price” that, at the time of determination, had been previously paid or reimbursed to any Servicer from sources other than collections on or in respect of the Mortgage Loan or the Mortgaged Property (including, without limitation, from collections on or in respect of loans, if any, other than the Mortgage Loan).

“Redirection Notice” shall have the meaning assigned to such term in Section 19(e).

“Regulation AB” shall mean Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such rules may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time, in each case as effective from time to time as of the compliance dates specified therein.

“Relative Spread” shall mean any of the Note A-1-A Relative Spread, Note A-1-B Relative Spread, Note A-1-C Relative Spread or Note A-1-D Relative Spread, as the context may require.

“REMIC” shall mean a real estate mortgage investment conduit within the meaning of Section 860D(a) of the Code.

“REMIC Provisions” shall mean provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of subchapter M of Chapter 1 of the Code, and related provisions, and regulations (including any applicable proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

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“Remittance Date” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Required Special Servicer Rating” shall mean with respect to a special servicer (i) in the case of Fitch, a rating of either “CSS3” or “CLLSS3”, (ii) in the case of S&P, such special servicer is on S&P’s Select Servicer List as a U.S. Commercial Mortgage Special Servicer, (iii) in the case of Moody’s, such special servicer is acting as special servicer for one or more loans included in a CMBS transaction that was rated by Moody’s within the twelve (12) month period prior to the date of determination, and Moody’s has not downgraded or withdrawn the then-current rating on any class of CMBS securities or placed any class of CMBS securities on watch citing the continuation of such special servicer as special servicer of such commercial mortgage loans, (iv) in the case of Morningstar, either (a) the applicable replacement has a special servicer ranking of at least “MOR CS3” by Morningstar (if ranked by Morningstar) or (b) if not ranked by Morningstar, is currently acting as a special servicer on a deal or transaction-level basis for all or a significant portion of the related mortgage loans in other CMBS transactions rated by any of S&P, Moody’s, Morningstar, Fitch, DBRS Morningstar or KBRA and the trustee does not have actual knowledge that Morningstar has, and the replacement special servicer certifies that Morningstar has not, with respect to any such other CMBS transaction, qualified, downgraded or withdrawn its rating or ratings on one or more classes of such CMBS transaction citing servicing concerns of the applicable replacement as the sole or material factor in such rating action, (v) in the case of KBRA, KBRA has not cited servicing concerns of such special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by such special servicer prior to the time of determination, and (vi) in the case of DBRS Morningstar, such special servicer is currently acting as special servicer on a transaction-level basis on a CMBS transaction currently rated by DBRS Morningstar that currently has securities outstanding and for which DBRS Morningstar has not cited servicing concerns of such special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities rated by DBRS Morningstar in a CMBS transaction rated by DBRS Morningstar and serviced by such special servicer prior to the time of determination.

“Restricted Mezzanine Holder”: A holder of a related mezzanine loan (or any Affiliate or agent thereof) or an owner in any interest in any related mezzanine loan (whether legally, beneficially or otherwise, including as a holder of a note evidencing a related mezzanine loan, a holder of a participation interest in a related mezzanine loan or a beneficial owner of any securities collateralized by a related mezzanine loan) (a) that has been accelerated or as to which the mezzanine lender has initiated foreclosure or enforcement proceedings against the equity collateral pledged to secure such mezzanine loan, (b) as to which an event of default under such mezzanine loan has occurred giving rise to an automatic acceleration of such mezzanine loan or the right of the lender thereunder to accelerate such mezzanine loan or (c) at any time when any Servicing Transfer Event has occurred and is continuing with respect to the Mortgage Loan as a result of any determination by the Servicer that a default in the payment of principal or interest under the Mortgage Loan is reasonably foreseeable.

“Revolving Advance” shall have the meaning assigned to such term in the recitals.

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“Revolving Advance Obligation” shall mean the obligation of the Note A-2 Holder to fund any Revolving Advance to the Mortgage Loan Borrower.

“Revolving Advance Indemnified Party” shall have the meaning assigned to such term in Section 41 of this Agreement.

“Risk Retention Consultation Party” shall mean each risk retention consultation party appointed pursuant to the Lead Securitization Servicing Agreement.

“Risk Retention Requirements” shall mean the credit risk retention requirements of Section 15G of the Exchange Act (15 U.S.C. §78o-11), as added by Section 941 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

“Risk Retention Rules” shall mean the joint final rule that was promulgated to implement the Risk Retention Requirements (which such joint final rule has been codified, inter alia, at 17 C.F.R. § 246), as such rule may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Federal Housing Finance Agency, the Commission and the Department of Housing and Urban Development in the adopting release (79 Fed. Reg. 77601 et seq.) or by the staff of any such agency, or as may be provided by any such agency or its staff from time to time, in each case, as effective from time to time as of the applicable compliance date specified therein.

“S&P” shall mean S&P Global Ratings, a Standard & Poor’s Financial Services LLC business, and its successors in interest.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securitization” shall mean one or more sales by any Note A-1-A Holder or the Note A-1-B Holder of all or a portion of such Note to a depositor, who will in turn include such portion of such Note as part of a securitization of one or more mortgage loans.

“Securitization Date” shall mean the effective date on which the Securitization of any Note A-1-A or Note A-1-B or portion thereof is consummated.

“Securitization Servicing Agreement” shall mean the Servicing Agreement or the Non-Lead Securitization Servicing Agreement, as the context may require.

“Securitization Trust” shall mean a trust formed pursuant to a Securitization pursuant to which any Note A-1-A or Note A-1-B is held.

“Selling Noteholder” has the meaning assigned to such term in Section 12.

“Sequential Pay Event” shall mean any Event of Default with respect to an obligation to pay money due under the Mortgage Loan, any other Event of Default for which the Mortgage Loan is actually accelerated or any other Event of Default which causes the Mortgage Loan to become a Specially Serviced Loan, or any bankruptcy or insolvency event that constitutes an Event of Default; provided, however, that unless the Servicer has notice or knowledge of such

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event at least ten (10) Business Days prior to the applicable distribution date, distributions will be made sequentially beginning on the subsequent distribution date; provided, further, that the aforementioned requirement of notice or knowledge will not apply in the case of distribution of the final proceeds of a liquidation or final disposition of the Mortgage Loan. A Sequential Pay Event shall no longer exist to the extent it has been cured (including any cure payment made by the Note A-1-B Holder, the Note A-1-C Holders or the Note A-1-D Holder in accordance with Section 11) and shall not be deemed to exist to the extent the Note A-1-B Holder, the Note A-1-C Holders or the Note A-1-D Holder are exercising their cure rights under Section 11 or the default that led to the occurrence of such Sequential Pay Event has otherwise been cured or waived.

“Servicer” shall mean the Master Servicer or the Special Servicer, as the context may require.

“Servicer Termination Event” shall have the meaning assigned to such term in the Servicing Agreement or at any time that the Mortgage Loan is no longer subject to the provisions of the Servicing Agreement, any analogous concept under the servicing agreement pursuant to which the Mortgage Loan is being serviced in accordance with the terms of this Agreement.

“Servicing Agreement” shall mean the Lead Securitization Servicing Agreement; provided that in the event that the Lead Securitization Note is no longer an asset of the trust fund created pursuant to the Lead Securitization Servicing Agreement, the “Servicing Agreement” shall be determined in accordance with Section 2(j).

“Servicing Fee Rate” with respect to any Note shall be the per annum rate at which primary servicing fees are payable in respect of such Note (but in no event shall the aggregate Servicing Fee Rate payable in respect of the Mortgage Loan be in excess of 0.010% per annum) as set forth in the Servicing Agreement. The Servicing Fee Rate shall not reflect any master servicing fees payable by any Noteholder.

“Servicing Standard” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Servicing Transfer Event” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Special Servicer” shall mean the special servicer appointed pursuant to the Servicing Agreement and this Agreement. The parties hereto hereby agree that Situs Holdings, LLC will be appointed as the initial Special Servicer for the Mortgage Loan under the Note A-1-A-1 Securitization.

“Specially Serviced Loan” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Subordinate Fixed Rate Note” shall mean ach of Note A-1-B, Note A-1-C and Note A-1-D.

“Subordinate Fixed Rate Noteholder” shall mean each of the Note A-1-B Holder, the Note A-1-C Holders and the Note A-1-D Holder.

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“Sub-Servicer” shall have the meaning given thereto in the Lead Securitization Servicing Agreement (or other analogous term under the Lead Securitization Servicing Agreement).

“Taxes” shall mean any income or other taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, now or hereafter imposed by any jurisdiction or by any department, agency, state or other political subdivision thereof or therein.

“Threshold Event Collateral” shall have the meaning assigned to such term in Section 5(g).

“Threshold Event Cure” shall have the meaning assigned to such term in Section 5(g).

“Transfer” shall mean any sale, assignment, transfer, pledge, syndication, participation, hypothecation, contribution, encumbrance or other disposition (either (i) directly or (ii) indirectly through entering into a derivatives contract or any other similar agreement, excluding a repurchase financing or a Pledge in accordance with Section 19(e)).

“Trustee” shall mean the trustee appointed pursuant to the Lead Securitization Servicing Agreement.

“U.S. Person” shall mean a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, a trust in existence on August 20, 1996 that is eligible to elect to be treated as a U.S. Person).

“Withheld Amounts” shall have the meaning assigned to such term in Section 3.

“Workout” shall mean any written modification, waiver, amendment, restructuring or workout of the Mortgage Loan or the Note entered into with the Mortgage Loan Borrower in accordance with this Agreement and the Servicing Agreement.

Section 2.                Servicing.

(a)                Each Noteholder acknowledges and agrees that, subject to this Agreement, the Mortgage Loan shall be serviced pursuant to this Agreement and (i) prior to the Lead Securitization Date, under interim servicing arrangements as directed by the Note A-2 Holder and (ii) after the Lead Securitization Date, the Servicing Agreement; provided that the Master Servicer shall not be obligated to advance monthly payments of principal or interest in respect of the Notes other than the Lead Securitization Note if such principal or interest is not paid by the Mortgage Loan Borrower but shall be obligated to advance delinquent real estate taxes, insurance premiums and other expenses related to the maintenance of the Mortgaged Property and maintenance and

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enforcement of the lien of the Mortgage thereon, subject to the terms of the Servicing Agreement (including a determination of recoverability thereunder). Each Noteholder acknowledges that another Noteholder (including, in particular, any Note A-1-A Holder and the Note A-1-B Holder) may elect, in its sole discretion, to include the related Note in a Securitization and agrees that it will reasonably cooperate with such other Noteholder, at such other Noteholder’s expense, to effect such Securitization. Subject to the terms and conditions of this Agreement, each Noteholder hereby irrevocably and unconditionally consents to the appointment of the Master Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee under the Servicing Agreement by the Depositor, and the appointment of the Special Servicer as the initial Special Servicer under the Servicing Agreement by the Depositor (subject to replacement by the Controlling Noteholder as provided herein) and agrees to reasonably cooperate with the Master Servicer and the Special Servicer with respect to the servicing of the Mortgage Loan in accordance with this Agreement and the Servicing Agreement. Each Noteholder hereby appoints the Master Servicer, the Special Servicer and the Trustee in the Lead Securitization as such Noteholder’s attorney-in-fact to sign any documents reasonably required with respect to the administration and servicing of the Mortgage Loan on its behalf under the Servicing Agreement (subject at all times to the rights of the Noteholders set forth herein and in the Servicing Agreement). In no event shall the Servicing Agreement require any Servicer to enforce the rights of any Noteholder against any other Noteholder or limit any Servicer in enforcing the rights of one Noteholder against any other Noteholder; however, this statement shall not be construed to otherwise limit the rights of one Noteholder with respect to any other Noteholder. Each Servicer shall be required pursuant to the Servicing Agreement to service the Mortgage Loan in accordance with the Servicing Standard, the terms of the Mortgage Loan Documents, the Servicing Agreement and applicable law, and shall not take any action or refrain from taking any action or follow any direction inconsistent with the foregoing.

(b)               In no event shall any Subordinate Fixed Rate Noteholder be entitled to exercise any rights of the “directing holder”, controlling or consulting class or any analogous class or holder under the Servicing Agreement except to the extent such Subordinate Fixed Rate Noteholder is given such rights expressly under the terms of this Agreement or the Servicing Agreement in its capacity as the Controlling Noteholder, and in no event may any such “directing holder”, controlling or consulting class or analogous class or holder under the Servicing Agreement have any of the rights of the Controlling Noteholder hereunder except during a Note A-1-C Control Appraisal Period.

(c)                In no event may the Servicing Agreement change the interest allocable to, or the amount of any payments due to, any Subordinate Fixed Rate Noteholder or materially increase any Subordinate Fixed Rate Noteholder’s obligations or materially decrease any Subordinate Fixed Rate Noteholder’s rights, remedies or protections hereunder or otherwise adversely affect any Subordinate Fixed Rate Noteholder’s rights hereunder.

(d)               The Master Servicer shall be the lead master servicer on the Mortgage Loan, and from time to time it (or the Trustee, to the extent provided in the Lead Securitization Servicing Agreement) (i) shall be required to make Property Protection Advances with respect to the Mortgage Loan, subject to the terms of the Lead Securitization Servicing Agreement and this Agreement, and (ii) may be required to make P&I Advances on the Lead Securitization Note, if and to the extent provided in the Lead Securitization Servicing Agreement and this Agreement.

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The Master Servicer, the Special Servicer and the Trustee, as applicable, will be entitled to reimbursement for a Property Protection Advance, first from funds on deposit in each of the Collection Account and the Companion Distribution Account that (in any case) represent amounts received on or in respect of the Mortgage Loan in the manner provided in the Lead Securitization Servicing Agreement, and then, in the case of Nonrecoverable Property Protection Advances, if such funds on deposit in the Collection Account and Companion Distribution Account are insufficient, from general collections of the Lead Securitization as provided in the Lead Securitization Servicing Agreement and from general collections of the Non-Lead Securitization as provided below. The Master Servicer, the Special Servicer and the Trustee, as applicable, will be entitled to reimbursement for Advance Interest Amounts on a Property Protection Advance or a Nonrecoverable Property Protection Advance, in the manner and from the sources provided in the Lead Securitization Servicing Agreement, including from general collections of the Lead Securitization and, in the case of Property Protection Advances, from general collections of the Non-Lead Securitization as provided below. Notwithstanding the foregoing, to the extent the Master Servicer, the Special Servicer or the Trustee, as applicable, obtains funds from general collections of the Lead Securitization as a reimbursement for a Nonrecoverable Property Protection Advance or any Advance Interest Amounts on a Property Protection Advance or a Nonrecoverable Property Protection Advance, each related Non-Lead Securitization Noteholder (including from general collections or any other amounts from the Non-Lead Securitization Trust) shall be required to, promptly following notice from the Master Servicer, reimburse the Lead Securitization for its pro rata share of such Nonrecoverable Property Protection Advance or Advance Interest Amounts.

In addition, each Non-Lead Securitization Noteholder (including, but not limited to, the related Non-Lead Securitization Trust) shall be required to, promptly following notice from the Master Servicer or the Special Servicer, pay or reimburse the Lead Securitization for such Non-Lead Securitization Noteholder’s pro rata share of any additional trust fund expenses with respect to the Mortgage Loan or the Mortgaged Property, any other fees, costs or expenses incurred in connection with the servicing and administration of the Mortgage Loan and allocable to the Note A-1-A Holders pursuant to this Agreement and as to which the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Depositor, as applicable, is entitled to be reimbursed pursuant to the Lead Securitization Servicing Agreement, and any fees, costs or expenses related to obtaining a Rating Agency Confirmation and allocated to the Note A-1-A Holders, in each case to the extent amounts on deposit in the Collection Account or Companion Distribution Account that are allocated to the related Non-Lead Securitization Note are insufficient for reimbursement of such amounts (which such reimbursement shall be made, if a Non-Lead Securitization Note has been included in a Non-Lead Securitization, from general collections or any other amounts from such Non-Lead Securitization Trust). Each Non-Lead Securitization Noteholder agrees to indemnify (i) (as and to the same extent the Lead Securitization Trust is required to indemnify each of the following parties in respect of other mortgage loans in the Lead Securitization Trust pursuant to the terms of Lead Securitization Servicing Agreement) each of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Depositor (and any director, officer, employee or agent of any of the foregoing, to the extent such parties are identified as indemnified parties in the Lead Securitization Servicing Agreement in respect of other mortgage loans) and (ii) the Lead Securitization Trust (such parties in clause (i) and the Lead Securitization Trust, collectively, the “Indemnified Parties”) against any claims, losses, penalties, fines, forfeitures, legal fees and related costs,

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judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of the Mortgage Loan and the Mortgaged Property (or, with respect to the Operating Advisor, incurred in connection with the provision of services for the Mortgage Loan) under the Lead Securitization Servicing Agreement (collectively, the “Indemnified Items”) to the extent of its pro rata share of such Indemnified Items, and to the extent amounts on deposit in the Collection Account or Companion Distribution Account that are allocated to the related Non-Lead Securitization Note are insufficient for reimbursement of such amounts, such Non-Lead Securitization Noteholder shall be required to, promptly following notice from the Master Servicer, the Special Servicer or the Trustee, reimburse each of the applicable Indemnified Parties for its pro rata share of the insufficiency (including, if the related Non-Lead Securitization Note has been included in a Non-Lead Securitization, from general collections or any other amounts from such Non-Lead Securitization Trust).

A Non-Lead Master Servicer may be required to make P&I Advances on the related Non-Lead Securitization Note it is servicing, from time to time, subject to the terms of the related Non-Lead Securitization Servicing Agreement, the Lead Securitization Servicing Agreement and this Agreement. The Master Servicer, the Special Servicer and the Trustee, as applicable, shall be entitled to make their own recoverability determination with respect to a P&I Advance to be made on the Lead Securitization Note based on the information that they have on hand and in accordance with the Lead Securitization Servicing Agreement. Each Non-Lead Master Servicer, Non-Lead Special Servicer and Non-Lead Trustee, as applicable, shall be entitled to make their own recoverability determination with respect to a P&I Advance to be made on the related Non-Lead Securitization Note based on the information that they have on hand and in accordance with the related Non-Lead Securitization Servicing Agreement. The Master Servicer and the Trustee, as applicable, and each Non-Lead Master Servicer or Non-Lead Trustee shall be required to notify each other servicer and trustee with respect to a Securitization of the amount of its P&I Advance within two (2) Business Days of making such advance. If the Master Servicer, the Special Servicer or the Trustee, as applicable (with respect to the Lead Securitization Note) or a Non-Lead Master Servicer, Non-Lead Special Servicer or Non-Lead Trustee, as applicable (with respect to a Non-Lead Securitization Note), determines that a proposed P&I Advance, if made, would be non-recoverable or an outstanding P&I Advance is or would be non-recoverable, or if the Master Servicer, the Special Servicer or the Trustee, as applicable, subsequently determines that a proposed Property Protection Advance would be non-recoverable or an outstanding Property Protection Advance is or would be non-recoverable, then the Master Servicer or the Trustee (as provided in the Lead Securitization Servicing Agreement, in the case of a determination of non-recoverability by the Master Servicer, the Special Servicer or the Trustee) or such Non-Lead Master Servicer or such Non-Lead Trustee (as provided in the related Non-Lead Securitization Servicing Agreement, in the case of a determination of non-recoverability by the Non-Lead Master Servicer, the Non-Lead Special Servicer or the Non-Lead Trustee) shall notify the Master Servicer and the Trustee, or such Non-Lead Master Servicer and such Non-Lead Trustee, as the case may be, within two (2) Business Days of making such determination. Each of the Master Servicer, the Trustee, the Non-Lead Master Servicers and the Non-Lead Trustees, as applicable, will only be entitled to reimbursement for a P&I Advance that becomes non-recoverable and advance interest thereon first from the Collection Account (in the case of the Lead Securitization Note) or the Companion Distribution Account (in the case of a Non-Lead Securitization Note) from amounts allocable to the Note for which such P&I Advance was made, and then, if funds are insufficient, (i) in the case of the Lead Securitization Note, from general collections of the Lead Securitization

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Trust, pursuant to the terms of the Lead Securitization Servicing Agreement and (ii) in the case of a Non-Lead Securitization Note, from general collections of the related Non-Lead Securitization Trust, as and to the extent provided in the related Non-Lead Securitization Servicing Agreement.

(e)                The Servicing Agreement shall contain provisions to the effect that (and to the extent such following provisions are not included in the Servicing Agreement, they shall be deemed incorporated therein and made a part thereof):

(i)                any payments received on the Mortgage Loan shall be paid by the Master Servicer to each of the Noteholders (other than the Non-Lead Securitization Noteholders) on the Remittance Date under the Servicing Agreement; provided, however, that the Master Servicer shall, pursuant to the terms and provisions required under the Mortgage Loan Agreement or pursuant to instructions received from the Note A-2 Holder, instruct the Mortgage Loan Borrower to pay any amounts due and owing under the Floating Rate Component directly to such Note A-2 Holder;

(ii)                each Non-Lead Noteholder shall be entitled to receive, and the Master Servicer and the Special Servicer shall provide access to, all information that is required to be provided to holders of the securities issued by the Lead Securitization Trust but not limited to standard CREFC reports and Asset Status Reports, provided that if an interest in the requesting Noteholder or its related Note is held by a Borrower Party, then such requesting Noteholder shall not be entitled to receive the Asset Status Report or any other information relating to the Special Servicer’s workout strategy or any “excluded information” or analogous term under the Servicing Agreement;

(iii)                each Noteholder is an intended third party beneficiary in respect of the rights afforded it under the Servicing Agreement and may directly enforce such rights;

(iv)                the Servicing Agreement may not be amended without the consent of each Non-Lead Noteholder if such amendment would be materially adverse to such Non-Lead Noteholder or would materially adversely affect the Mortgage Loan or any Non-Lead Noteholder’s rights with respect thereto or would alter any term that is defined herein by reference to the Servicing Agreement in a manner that is materially adverse to a Non-Lead Noteholder;

(v)                the Special Servicer selected by the Controlling Noteholder shall be named as the Special Servicer for the Mortgage Loan by the earlier of (x) the closing of the Note A-1-A-1 Securitization or (y) the Mortgage Loan becoming a Specially Serviced Loan under any other Servicing Agreement; provided, however, that such Special Servicer has the Required Special Servicer Rating of, or otherwise be acceptable to, each of the Rating Agencies rating each Securitization;

(vi)                the Master Servicer or Trustee shall be required to provide written notice to the Non-Lead Master Servicer and the Non-Lead Trustee of any P&I Advance it has made with respect to the Lead Securitization Note within two (2) Business Days of making such advance;

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(vii)                if the Master Servicer determines that a proposed P&I Advance with respect to the Lead Securitization Note or Property Protection Advance with respect to the Mortgage Loan, if made, or any outstanding P&I Advance or Property Protection Advance previously made, would be, or is, as applicable, a Nonrecoverable Advance, the Master Servicer shall provide the Non-Lead Master Servicer written notice of such determination promptly after such determination was made together with such reports that the Master Servicer delivered to the Special Servicer or Trustee in connection with notification of its determination of nonrecoverability;

(viii)                the Master Servicer shall remit all payments allocated to the Non-Lead Securitization Note pursuant to Section 3 or 4, net of the servicing fees payable to the Master Servicer and Special Servicer with respect to such Non-Lead Securitization Note, and any other applicable fees and reimbursements payable to the Master Servicer, the Special Servicer and the Trustee, to the Non-Lead Securitization Noteholder by the earlier of (x) the Remittance Date and (y) the Business Day following the “determination date” (or any term substantially similar thereto) as defined in the Non-Lead Securitization Servicing Agreement (such determination date, the “Non-Lead Securitization Determination Date”), in each case as long as the date on which remittance is required under this clause (viii) is at least one (1) Business Day after the scheduled monthly payment date under the Mortgage Loan Agreement, provided, that any late collections received by the Master Servicer after the related due date under the Mortgage Loan shall be remitted by the Master Servicer in accordance with Section 2(e)(xv) below;

(ix)                with respect to each Non-Lead Note, the Master Servicer agrees to deliver or cause to be delivered or to make available to such Non-Lead Noteholder (or, in the case of a Non-Lead Note held by a Securitization, the related Non-Lead Master Servicer) all reports required to be delivered by the Master Servicer to the Certificate Administrator and the Trustee under the Lead Securitization Servicing Agreement (which shall include all loan-level reports constituting the CREFC® Investor Reporting Package (IRP)) pursuant to the terms of the Lead Securitization Servicing Agreement, to the extent related to the Mortgage Loan, the Mortgaged Property, the Non-Lead Note, the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, by the earlier of (x) the Remittance Date and (y) the Business Day following the Non-Lead Securitization Determination Date (if any), in each case so long as the date on which delivery is required under this clause (ix) is at least one (1) Business Day after the scheduled monthly payment date under the Mortgage Loan Agreement;

(x)                the Master Servicer and the Special Servicer, as applicable, shall promptly provide (in electronic media) to each Non-Lead Noteholder all documents, certificates, instruments, notices, reports, operating statements, rent rolls and other information regarding the Mortgage Loan provided by it to any other party to the Lead Securitization Servicing Agreement at the time provided to such other party;

(xi)                the servicing duties of each of the Master Servicer and Special Servicer under the Lead Securitization Servicing Agreement shall include the duty to service the Mortgage Loan and all of the Notes on behalf of the Noteholders (including any respective

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trustees and certificateholders) in accordance with the terms and provisions of this Agreement, the Lead Securitization Servicing Agreement and the Servicing Standard;

(xii)                each Non-Lead Noteholder shall be entitled to the same indemnity as the Lead Securitization Noteholder under the Lead Securitization Servicing Agreement; each of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor and the Custodian shall be required to (and shall require any Servicing Function Participant or Additional Servicer engaged by it to) indemnify each Certifying Person and the Non-Lead Depositor, and their respective directors and officers and controlling persons, to the same extent that they indemnify the Depositor (as depositor in respect of the Lead Securitization) and each Certifying Person for (i) its failure to deliver the items in clause (xiii) below in a timely manner, (ii) its failure to perform its obligations to the Non-Lead Depositor or the related Non-Lead Trustee under Article X (or any article substantially similar thereto) of the Lead Securitization Servicing Agreement by the time required after giving effect to any applicable grace period or cure period, (iii) the failure of any Servicing Function Participant or Additional Servicer retained by it (other than an Initial Sub-Servicer) to perform its obligations to such depositor or trustee under such Article X (or any article substantially similar thereto) of the Lead Securitization Servicing Agreement by the time required and/or (iv) any Deficient Exchange Act Deliverable regarding, and delivered by or on behalf of, such party;

(xiii)                with respect to each Non-Lead Securitization that is subject to reporting requirements under the Securities Act, the Exchange Act (including Rule 15Ga-1), and Regulation AB, (a) the Master Servicer, any primary servicer, the Special Servicer, the Trustee, the Certificate Administrator or other party acting as custodian for the Lead Securitization shall be required to deliver (and shall be required to cause each other servicer and servicing function participant (within the meaning of Items 1123 and 1122, respectively, of Regulation AB) retained or engaged by it to deliver; provided that such party shall only be required to use commercially reasonable efforts to cause an Initial Sub-Servicer to deliver), in a timely manner (i) the reports, certifications, compliance statements, accountants’ assessments and attestations, and information to be included in reports (including, without limitation, Form ABS-15G, Form 10-K, Form 10-D and Form 8-K), and (ii) upon request, any other materials specified in the Non-Lead Securitization Servicing Agreement, in the case of sub-clauses (i) and (ii), as the Non-Lead Depositor or the Non-Lead Trustee reasonably believes, in good faith, are required in order for the Non-Lead Depositor or the Non-Lead Trustee to comply with (1) its obligations under the Securities Act, the Exchange Act (including Rule 15Ga-1), Regulation AB and Form SF-3 and (2) any applicable comment letter from the Commission or its obligations with respect to any Deficient Exchange Act Deliverable, (b) without limiting the generality of the foregoing (x) the Depositor or the Lead Securitization Noteholder shall provide or cause to be provided to the Non-Lead Depositor (and to counsel to the Non-Lead Depositor) and the Non-Lead Trustee (1) written notice (which may be by email) in a timely manner (but no later than three (3) Business Days prior to closing) of the occurrence of the Lead Securitization, and (2) no later than the closing date of the Lead Securitization, a copy of the Lead Securitization Servicing Agreement in an EDGAR-compatible format, and (y) the Master Servicer and Special Servicer (or any replacement Master Servicer or Special Servicer, as applicable) shall, upon reasonable prior written request, and subject to the right

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of the Master Servicer or the Special Servicer, as the case may be, to review and approve such disclosure materials, permit a holder of the Non-Lead Securitization Note to use such party’s description contained in the Lead Securitization prospectus (updated as appropriate by the Master Servicer or Special Servicer, as applicable, at the cost of the Non-Lead Sponsor) or contained in a Lead Securitization Form 8-K), for inclusion in the disclosure materials or a Form 8-K relating to any securitization of the Non-Lead Securitization Note, and (z) the Master Servicer and the Special Servicer (or any replacement Master Servicer or Special Servicer, as applicable), shall provide indemnification agreements, opinions and Regulation AB compliance letters as were or are being delivered with respect to the Lead Securitization (in each case, at the cost of the Non-Lead Sponsor), and (c) in connection with any amendment of the Lead Securitization Servicing Agreement, the Depositor shall provide written notice (which may be by email) of such proposed amendment to the Non-Lead Depositor and the Non-Lead Trustee no later than three (3) Business Days prior to the date of effectiveness of such amendment, and, on the date of effectiveness of such amendment to the Lead Securitization Servicing Agreement, provide a copy of such amendment in an EDGAR-compatible format to the Non-Lead Depositor and the Non-Lead Trustee. The Master Servicer and the Special Servicer shall each be required to provide certification and indemnification to any Certifying Person with respect to any applicable Sarbanes-Oxley Certification with respect to a Non-Lead Securitization;

(xiv)                each of the Master Servicer, the Special Servicer, the Custodian and the Trustee and each Affected Reporting Party shall cooperate (and require each Servicing Function Participant and Additional Servicer retained by it to cooperate under the applicable Sub-Servicing Agreement), with each Non-Lead Depositor (including, without limitation, providing all due diligence information, reports, written responses, negotiations and coordination) to the same extent as such party is required to cooperate with the Depositor under Article X (or any article substantially similar thereto) of the Lead Securitization Servicing Agreement and in connection with Deficient Exchange Act Deliverables. All respective reasonable out-of-pocket costs and expenses incurred by the Non-Lead Depositor (including reasonable legal fees and expenses of outside counsel to such depositor) in connection with the foregoing (other than those costs and expenses related to participation by a Non-Lead Depositor in any telephone conferences and meetings with the Commission and other costs the Non-Lead Depositor must bear pursuant to Article X (or any article substantially similar thereto) of the Lead Securitization Servicing Agreement) and any amendments to any reports filed with the Commission therewith shall be promptly paid by the applicable Affected Reporting Party upon receipt of an itemized invoice from such Non-Lead Depositor;

(xv)                any late collections received by the Master Servicer from the Mortgage Loan Borrower that are allocable to a Non-Lead Securitization Note or reimbursable to the Non-Lead Master Servicer or the Non-Lead Trustee shall be remitted by the Master Servicer to the Non-Lead Master Servicer or the Non-Lead Noteholder, as applicable, within two (2) Business Days of receipt of properly identified funds; provided, however, that in the event the Master Servicer is in receipt of properly identified funds that are not available to the Master Servicer, the Master Servicer may instead remit such amounts on the same Business Day that such properly identified funds become available to the Master Servicer;

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(xvi)                each Non-Lead Master Servicer and each Non-Lead Special Servicer shall each be a third-party beneficiary of the Lead Securitization Servicing Agreement with respect to all provisions therein expressly relating to compensation, reimbursement or indemnification of such Non-Lead Master Servicer or such Non-Lead Special Servicer, as the case may be, and the provisions regarding coordination of Advances;

(xvii)                to the extent related to the Mortgage Loan, the Master Servicer or the Special Servicer, Rating Agency Confirmation shall be provided with respect to the commercial mortgage pass-through certificates issued in connection with each Non-Lead Securitization to the same extent provided with respect to the commercial mortgage pass-through certificates issued in connection with the Lead Securitization;

(xviii)                Servicer Termination Events with respect to the Master Servicer and the Special Servicer shall include: (i) solely with respect to the Master Servicer, the failure to timely remit payments to a Non-Lead Noteholder, which failure continues unremedied for one (1) Business Day following the date on which such payment was to be made; (ii) solely with respect to the Special Servicer, the failure to deposit into any REO Account any amount required to be so deposited within one (1) Business Day after the date such deposit was to be made, or the failure to remit to the Master Servicer for deposit into the Collection Account or the related Companion Distribution Account, as applicable, any amount required to be so remitted by the Special Servicer within one (1) Business Day after the date such remittance was to be made; (iii) the qualification, downgrade or withdrawal, or placing on “watch status” in contemplation of a rating downgrade or withdrawal of the ratings of any class of certificates issued in connection with the Non-Lead Securitization by the Rating Agencies rating such securities (and such qualification, downgrade, withdrawal or “watch status” placement shall not have been withdrawn by such rating agencies within sixty (60) days), and publicly citing servicing concerns with the Master Servicer or Special Servicer, as applicable, as the sole or a material factor in such rating action; and (iv) the failure to provide to a Non-Lead Securitization Noteholder (if and to the extent required under the related Non-Lead Securitization) reports required under the Exchange Act, and the rules and regulations thereunder, in a timely fashion. Upon the occurrence of such a Servicer Termination Event (A) with respect to the Master Servicer affecting any Non-Lead Noteholder and the Master Servicer is not otherwise terminated pursuant to the Lead Securitization Servicing Agreement, the Trustee shall, upon the direction of any Non-Lead Noteholder, appoint a sub-servicer solely with respect to the Mortgage Loan (or if the Mortgage Loan is currently being sub-serviced, to replace the current sub-servicer, but only if such original sub-servicer is in default under the related sub-servicing agreement); and (B) the appointment (or replacement) of a sub-servicer with respect to the Mortgage Loan, as contemplated in clause (A) above, will in any event be subject to written confirmation from each Rating Agency that such appointment would not, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to the securities issued in connection with any Securitization. Upon the occurrence of a Servicer Termination Event with respect to the Special Servicer affecting a Non-Lead Noteholder and the Special Servicer is not otherwise terminated pursuant to the Lead Securitization Servicing Agreement, the Trustee shall, upon direction of a Non-Lead Noteholder, terminate the Special Servicer with respect to, but only with respect to, the Mortgage Loan;

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(xix)                upon any resignation of the Master Servicer or the Special Servicer, any termination of the Master Servicer or Special Servicer and/or any replacement thereof, any appointment of a successor to the Master Servicer or Special Servicer, or the effectiveness of any designation of a new Special Servicer, the Trustee or Certificate Administrator shall promptly (and in any event no later than three (3) Business Days prior to the effective date of such resignation, termination, replacement and/or appointment of a Master Servicer or Special Servicer) provide written notice thereof to each Non-Lead Trustee, each Non-Lead Master Servicer, and each Non-Lead Depositor, together with any information reasonably required (including, without limitation, any disclosure required under Item 1108 of Regulation AB) for the related Non-Lead Securitization to comply with any applicable reporting obligations under the Exchange Act; provided, that such notice shall not be deemed to be provided unless receipt thereof has been confirmed in writing (which may be by email) from the Non-Lead Depositor;

(xx)                if a Non-Lead Securitization Note becomes the subject of an Asset Review pursuant to the related Non-Lead Securitization Servicing Agreement, the Master Servicer, the Special Servicer, the Trustee and the Custodian shall reasonably cooperate with the Non-Lead Asset Representations Reviewer in connection with such Asset Review by providing the Non-Lead Asset Representations Reviewer with any documents reasonably requested by the Non-Lead Asset Representations Reviewer, but only to the extent (x) such documents are in the possession of the Master Servicer, the Special Servicer, the Trustee or the Custodian, as the case may be, and (y) the Non-Lead Asset Representations Reviewer has not been able to obtain such documents from the related mortgage loan seller; and

(xxi)            any conflict between the Lead Securitization Servicing Agreement and this Agreement shall be resolved in favor of this Agreement.

     (f)                Each Non-Lead Securitization Noteholder agrees that it shall cause the related Non-Lead Securitization Servicing Agreement to provide as follows (and to the extent such following provisions are not included in such Non-Lead Securitization Servicing Agreement, they shall be deemed incorporated therein and made a part thereof):

(i)                such Non-Lead Securitization Noteholder shall be responsible for its pro rata share of any Nonrecoverable Property Protection Advances (and advance interest thereon) and any additional trust fund expenses, but only to the extent that they relate to servicing and administration of the Notes and the Mortgaged Property, including without limitation, any unpaid Special Servicing Fees, Liquidation Fees and Workout Fees relating to the Notes, and that in the event that the funds received with respect to the Notes are insufficient to cover such Property Protection Advances or additional trust fund expenses, (A) the Non-Lead Master Servicer will be required to, promptly following notice from the Master Servicer or the Special Servicer, pay or reimburse the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Lead Securitization Trust, as applicable, out of general funds in the collection account (or equivalent account) established under the Non-Lead Securitization Servicing Agreement for the Non-Lead Securitization Noteholder’s pro rata share of any such Nonrecoverable Property Protection Advances (together with advance interest thereon) and/or other additional trust fund

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expenses (including compensation due to the Master Servicer and the Special Servicer to the extent related to the servicing and administration of the Mortgage Loan and the Mortgaged Property), and (B) if the Lead Securitization Servicing Agreement permits the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee to reimburse itself from the Lead Securitization Trust’s general account, then the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, may do so, and the Non-Lead Master Servicer will be required to, promptly following notice from the Master Servicer, the Special Servicer or the Trustee, reimburse the Lead Securitization Trust out of general funds in the collection account (or equivalent account) established under the Non-Lead Securitization Servicing Agreement for the Non-Lead Securitization Noteholder’s pro rata share of any such Nonrecoverable Property Protection Advances (together with advance interest thereon) and/or additional trust fund expenses (including compensation due to the Master Servicer and the Special Servicer to the extent related to the servicing and administration of the Mortgage Loan and the Mortgaged Property);

(ii)                each of the Indemnified Parties shall be indemnified (as and to the same extent the Lead Securitization Trust is required to indemnify each of such Indemnified Parties in respect of other mortgage loans in the Lead Securitization Trust pursuant to the terms of the Lead Securitization Servicing Agreement and, in the case of the Lead Securitization Trust, to the extent of any additional trust fund expenses with respect to the Mortgage Loan) by the Non-Lead Securitization Trust, against any of the Indemnified Items to the extent of its pro rata share of such Indemnified Items and, to the extent amounts on deposit in the Companion Distribution Account that are allocated to the Non-Lead Securitization Note are insufficient for reimbursement of such amounts, the Non-Lead Master Servicer will be required to reimburse each of the applicable Indemnified Parties for the Non-Lead Securitization Note’s pro rata share of the insufficiency out of general funds in the collection account (or equivalent account) established under the Non-Lead Securitization Servicing Agreement;

(iii)                the Non-Lead Master Servicer, Non-Lead Trustee or Non-Lead Certificate Administrator will be required to deliver to the Trustee, the Certificate Administrator, the Special Servicer, the Master Servicer and the Operating Advisor (i) promptly following the Non-Lead Securitization, notice of the deposit of the Non-Lead Securitization Note into a Securitization Trust (which notice may be (x) in the form of delivery (which may be by email) of a copy of the Non-Lead Securitization Servicing Agreement, or (y) by email notification together with contact information for the Non-Lead Trustee, the Non-Lead Certificate Administrator, the Non-Lead Master Servicer, the Non-Lead Special Servicer and the party designated to exercise the rights of the Non-Lead Note A-1-A Holders, as applicable, as a “Non-Controlling Noteholder” or “Non-Controlling A-1-A Noteholder” under this Agreement), accompanied by a copy of the executed Non-Lead Securitization Servicing Agreement, and (ii) notice of any subsequent change in the identity of the Non-Lead Master Servicer, the Non-Lead Trustee or the party designated to exercise the rights of the Non-Lead Note A-1-A Holders as a “Non-Controlling Noteholder” or “Non-Controlling A-1-A Noteholder” under this Agreement (together with the relevant contact information) (which may be in the form of email delivery of a copy of any revised Non-Lead Securitization Servicing Agreement); and

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(iv)                the Master Servicer, the Special Servicer, the Trustee and the Lead Securitization Trust shall be third party beneficiaries of the foregoing provisions.

      (g)               The Lead Securitization Noteholder shall:

(i)                give each Non-Lead Securitization Noteholder that is included in a Securitization (if any) at the time of the Securitization of the Lead Securitization Note, notice of such Securitization of the Lead Securitization Note in writing (which may be by email) not less than three (3) Business Days prior to the applicable pricing date for the Lead Securitization, together with contact information for each of the parties to the Lead Securitization Servicing Agreement; and

(ii)                send to each Non-Lead Securitization Noteholder and the parties to the related Non-Lead Securitization Servicing Agreement (that are not also party to the Lead Securitization Servicing Agreement) (x) on or promptly following the Lead Securitization Date (to the extent the applicable parties to the related Non-Lead Securitization Servicing Agreement have been engaged by the related Non-Lead Depositor on or prior to the Lead Securitization Date), a copy (in EDGAR-compatible format) of the execution version of the Lead Securitization Servicing Agreement, (y) within (1) one Business Day after the date of any re-filing by the Depositor of the Lead Securitization Servicing Agreement with the Commission to account for any changes thereto (other than a formal amendment thereto following the Lead Securitization Date), a copy (in EDGAR-compatible format) of the re-filed Lead Securitization Servicing Agreement, and (z) promptly following distribution thereof to the parties to the Lead Securitization Servicing Agreement, any changes made by the Depositor to the Lead Securitization Servicing Agreement (other than a formal amendment thereto following the Lead Securitization Date).

   (h)               Each Non-Lead Securitization Noteholder shall provide (or cause to be provided) to the Lead Securitization Noteholder and the parties to the Lead Securitization Servicing Agreement (provided that the Lead Securitization Servicing Agreement has been delivered to the Non-Lead Securitization Noteholder) notice of the closing of the Non-Lead Securitization, in writing (which may be by email) prior to or promptly following the Non-Lead Securitization Date, which notice shall include a copy of the Non-Lead Securitization Servicing Agreement.

   (i)                 Notwithstanding anything to the contrary contained in this Agreement, any obligation of the Servicer pursuant to the terms hereof shall be performed by the Master Servicer or the Special Servicer, as applicable, as set forth in the Servicing Agreement.

   (j)                 At any time after the Securitization Date that the Lead Securitization Note is no longer subject to the provisions of the Servicing Agreement, the Lead Securitization Noteholder shall cause the Mortgage Loan to be serviced pursuant to a servicing agreement that contains servicing provisions which are the same as or more favorable to the Non-Lead Securitization Noteholders and each Subordinate Fixed Rate Noteholder, in substance, to those in the Servicing Agreement and all references herein to the “Servicing Agreement” shall mean such subsequent servicing agreement; provided, however, that if a Non-Lead Securitization Note is in a Securitization, then a written confirmation shall have been obtained from each Rating Agency

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rating such Securitization that the appointment of the servicer(s) pursuant to such servicing agreement would not, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to the securities issued in connection with such Securitization; provided, further, that until a replacement servicing agreement has been entered into, the Lead Securitization Noteholder shall cause the Mortgage Loan to be serviced in accordance with the servicing provisions set forth in the Servicing Agreement as if such agreement was still in full force and effect with respect to the Mortgage Loan; provided, however, that the Servicer under such replacement Servicing Agreement shall have no further obligations to advance monthly payments of principal and interest; provided, further, however, that until a replacement servicing agreement is in place, the actual servicing of the Mortgage Loan may be performed by any nationally recognized commercial mortgage loan servicer meeting the requirements of the Servicing Agreement appointed by the Lead Securitization Noteholder and the special servicer appointed by the Controlling Noteholder (which special servicer must satisfy the Required Special Servicer Rating of, or otherwise be acceptable to, each of the Rating Agencies rating any outstanding Securitization) and does not have to be performed by the service providers set forth under the Servicing Agreement.

(k)               Subject to the Servicer’s obligation to act in accordance with the Servicing Standard and subject to a Rating Agency Confirmation, and solely in the event that S&P rates any securities issued in connection with any Securitization of any Note A-1-A or Note A-1-B, the Servicer shall require the related Mortgage Loan Borrower to maintain insurance with an insurer meeting the minimum S&P ratings requirements specified in the related Mortgage Loan Documents (and, for the avoidance of doubt, without regard to any Lender discretion with respect to such ratings in the related Mortgage Loan Documents).

(l)                 [Reserved.]

(m)             The parties hereto hereby agree that Midland Loan Services, a Division of PNC Bank, National Association, will be appointed as the initial primary servicer for the Mortgage Loan.

Section 3.                Payment Priority Between the Fixed Rate Notes and the Floating Rate Note. (A) The Fixed Rate Notes, on the one hand, and the Floating Rate Note, on the other hand, shall be of equal priority, and no portion of any Fixed Rate Note shall have priority or preference over any portion of the Floating Rate or security therefor. All amounts tendered by the Mortgage Loan Borrower or otherwise available for payment on or with respect to or in connection with the Mortgage Loan or the Mortgaged Properties or amounts realized as proceeds thereof, whether received in the form of Monthly Payments, the Balloon Payment, Liquidation Proceeds, proceeds under any guaranty, letter of credit or other collateral or instrument securing the Mortgage Loan or Insurance and Condemnation Proceeds (other than proceeds, awards or settlements that are required to be applied to the restoration or repair of the Mortgaged Properties or released to the Mortgage Loan Borrower in accordance with the terms of the Mortgage Loan Documents, to the extent permitted by the REMIC Provisions), but excluding (x) all amounts for required reserves or escrows required by the Mortgage Loan Documents to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of Advances then due and payable or reimbursable to the Servicer under the Servicing Agreement and (y) all amounts that are then due, payable or reimbursable to any Servicer (excluding master servicing fees, trustee

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fees, certificate administrator fees, operating advisor fees and asset representations reviewer fees (all of which shall be payable by the applicable Noteholder to such party out of distributions made to such Noteholder in respect of its respective Note), with respect to the Mortgage Loan pursuant to the Servicing Agreement (such amounts contemplated by clauses (x) and (y), “Withheld Amounts”), shall be applied to the Fixed Rate Notes, on the one hand, and the Floating Rate Note, on the other hand, on a pro rata and a pari passu basis; provided that notwithstanding anything to the contrary contained in this Agreement or in the Mortgage Loan Agreement, so long as no Event of Default under the Mortgage Loan Agreement is then continuing, (i) any voluntary prepayment (including any prepayment in connection with an Individual Property Release or a Casualty/Condemnation Prepayment) shall be allocated first to the Floating Rate Note until the outstanding principal balance of the Floating Rate Note has been reduced to zero, and second to the Fixed Rate Notes, pursuant to and in accordance with the terms and provisions set forth in Section 2.4.6 of the Mortgage Loan Agreement, and (ii) any Mandatory Prepayment Amount in connection with Section 2.4.3(a) of the Mortgage Loan Agreement shall be allocated pro rata between the Floating Rate Note and the Fixed Rate Notes pursuant to the Mortgage Loan Agreement. For the avoidance of doubt, (i) one hundred percent (100%) of the Free Prepayment Amount shall be allocated to the Floating Rate Note and (ii) any Floating Rate Component Permanent Prepayment shall permanently reduce the Floating Rate Component Commitment in the amount of such prepayment and in each of (i) and (ii) shall not be available for re-borrowing.

For clarification purposes, Default Interest and late payment charges (collectively, “Penalty Charges”) paid on the Notes pursuant to this Section 3(A) shall be allocated to the Fixed Rate Noteholders, on the one hand, and the Floating Rate Noteholder, on the other hand, on a pro rata basis and applied: first, to reduce, on a pro rata basis, the Penalty Charges otherwise payable on each such Note by the amount necessary to pay the Master Servicer, the Trustee or the Special Servicer for any interest accrued on any Property Protection Advances and reimbursement of any Property Protection Advances in accordance with the terms of the Lead Securitization Servicing Agreement; second, to reduce, on a pro rata basis, the Penalty Charges otherwise payable to each Noteholder by the amount necessary to pay the Master Servicer, Trustee, Non-Lead Master Servicer or Non-Lead Trustee for any interest accrued on any P&I Advance made with respect to such Note by such party (if and as specified in the Lead Securitization Servicing Agreement or any Non-Lead Securitization Servicing Agreement, as applicable); third, to reduce, on a pro rata basis, the Penalty Charges otherwise payable to each Noteholder by the amount necessary to pay additional trust fund expenses (other than Special Servicing Fees, unpaid Workout Fees and Liquidation Fees) incurred with respect to the Mortgage Loan (as specified in the Servicing Agreement); and finally, (i) in the case of the remaining amount of Penalty Charges otherwise allocable pursuant to this Section 3(A) to the Lead Securitization Noteholder, to pay such remaining amount to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Servicing Agreement and (ii) in the case of the remaining amount of Penalty Charges allocable pursuant to this Section 3(A) to any Noteholder that is not the Lead Securitization Noteholder, to pay such remaining amount (x) prior to the Securitization of such Note, to the related Noteholder and (y) following the Securitization of such Note, to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Servicing Agreement.

(B)       Payment Priority Between the Fixed Rate Notes; Payments Prior to a Sequential Pay Event. The Subordinate Fixed Rate Notes and the rights of the Subordinate Fixed

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Rate Noteholders to receive payments of interest, principal and other amounts with respect to such Subordinate Fixed Rate Notes shall at all times be junior, subject and subordinate to each Note A-1-A and the respective rights of each Note A-1-A Holder to receive payments of interest, principal and other amounts with respect to such Note A-1-A as and to the extent set forth herein. Each Note A-1-C and the rights of the Note A-1-C Holders to receive payments of interest, principal and other amounts with respect to such Note A-1-C shall at all times be junior, subject and subordinate to the Note A-1-A and the Note A-1-B and the respective rights of the Note A-1-A Holders and the Note A-1-B Holder to receive payments of interest, principal and other amounts with respect to such Note A-1-A and Note A-1-B as and to the extent set forth herein. The Note A-1-D and the rights of the Note A-1-D Holder to receive payments of interest, principal and other amounts with respect to such Note A-1-D shall at all times be junior, subject and subordinate to each Note A-1-A, the Note A-1-B and the Note A-1-C and the respective rights of the Note A-1-A Holders, the Note A-1-B Holder and the Note A-1-C Holders to receive payments of interest, principal and other amounts with respect to such Note A-1-A, Note A-1-B and Note A-1-C as and to the extent set forth herein. If no Sequential Pay Event shall have occurred and be continuing, all amounts tendered by the Mortgage Loan Borrower or otherwise available for payment on or with respect to or in connection with the Mortgage Loan or the Mortgaged Property or amounts realized as proceeds thereof, whether received in the form of Monthly Payments, the Balloon Payment, Liquidation Proceeds, proceeds under any guaranty, letter of credit or other collateral or instrument securing the Mortgage Loan or Insurance and Condemnation Proceeds (other than proceeds, awards or settlements that are required to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgage Loan Borrower in accordance with the terms of the Mortgage Loan Documents, to the extent permitted by the REMIC Provisions), but excluding (x) all amounts for required reserves or escrows required by the Mortgage Loan Documents (to the extent, in accordance with the terms of the Mortgage Loan Documents) to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of Advances then due and payable or reimbursable to the Servicer under the Servicing Agreement and (y) all amounts that are then due, payable or reimbursable to any Servicer (excluding master servicing fees, trustee fees, certificate administrator fees, operating advisor fees and asset representations reviewer fees, all of which shall be payable by each of the Note A-1-A Holders to such parties out of distributions made to them in respect of the Note A-1-A), with respect to the Mortgage Loan pursuant to the Servicing Agreement (such amounts contemplated by clauses (x) and (y), “Withheld Amounts”), to the extent allocable to the Fixed Rate Notes pursuant to Section 3(A) above, shall be distributed by the Master Servicer in the following order of priority without duplication (and payments shall be made at such times as are set forth in the Servicing Agreement):

(a)                first, to each Note A-1-A Holder, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on the Principal Balance of such Note A-1-A, at the Net Note A-1-A Rate;

(b)               second, to the Note A-1-B Holder, in an amount equal to the accrued and unpaid interest on the Principal Balance of such Note A-1-B, at the Net Note A-1-B Rate;

(c)                third, to each Note A-1-C Holder, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on the Principal Balance of such Note A-1-C, at the Net Note A-1-C Rate;

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(d)               fourth, to the Note A-1-D Holder, in an amount equal to the accrued and unpaid interest on the Principal Balance of such Note A-1-D, at the Net Note A-1-D Rate;

(e)                fifth, to each Note A-1-A Holder, pro rata (based on the Principal Balances of such Note A-1-A) in an aggregate amount equal to all principal payments received, including any Insurance and Condemnation Proceeds received, if any, with respect to such Monthly Payment Date with respect to the Mortgage Loan allocated as principal on the Mortgage Loan and applied to the Note A-1-A pursuant to and under the Mortgage Loan Agreement, until the respective Principal Balances of the Note A-1-A have been reduced to zero;

(f)                sixth, to each Note A-1-A Holder, pro rata (based on their respective entitlements) up to the amount of any unreimbursed out-of-pocket costs and expenses paid or incurred by such Note A-1-A Holder (or the amount of any costs and expenses paid or incurred or advanced by any Servicer or Trustee on its behalf and not previously paid or reimbursed to such Servicer), including any Recovered Costs not previously reimbursed by the Mortgage Loan Borrower, with respect to the Mortgage Loan pursuant to this Agreement or the Servicing Agreement;

(g)               seventh, if the proceeds of any foreclosure sale or any liquidation of a Mortgage Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(f) and, as a result of a Workout the aggregate Principal Balance of Note A-1-A has been reduced, such excess amount shall be paid to the Note A-1-A Holders pro rata (based on the Principal Balances of such Note A-1-A) in an aggregate amount up to the amount of such reduction, if any, of the Principal Balance of each Note A-1-A as a result of such Workout, plus interest on such aggregate amount at the Note A-1-A Rate from the date of such reduction to the date of the receipt of such proceeds;

(h)               eighth, to the extent a Note A-1-B Holder has made any payments or advances to cure defaults pursuant to Section 11, to reimburse such Note A-1-B Holder for all such cure payments;

(i)                 ninth, to the Note A-1-B Holder, in an aggregate amount equal to all principal payments received, including any Insurance and Condemnation Proceeds received, if any, with respect to such Monthly Payment Date with respect to the Mortgage Loan allocated as principal on the Mortgage Loan and applied to Note A-1-B pursuant to and under the Mortgage Loan Agreement, remaining after giving effect to the allocation in clause (e) above, until the Principal Balance of the Note A-1-B has been reduced to zero;

(j)                 tenth, if the proceeds of any foreclosure sale or any liquidation of a Mortgage Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(i) and, as a result of a Workout the Principal Balance of Note A-1-B has been reduced, such excess amount shall be paid to the Note A-1-B Holder in an aggregate amount up to the amount of such reduction, if any, of the Principal Balance of the Note A-1-B as a result of such Workout, plus interest on such aggregate amount at the related Note A-1-B Rate from the date of such reduction to the date of the receipt of such proceeds;

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(k)               eleventh, to the extent a Note A-1-C Holder has made any payments or advances to cure defaults pursuant to Section 11, to reimburse such Note A-1-C Holder for all such cure payments;

(l)                 twelfth, to each Note A-1-C Holder, pro rata (based on the Principal Balances of such Note A-1-C) in an aggregate amount equal to all principal payments received, including any Insurance and Condemnation Proceeds received, if any, with respect to such Monthly Payment Date with respect to the Mortgage Loan allocated as principal on the Mortgage Loan and applied to the Note A-1-C pursuant to and under the Mortgage Loan Agreement, until the Principal Balance of the Note A-1-C has been reduced to zero;

(m)             thirteenth, if the proceeds of any foreclosure sale or any liquidation of a Mortgage Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(l) and, as a result of a Workout the Principal Balance of Note A-1-C has been reduced, such excess amount shall be paid to the Note A-1-C Holders in an aggregate amount up to the amount of such reduction, if any, of the Principal Balance of Note A-1-C as a result of such Workout, plus interest on such aggregate amount at the Note A-1-C Rate from the date of such reduction to the date of the receipt of such proceeds;

(n)               fourteenth, to the extent the Note A-1-D Holder has made any payments or advances to cure defaults pursuant to Section 11, to reimburse such Note A-1-D Holder for all such cure payments;

(o)               fifteenth, to the Note A-1-D Holder, in an aggregate amount equal to all principal payments received, including any Insurance and Condemnation Proceeds received, if any, with respect to such Monthly Payment Date with respect to the Mortgage Loan allocated as principal on the Mortgage Loan and applied to the A-1-D Note pursuant to and under the Mortgage Loan Agreement, until the Principal Balance of the Note A-1-D has been reduced to zero;

(p)               sixteenth, if the proceeds of any foreclosure sale or any liquidation of a Mortgage Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(o) and, as a result of a Workout the Principal Balance of Note A-1-D has been reduced, such excess amount shall be paid to the Note A-1-D Holder in an aggregate amount up to the amount of such reduction, if any, of the Principal Balance of the Note A-1-D as a result of such Workout, plus interest on such aggregate amount at the Note A-1-D Rate from the date of such reduction to the date of the receipt of such proceeds;

(q)               seventeenth, to each Note A-1-A Holder, pro rata (based on the Principal Balances of such Note A-1-A) in an aggregate amount equal to the product of (i) the Note A-1-A Percentage Interest multiplied by (ii) the Note A-1-A Relative Spread, and (iii) any Prepayment Premium to the extent paid by the Mortgage Loan Borrower;

(r)                 eighteenth, to the Note A-1-B Holder, in an aggregate amount equal to the product of (i) the Note A-1-B Percentage Interest multiplied by (ii) the Note A-1-B Relative Spread and (iii) any Prepayment Premium to the extent paid by the Mortgage Loan Borrower;

(s)                nineteenth, to the Note A-1-C Holders, pro rata (based on the Principal Balances of such Note A-1-C) in an aggregate amount equal to the product of (i) the Note A-1-C

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Percentage Interest multiplied by (ii) the Note A-1-C Relative Spread and (iii) any Prepayment Premium to the extent paid by the Mortgage Loan Borrower;

(t)                 twentieth, to the Note A-1-D Holder, in an aggregate amount equal to the product of (i) the Note A-1-D Percentage Interest multiplied by (ii) the Note A-1-D Relative Spread and (iii) any Prepayment Premium to the extent paid by the Mortgage Loan Borrower;

(u)               twenty-first, to the extent assumption or transfer fees actually paid by the Mortgage Loan Borrower are not required to be otherwise applied under the Servicing Agreement, including, without limitation, to provide reimbursement for interest on any Advances, to pay any Additional Servicing Expenses or to compensate a Servicer (in each case provided that such reimbursements or payments relate to the Mortgage Loan), any such assumption or transfer fees, to the extent actually paid by the Mortgage Loan Borrower, shall be paid pro rata to the Fixed Rate Note Holders, in accordance with the Note A-1-A Percentage Interest, the Note A-1-B Percentage Interest, the Note A-1-C Percentage Interest and the Note A-1-D Percentage Interest, respectively, with the amount distributed to the Note A-1-A Holders to be allocated among the Note A-1-A Holders pro rata based on the respective Principal Balances of such Note A-1-A, with the amount distributed to the Note A-1-B Holder to be allocated to the Note A-1-B Holder, with the amount distributed to the Note A-1-C Holders, pro rata based on the respective Principal Balances of such Note A-1-C and with the amount distributed to the Note A-1-D Holder to be allocated to the Note A-1-D Holder; and

(v)               twenty-second, if any excess amount, including, without limitation, any Default Interest, is available to be distributed in respect of the Mortgage Loan, and not otherwise applied in accordance with the foregoing clauses (a)-(u), any remaining amount shall, if not otherwise subject to allocation pursuant to the terms of the Servicing Agreement, be paid pro rata to the Note A-1-A Holders, the Note A-1-B Holder, the Note A-1-C Holders and the Note A-1-D Holder in accordance with the initial Note A-1-A Percentage Interest, the initial Note A-1-B Percentage Interest, the initial Note A-1-C Percentage Interest and the initial Note A-1-D Percentage Interest, respectively, with the amount distributed to the Note A-1-A Holders to be allocated among the Note A-1-A Holders pro rata based on the respective Principal Balances of such Note A-1-A, with the amount distributed to the Note A-1-B Holder to be allocated to the Note A-1-B Holder, with the amount distributed to the Note A-1-C Holders to be allocated among the Note A-1-C Holders, pro rata based on the respective Principal Balances of such Note A-1-C and with the amount distributed to the Note A-1-D Holder to be allocated to the Note A-1-D Holder.

Section 4.                Payments Following a Sequential Pay Event. Payments of interest and principal shall be made to the Fixed Rate Noteholders in accordance with Section 3(B) of this Agreement; provided, if a Sequential Pay Event shall have occurred and be continuing, all amounts tendered by the Mortgage Loan Borrower or otherwise available for payment on or with respect to or in connection with the Mortgage Loan or the Mortgaged Property or amounts realized as proceeds thereof (including without limitation amounts received by the Master Servicer or Special Servicer pursuant to the Servicing Agreement as reimbursements on account of recoveries in respect of Advances), whether received in the form of Monthly Payments, any proceeds from the sale or distribution of any Foreclosure Property, the Balloon Payment, Liquidation Proceeds, proceeds under any guaranty, letter of credit or other collateral or instrument securing the Mortgage Loan or Insurance and Condemnation Proceeds (other than proceeds, awards or

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settlements that are required to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgage Loan Borrower in accordance with the terms of the Mortgage Loan Documents, to the extent permitted by the REMIC Provisions), but excluding any Withheld Amounts, to the extent allocable to the Fixed Rate Notes pursuant to Section 3(A) above, shall be distributed by the Master Servicer in the following order of priority without duplication (and payments shall be made at such times as are set forth in the Servicing Agreement):

(a)                first, to each Note A-1-A Holder, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on the Principal Balance of such Note A-1-A, respectively, at the Net Note A-1-A Rate;

(b)               second, (A) on and after the Note A-1-B Securitization Date, to the Note A-1-B Holder, in an amount equal to the accrued and unpaid interest on the Principal Balance of such Note A-1-B, at the Net Note A-1-B Rate, or (B) prior to the Note A-1-B Securitization Date, the accrued and unpaid interest on the Note A-1-B Principal Balance at the Net Note A-1-B Rate shall be payable to the Note A-1-B Holder pursuant to clause eighth below;

(c)                third, to each Note A-1-A Holder, pro rata (based on the Principal Balances of such Note A-1-A), until the respective Principal Balances of the Note A-1-A have been reduced to zero;

(d)               fourth, to each the Note A-1-A Holder, pro rata (based on their respective entitlements) up to the amount of any unreimbursed out-of-pocket costs and expenses paid or incurred by such Note A-1-A Holder (or the amount of any costs or expenses paid or incurred or advanced by any Servicer or Trustee on its behalf and not previously paid or reimbursed to such Servicer), including any Recovered Costs not previously reimbursed by the Mortgage Loan Borrower, with respect to the Mortgage Loan pursuant to this Agreement or the Servicing Agreement;

(e)                fifth, to each Note A-1-A Holder, pro rata (based on the Principal Balances of such Note A-1-A) in an aggregate amount equal to the product of (i) the Note A-1-A Percentage Interest multiplied by (ii) the Note A-1-A Relative Spread, and (iii) any Prepayment Premium to the extent paid by the Mortgage Loan Borrower;

(f)                sixth, if the proceeds of any foreclosure sale or any liquidation of a Mortgage Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(e) and, as a result of a Workout the aggregate Principal Balance of Note A-1-A has been reduced, such excess amount shall be paid to the Note A-1-A Holders pro rata (based on the Principal Balances of such Note A-1-A) in an aggregate amount up to the amount of such reduction, if any, of the Principal Balance of each Note A-1-A as a result of such Workout, plus interest on such aggregate amount at the Note A-1-A Rate from the date of such reduction to the date of the receipt of such proceeds;

(g)               seventh, to the extent the Note A-1-B Holder has made any payments or advances to cure defaults pursuant to Section 11, to reimburse such Note A-1-B Holder for all such cure payments; and to the Note A-1-B Holder in the amount of any other unreimbursed reasonable

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out-of-pocket costs and expenses paid or incurred by such Note A-1-B Holder, in each case to the extent reimbursable by, but not previously reimbursed by, the Mortgage Loan Borrower;

(h)               eighth, (A) prior to the Note A-1-B Securitization Date, to the Note A-1-B Holder in an amount equal to the accrued and unpaid interest on the Note A-1-B Principal Balance at the Net Note A-1-B Rate, or (B) on and after the Note A-1-B Securitization Date, the accrued and unpaid interest on the Note A-1-B Principal Balance at the Net Note A-1-B Rate shall be payable to the Note A-1-B Holder pursuant to clause second above

(i)                 ninth, to the Note A-1-B Holder, until the Principal Balance of the Note A-1-B has been reduced to zero;

(j)                 tenth, to the Note A-1-B Holder in an amount equal to the product of (i) the Note A-1-B Percentage Interest multiplied by (ii) the Note A-1-B Relative Spread and (iii) any Prepayment Premium to the extent paid by the Mortgage Loan Borrower;

(k)               eleventh, if the proceeds of any foreclosure sale or any liquidation of a Mortgage Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(j) and, as a result of a Workout the Principal Balance of Note A-1-B has been reduced, such excess amount shall be paid to the Note A-1-B Holder, in an aggregate amount up to the amount of such reduction, if any, of the Principal Balance of the A-1-B Note as a result of such Workout, plus interest on such aggregate amount at the Note A-1-B Rate from the date of such reduction to the date of the receipt of such proceeds;

(l)                 twelfth, to the extent a Note A-1-C Holder has made any payments or advances to cure defaults pursuant to Section 11, to reimburse such Note A-1-C Holder for all such cure payments; and to such Note A-1-C Holder in the amount of any other unreimbursed reasonable out-of-pocket costs and expenses paid or incurred by such Note A-1-C Holder, in each case to the extent reimbursable by, but not previously reimbursed by, the Mortgage Loan Borrower;

(m)             thirteenth, to each Note A-1-C Holder, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on the Principal Balance of such C Note, at the Net Note A-1-C Rate;

(n)               fourteenth, to each Note A-1-C Holder, pro rata (based on their respective entitlements to interest) until the Principal Balance of the Note A-1-C have been reduced to zero;

(o)               fifteenth, to each Note A-1-C Holder, pro rata (based on their respective entitlements to interest) in an amount equal to the product of (i) the Note A-1-C Percentage Interest multiplied by (ii) the Note A-1-C Relative Spread and (iii) any Prepayment Premium to the extent paid by the Mortgage Loan Borrower;

(p)               sixteenth, if the proceeds of any foreclosure sale or any liquidation of a Mortgage Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(o) and, as a result of a Workout the Principal Balance of Note A-1-C has been reduced, such excess amount shall be paid to the Note A-1-C Holders, in an aggregate amount up to the amount of such reduction, if any, of the Principal Balance of the Note A-1-C as

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a result of such Workout, plus interest on such aggregate amount at the Note A-1-C Rate from the date of such reduction to the date of the receipt of such proceeds;

(q)               seventeenth, to the extent the Note A-1-D Holder have made any payments or advances to cure defaults pursuant to Section 11, to reimburse such Note A-1-D Holder for all such cure payments; and to the Note A-1-D Holder in the amount of any other unreimbursed reasonable out-of-pocket costs and expenses paid or incurred by such Note A-1-D Holder, in each case to the extent reimbursable by, but not previously reimbursed by, the Mortgage Loan Borrower;

(r)                 eighteenth, to the Note A-1-D Holder, in an amount equal to the accrued and unpaid interest on the Principal Balance of such D Note, at the Net Note A-1-D Rate;

(s)                nineteenth, to the Note A-1-D Holder, until the Principal Balance of the Note A-1-D has been reduced to zero;

(t)                 twentieth, to the Note A-1-D Holder in an amount equal to the product of (i) the Note A-1-D Percentage Interest multiplied by (ii) the Note A-1-D Relative Spread and (iii) any Prepayment Premium to the extent paid by the Mortgage Loan Borrower;

(u)               twenty-first, if the proceeds of any foreclosure sale or any liquidation of a Mortgage Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(t) and, as a result of a Workout the Principal Balance of Note A-1-D has been reduced, such excess amount shall be paid to the Note A-1-D Holder, in an aggregate amount up to the amount of such reduction, if any, of the Principal Balance of the Note A-1-D as a result of such Workout, plus interest on such aggregate amount at the Note A-1-D Rate from the date of such reduction to the date of the receipt of such proceeds;

(v)               twenty-second, to the extent assumption or transfer fees actually paid by the Mortgage Loan Borrower are not required to be otherwise applied under the Servicing Agreement, including, without limitation, to provide reimbursement for interest on any Advances, to pay any Additional Servicing Expenses or to compensate a Servicer (in each case provided that such reimbursements or payments relate to the Mortgage Loan), any such assumption or transfer fees, to the extent actually paid by the Mortgage Loan Borrower, shall be paid pro rata to the Note A-1-A Holders, the Note A-1-B Holder, the Note A-1-C Holders and the Note A-1-D Holder in accordance with the Note A-1-A Percentage Interest, the Note A-1-B Percentage Interest, the Note A-1-C Percentage Interest and the Note A-1-D Percentage Interest, respectively, with the amount distributed to the Note A-1-A Holders to be allocated among the Note A-1-A Holders pro rata based on the respective Principal Balances of such Note A-1-A, with the amount distributed to the Note A-1-B Holder to be allocated to the Note A-1-B Holder, with the amount distributed to the Note A-1-C Holders to be allocated among the Note A-1-C Holders pro rata based on the respective Principal Balances of such Note A-1-C and with the amount distributed to the Note A-1-D Holder to be allocated to the Note A-1-D Holder; and

(w)             twenty-third, if any excess amount, including, without limitation, any Default Interest, is available to be distributed in respect of the Mortgage Loan, and not otherwise applied in accordance with the foregoing clauses (a)-(u), any remaining amount shall, if not

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otherwise subject to allocation pursuant to the terms of the Servicing Agreement, be paid pro rata to the Note A-1-A Holders, the Note A-1-B Holder, the Note A-1-C Holders and the Note A-1-D Holder in accordance with the initial Note A-1-A Percentage Interest, the initial Note A-1-B Percentage Interest, the initial Note A-1-C Percentage Interest and the initial Note A-1-D Percentage Interest, respectively, with the amount distributed to the Note A-1-A Holders to be allocated among the Note A-1-A Holders pro rata based on the respective Principal Balances of such Note A-1-A, with the amount distributed to the Note A-1-B Holder to be allocated to the Note A-1-B Holder, with the amount distributed to the Note A-1-C Holders to be allocated among the Note A-1-C Holders pro rata based on the respective Principal Balances of such Note A-1-C and with the amount distributed to the Note A-1-D Holder to be allocated to the Note A-1-D Holder.

Section 5.                Administration of the Mortgage Loan.

(a)                Subject to this Agreement (including, without limitation, Section 5(f) below) and the Servicing Agreement and consistent with the Servicing Standard, the Lead Securitization Noteholder (or any Servicer acting on behalf of the Lead Securitization Noteholder) shall have the sole and exclusive authority with respect to the administration of, and exercise of rights and remedies with respect to, the Mortgage Loan, including, without limitation, the sole authority to modify or waive any of the terms of the Mortgage Loan Documents or consent to any action or failure to act by the Mortgage Loan Borrower or any other party to the Mortgage Loan Documents, call or waive any Event of Default, accelerate the Mortgage Loan or institute any foreclosure action or other remedy and no other Noteholder shall have any voting, consent or other rights whatsoever with respect to the Lead Securitization Noteholder’s administration of, or exercise of its rights and remedies with respect to, the Mortgage Loan. Subject to this Agreement and the Servicing Agreement (including, without limitation, Section 5(f) below) and consistent with the Servicing Standard, each Non-Lead Securitization Noteholder and each Subordinate Fixed Rate Noteholder agrees that it shall have no right to, and hereby presently and irrevocably assigns and conveys to the Lead Securitization Noteholder (or any Servicer acting on behalf of the Lead Securitization Noteholder) the rights, if any, that such Non-Lead Securitization Noteholder or Subordinate Fixed Rate Noteholder, as applicable, has to, (i) call or cause the Lead Securitization Noteholder to call an Event of Default under the Mortgage Loan, or (ii) exercise any remedies with respect to the Mortgage Loan or the Mortgage Loan Borrower, including, without limitation, filing or causing the Lead Securitization Noteholder to file any bankruptcy petition against the Mortgage Loan Borrower. The Lead Securitization Noteholder (or any Servicer acting on behalf of the Lead Securitization Noteholder) shall not have any fiduciary duty to any Non-Lead Noteholder in connection with the administration of the Mortgage Loan (but the foregoing shall not relieve the Lead Securitization Noteholder from the obligation to make any disbursement of funds as set forth herein).

(b)               The administration of the Mortgage Loan shall be governed by this Agreement and the Servicing Agreement. Each Noteholder agrees to be bound by the terms of this Agreement and the Servicing Agreement. The Servicers shall service the Mortgage Loan in accordance with the terms of this Agreement, including without limitation, the rights of the Subordinate Fixed Rate Noteholders set forth in Section 5(f) below and consistent with the Servicing Standard. Servicing of the Mortgage Loan shall be carried out by the Master Servicer and, if the Mortgage Loan is a Specially Serviced Loan, by the Special Servicer, in each case pursuant to the Servicing Agreement and consistent with the Servicing Standard. Notwithstanding

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anything to the contrary contained herein, in accordance with the Servicing Agreement, the Lead Securitization Noteholder shall cause the Master Servicer and the Special Servicer to service and administer the Mortgage Loan in accordance with the Servicing Standard, taking into account the interests of each of the Noteholders as a collective whole (it being understood that (w) the interests of the Fixed Rate Noteholders, on the one hand, and the Floating Rate Holder, on the other hand, are pro rata and pari passu, (x) the interests of the Note A-1-B Holder are subordinate to the interests of the Note A-1-A Holders, (y) the interests of the Note A-1-C Holders are subordinate to the interests of the Note A-1-A Holders and the Note A-1-B Holder, and (z) the interests of the Note A-1-D Holder are subordinate to the interests of the Note A-1-A Holders, the Note A-1-B Holder and the Note A-1-C Holders, in the cause of each of (w), (x), (y) and (z) subject to the terms and conditions of this Agreement, including without limitation the rights of the Controlling Noteholder and the Note A-2 Holder), and any Subordinate Fixed Rate Noteholder who is not a Borrower Party shall be deemed a third party beneficiary of such provisions of the Servicing Agreement. The foregoing provisions of this Section 5(b) shall not limit or modify the rights of the Controlling Noteholder, the Controlling Noteholder Representative and/or the Note A-2 Holder to exercise their respective rights specifically set forth under this Agreement.

(c)                Notwithstanding anything to the contrary contained herein, but subject to the terms and conditions of the Servicing Agreement and this Agreement (including, without limitation, Sections 5(f) and 6), if the Servicer in connection with a Workout of the Mortgage Loan modifies the terms thereof in accordance herewith such that (i) the unpaid principal balance of the Mortgage Loan is decreased, (ii) the Mortgage Loan Rate or scheduled amortization payments on such Mortgage Loan are reduced, (iii) payments of interest or principal on such Mortgage Loan are waived, reduced or deferred or (iv) any other adjustment (other than an increase in the Mortgage Loan Rate or increase in scheduled amortization payments) is made to any of the terms of the Mortgage Loan, all payments to the Note A-1-A Holders, Note A-1-B Holder, Note A-1-C Holders, the Note A-1-D Holder and Note A-2 Holder pursuant to Section 3 and Section 4, as applicable, shall be made as though such Workout did not occur, with the payment terms of Note A-1-A, Note A-1-B, Note A-1-C, Note A-1-D and Note A-2 remaining the same as they are on the date hereof, the full economic effect of all waivers, reductions or deferrals of amounts due on the Mortgage Loan attributable to such Workout shall be borne by the Fixed Rate Noteholders, on the one hand, and the Floating Rate Holder, on the other hand (pro rata based on the Principal Balances of the Fixed Rate Notes and the Floating Rate Note, respectively), and with respect to such amounts allocable to the Fixed Rate Noteholders shall be borne first, by the Note A-1-D Holder, second, by the Note A-1-C Holders (pro rata based on the Principal Balances of their respective Notes), third, by the Note A-1-B Holder, and then, by the Note A-1-A Holders (pro rata based on the Principal Balances of their respective Notes), in that order, in each case up to the amount otherwise due on such Note(s). Subject to the Servicing Agreement and this Agreement (including without limitation Sections 5(f) and (6)), in the case of any modification or amendment described above, the Lead Securitization Noteholder (or the Servicer on its behalf) will have the sole authority and ability to revise the payment provisions set forth in Section 3 and Section 4 above in a manner that reflects (w) the pro rata and pari passu nature between the Fixed Rate Noteholders, on the one hand, and the Floating Rate Holder, on the other hand, (x) the subordination of Note A-1-B to Note A-1-A, (y) the subordination of Note A-1-C to Note A-1-A and Note A-1-B, and (z) the subordination of Note A-1-D to Note A-1-A, Note A-1-B and Note A-1-C, with respect to the loss that is the result of such amendment or modification, including: (i) the ability to increase the Note A-1-A Percentage Interest, to increase or reduce, as applicable,

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the Note A-1-B Percentage Interest, to increase or reduce, as applicable, the Note A-1-C Percentage Interest and to reduce the Note A-1-D Percentage Interest in a manner that reflects a loss in principal as a result of such amendment or modification and (ii) the ability to change the Note A-1-A Rate, the Note A-1-B Rate, the Note A-1-C Rate and the Note A-1-D Rate, as applicable, in order to reflect a reduction in the Mortgage Loan Rate of the Mortgage Loan but shall not be permitted to change the order of the clauses set forth in Sections 3 and 4 hereof. Notwithstanding the foregoing, if any Workout, modification or amendment of the Mortgage Loan extends the original maturity date of the Mortgage Loan, for purposes of this paragraph, the Balloon Payment will be deemed not to be due on the original maturity date of the Mortgage Loan but will be deemed due on the extended maturity date of the Mortgage Loan.

(d)               All rights and obligations of the Lead Securitization Noteholder described hereunder may be exercised by the Servicers on behalf of the Lead Securitization Noteholder in accordance with the Servicing Agreement and this Agreement. Each Non-Lead Noteholder shall be provided access to any website that an investor would be permitted to access in accordance with the procedures set forth in the Servicing Agreement.

(e)                If any Note is included as an asset of a REMIC, any provision of this Agreement to the contrary notwithstanding: (i) the Mortgage Loan shall be administered such that the Notes shall each qualify at all times as (or as interests in) a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, (ii) any real property (and related personal property) acquired by or on behalf of the Noteholders pursuant to a foreclosure, exercise of a power of sale or delivery of a deed in lieu of foreclosure of the Mortgage or lien on such property following a default on the Mortgage Loan shall be administered so that the interests of the Noteholders therein shall at all times qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code and (iii) no Servicer may modify, waive or amend any provision of the Mortgage Loan, consent to or withhold consent from any action of the Mortgage Loan Borrower, or exercise or refrain from exercising any powers or rights which the Noteholders may have under the Mortgage Loan Documents, if any such action would constitute a “significant modification” of the Mortgage Loan, within the meaning of Section 1.860G-2(b) of the regulations of the United States Department of the Treasury, more than three months after the earliest startup day of any REMIC which includes any Note A-1-A or Note A-1-B (or any portion thereof). The Noteholders agree that the provisions of this Section 5(e) shall be effected by compliance by the Lead Securitization Noteholder or its assignees with this Agreement or the Servicing Agreement or any other agreement which governs the administration of the Mortgage Loan or the Lead Securitization Noteholder’s interests therein. All costs and expenses of compliance with this Section 5(e), to the extent that such costs and expenses relate to administration of a REMIC or to any determination respecting the amount, payment or avoidance of any tax under the REMIC Provisions or the actual payment of any REMIC tax or expense, shall be borne by each Noteholder with respect to the REMIC containing the Note owned by such Noteholder.

Anything herein or in the Servicing Agreement to the contrary notwithstanding, in the event that a Note is included in a REMIC and the other Notes are not, the other Noteholders shall not be required to reimburse such Noteholder that deposited its Note in the REMIC or any other Person for payment of (i) any taxes imposed on such REMIC, (ii) any costs or expenses relating to the administration of such REMIC or to any determination respecting the amount, payment or avoidance of any tax under such REMIC or (iii) any advances for any of the foregoing

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or any interest thereon or for deficits in other items of disbursement or income resulting from the use of funds for payment of any such taxes, costs or expenses or advances, nor shall any disbursement or payment otherwise distributable to either such other Noteholder be reduced to offset or make-up any such payment or deficit.

(f)    (i) Subject to clauses (ii), (iii) and (iv) below, if any consent, modification, amendment or waiver under or other action in respect of the Mortgage Loan (whether or not a Servicing Transfer Event has occurred and is continuing) that would constitute a Major Decision and/or a Note A-2 Special Decision, as applicable, has been requested or proposed or any fact or circumstance has occurred requiring that a Major Decision and/or a Note A-2 Special Decision, as applicable, be made, or if the Master Servicer or Special Servicer otherwise intends to make a Major Decision and/or a Note A-2 Special Decision, as applicable, then the Master Servicer or Special Servicer, as applicable, shall deliver prompt written notice thereof to the Controlling Noteholder and its Controlling Noteholder Representative and/or the Note A-2 Holder, as applicable, if any, at least ten (10) Business Days prior to taking action with respect to such Major Decision and/or such Note A-2 Special Decision, as applicable (or making a determination not to take action with respect to such Major Decision and/or such Note A-2 Special Decision, as applicable), and none of the Master Servicer, the Special Servicer or any other Person shall implement any decision with respect to such Major Decision and/or such Note A-2 Special Decision, as applicable (or make a determination not to take action with respect to such Major Decision and/or such Note A-2 Special Decision, as applicable) unless and until the Master Servicer or the Special Servicer, as applicable, has received the written consent of the Controlling Noteholder (or its Controlling Noteholder Representative) and/or the Note A-2 Holder, as applicable.

(ii)       If the Master Servicer or Special Servicer, as applicable, has not received a response from the Controlling Noteholder (or its Controlling Noteholder Representative) and/or the Note A-2 Holder, as applicable with respect to such Major Decision and/or such Note A-2 Special Decision, as applicable, within five (5) Business Days after delivery of the notice of such Major Decision and/or such Note A-2 Special Decision, as applicable, the Lead Securitization Noteholder (or the Special Servicer acting on its behalf) shall deliver an additional copy of the notice of such Major Decision and/or such Note A-2 Special Decision, as applicable, in all caps bold 14-point font: “This is a Second Notice. Failure to respond within five (5) Business Days of this Second Notice will result in a loss of your right to consent with respect to this decision,” and if the Controlling Noteholder and/or the Note A-2 Holder, as applicable, fails to respond to the Lead Securitization Noteholder (or the Special Servicer acting on its behalf) with respect to any such proposed action within five (5) Business Days after receipt of such second notice, the Controlling Noteholder and/or the Note A-2 Holder, as applicable, shall have no further consent rights with respect to such action (provided, however, that such failure to reply shall not affect the rights of the Controlling Noteholder and/or the Note A-2 Holder, as applicable, to consent to any future actions). Notwithstanding the foregoing, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Servicer may take actions with respect to such Mortgaged Property before obtaining the consent of the Controlling Noteholder (or its Controlling Noteholder Representative) and/or the Note A-2 Holder, as applicable, if the Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions prior to such consent would materially and adversely affect the interest of the Noteholders as a collective whole,

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and the Servicer has made a reasonable effort to contact the Controlling Noteholder and/or the Note A-2 Holder, as applicable. The foregoing shall not relieve the Lead Securitization Noteholder (or a Servicer acting on its behalf) of its duties to comply with the Servicing Standard.

(iii)       Notwithstanding the foregoing, the Lead Securitization Noteholder (or any Servicer acting on its behalf) shall not follow any advice, direction, objection or consultation provided by the Controlling Noteholder (or its Controlling Noteholder Representative) and/or the Note A-2 Holder, as applicable, that would require or cause the Lead Securitization Noteholder (or any Servicer acting on its behalf) to violate any applicable law, including the REMIC Provisions, be inconsistent with the Servicing Standard, require or cause the Lead Securitization Noteholder (or any Servicer acting on its behalf) to violate provisions of this Agreement or the Servicing Agreement, require or cause the Lead Securitization Noteholder (or any Servicer acting on its behalf) to violate the terms of the Mortgage Loan, or materially expand the scope of the Lead Securitization Noteholder’s (or any Servicer acting on its behalf) responsibilities under this Agreement or the Servicing Agreement.

The Special Servicer shall be required to provide copies to each Non-Controlling Noteholder of any notice, information and report that is required to be provided to the Controlling Noteholder and/or the Note A-2 Holder, as applicable, pursuant to the Servicing Agreement with respect to any Major Decisions and/or Note A-2 Special Decisions, as applicable, or the implementation of any recommended actions outlined in an Asset Status Report within the same time frame such notice, information and report is required to be provided to the Controlling Noteholder and/or the Note A-2 Holder, as applicable, and at any time the Controlling Noteholder is the Note A-1-A-1 Holder, subject to the last paragraph of this Section 5(f)(iii), the Special Servicer shall be required to consult with each Non-Controlling A-1-A Noteholder on a strictly non-binding basis, to the extent having received such notices, information and reports, any Non-Controlling A-1-A Noteholder requests consultation with respect to any such Major Decisions and/or Note A-2 Special Decisions, as applicable, or the implementation of any recommended actions outlined in an Asset Status Report, and consider alternative actions recommended by such Non-Controlling A-1-A Noteholder; provided that after the expiration of a period of ten (10) Business Days from the delivery to any Non-Controlling A-1-A Noteholder by the Special Servicer of written notice of a proposed action, together with copies of the notice, information and reports, the Special Servicer shall no longer be obligated to consult with such Non-Controlling A-1-A Noteholder, whether or not such Non-Controlling A-1-A Noteholder has responded within such ten (10) Business Day period (unless, the Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) Business Day period shall be deemed to begin anew from the date of such proposal and delivery of all information relating thereto). After the Note A-1-A-1 Securitization, references in this paragraph to the Non-Controlling Noteholder as such term relates to the Note A-1-A-1 Holder shall mean the related Non-Lead Securitization Subordinate Class Representative.

In addition to the consultation rights provided in the immediately preceding paragraph, at any time the Controlling Noteholder is the Note A-1-A-1 Holder, each Non-Controlling A-1-A Noteholder shall have the right to attend annual meetings (which may be held telephonically or in person, at the discretion of the Servicer) with the Lead Securitization Noteholder (or the Master Servicer or the Special Servicer acting on its behalf), upon reasonable

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notice and at times reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, in which servicing issues related to the Mortgage Loan are discussed.

The Noteholders acknowledge that the Lead Securitization Servicing Agreement may contain certain provisions that give the Operating Advisor or Risk Retention Consultation Party certain non-binding consultation rights with respect to Major Decisions and other events related to compliance with the Risk Retention Rules applicable to the Lead Securitization.

For avoidance of doubt, Section 5(f)(i), (ii) and (iii) of this Agreement shall not apply to the rights of the Note A-2 Holder set forth in Section 5(f)(iv)(2) below.

(iv) Notwithstanding anything to the contrary contained in this Agreement, the Noteholders acknowledge and agree that (1) the consent of the Note A-2 Holder shall be required, and the Master Servicer or the Special Servicer shall obtain the consent of the Note A-2 Holder prior to taking, any Note A-2 Special Decisions and (2) the Note A-2 Holder in its sole discretion shall be entitled to exercise the rights of the Floating Rate Lender under the Mortgage Loan Agreement, including, but not limited to, the following Sections of the Mortgage Loan Agreement: (a) the determination to make any Revolving Advances pursuant to Section 2.1.5, (b) the determination of the Floating Interest Rate applicable to an interest period pursuant to Section 2.2.5, (c) any consent required under Section 2.6.3 and any rights under Section 2.6.7, Section 2.6.8 and Section 2.6.10 with respect to the Interest Rate Cap Agreement, (d) any right under Section 2.7 with respect to any Extension Options and (e) any consent required under Section 7 with respect to a “transfer” (for purposes of this clause (d), as such term is defined in the Mortgage Loan Agreement). In addition, the Note A-2 Holder, as a Non-Controlling Noteholder, shall at all times be entitled to the consultation rights provided to a Non-Controlling Noteholder under this Agreement.

(v) Notwithstanding any provisions of this Agreement or the Lead Securitization Servicing Agreement to the contrary, in no event shall the rights of the Note A-2 Holder set forth in Section 5(f)(iv)(2) of this Agreement (and the sections of the Mortgage Loan Agreement (and the definitions related thereto) referenced in such Section 5(f)(iv) of this Agreement) be amended, modified or waived in any manner that would adversely affect the Note A-2 Holder without the prior written consent of the Note A-2 Holder.

(g)               Notwithstanding anything to the contrary in this Agreement, for so long as Note A-1-B is included in the Note A-1-B Securitization, the Note A-1-B Holder shall not have any of the rights set forth in this subsection (g), and this subsection (g) shall not have any force or effect with respect to the Note A-1-B Holder. Any of (x) the Note A-1-B Holder, acting unanimously, or (y) the Note A-1-C Holders, acting unanimously, or (z) the Note A-1-D Holder, acting unanimously, shall be entitled to avoid a Note A-1-B Control Appraisal Period, a Note A-1-C Control Appraisal Period or a Note A-1-D Control Appraisal Period, respectively, caused by application of an Appraisal Reduction Amount upon satisfaction of the following (which must be completed within thirty (30) days of receipt of a third party Appraisal ordered by the Master Servicer or the Special Servicer that indicates such Control Appraisal Period has occurred (which such Appraisal the Special Servicer will be required to deliver to each Subordinate Fixed Rate Noteholder within two Business Days of receipt by the Special Servicer of such third party Appraisal) together with the Master Servicer’s calculation of the Appraisal

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Reduction Amount applicable to each Subordinate Fixed Rate Note): (i) such Subordinate Fixed Rate Noteholder(s) shall have delivered Threshold Event Collateral as a supplement to the appraised value of the Mortgaged Property, in the amount specified in clause (ii) below, to the Servicer, together with documentation acceptable to the Servicer in accordance with the Servicing Standard to create and perfect a first priority security interest in favor of the Servicer on behalf of the Lead Securitization Noteholder in (a) cash collateral for the benefit of, and acceptable to, the Servicer or (b) an unconditional and irrevocable standby letter of credit with the Lead Securitization Noteholder (or after the closing of the Lead Securitization, the Servicer or such other party as provided under the Servicing Agreement) as the beneficiary, issued by a bank or other financial institutions the long term unsecured debt obligations of which are rated at least “AA” by S&P, “A” by Fitch and “Aa2” by Moody’s or the short term obligations of which are rated at least “A-1+” by S&P, “F-1” by Fitch and “P-1” by Moody’s, in each case ignoring any of the foregoing ratings requirements with respect to any rating agency that is not one of the Rating Agencies (either (a) or (b), the “Threshold Event Collateral”), and (ii) the Threshold Event Collateral shall be in an amount which, when added to the appraised value of the Mortgaged Property as determined pursuant to the Servicing Agreement, would cause the applicable Control Appraisal Period not to occur. If the requirements of this paragraph are satisfied by a Subordinate Fixed Rate Noteholder (a “Threshold Event Cure”), no Control Appraisal Period caused by application of an Appraisal Reduction Amount shall be deemed to have occurred with respect to such Subordinate Fixed Rate Noteholder. If a letter of credit is furnished as Threshold Event Collateral, the applicable Subordinate Fixed Rate Noteholder(s) shall be required to renew such letter of credit not later than thirty (30) days prior to expiration thereof or to replace such letter of credit with a substitute letter of credit or other Threshold Event Collateral with an expiration date that is greater than forty-five (45) days from the date of substitution; provided, however, that, if a letter of credit is not renewed prior to thirty (30) days prior to the expiration date of such letter of credit, the letter of credit shall provide that the Servicer may (and at the direction of the applicable Controlling Noteholder, shall) draw upon such letter of credit and hold the proceeds thereof as Threshold Event Collateral. If a letter of credit is furnished as Threshold Event Collateral, the applicable Subordinate Fixed Rate Noteholder(s) shall be required to replace such letter of credit with other Threshold Event Collateral within 30 days if the credit ratings of the issuing entity are downgraded below the required ratings; provided, however, that, if such Threshold Event Collateral is not so replaced, the Servicer shall draw upon such letter of credit and hold the proceeds thereof as Threshold Event Collateral. The Threshold Event Cure shall continue until (i) the appraised value of the Mortgaged Property plus the value of the Threshold Event Collateral would not be sufficient to prevent the applicable Control Appraisal Period from occurring; (ii) the occurrence of a Final Recovery Determination or (iii) the return of the Threshold Event Collateral pursuant to the following sentence. If the appraised value of the Mortgaged Property, upon any redetermination thereof, is sufficient to avoid the occurrence of a Control Appraisal Period without taking into consideration any, or some portion of, Threshold Event Collateral previously delivered by one or more Subordinate Fixed Rate Noteholder(s), any or such portion of Threshold Event Collateral held by the Servicer shall promptly be returned to such Subordinate Fixed Rate Noteholder(s) (at its/their sole expense). Upon a Final Recovery Determination with respect to the Mortgage Loan, such Threshold Event Collateral shall be available to reimburse each Noteholder for any realized loss pursuant to Sections 3 or 4, as applicable, with respect to the Mortgage Loan after application of the net proceeds of liquidation, not in excess of the Note A-1-A Principal Balance, the Note A-1-B Principal Balance, the Note A-1-C Principal Balance, the Note A-1-D Principal Balance and the

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Note A-2 Principal Balance, as the case may be, plus accrued and unpaid interest thereon at the applicable interest rate and all other Additional Servicing Expenses reimbursable under this Agreement and under the Servicing Agreement. Any Threshold Event Collateral shall be treated as an “outside reserve fund” for purposes of the REMIC Provisions and such property (and the right to reimbursement of any amounts with respect thereto from a REMIC) shall be beneficially owned by the posting Noteholder who shall be taxed on all income with respect thereto. The entire amount of Threshold Event Collateral, without a haircut or other reduction, shall be considered in determining the sufficiency of such Threshold Event Collateral to avoid a Control Appraisal Period.

(h)               Regardless of whether a Control Appraisal Period is in effect with respect to a Subordinate Fixed Rate Note, each of the Master Servicer and the Special Servicer shall provide to each Subordinate Fixed Rate Noteholder copies of all notices, reports and information that the Servicing Agreement requires such Master Servicer or Special Servicer, as the case may be, to provide to the Controlling Noteholder during such time as no Control Appraisal Period is in effect.

(i)                 The Master Servicer or Special Servicer shall obtain appraisals that meet the requirements of, and at the times required pursuant to, the terms of the Servicing Agreement.

(j)                 Notwithstanding anything to the contrary contained herein or in the Servicing Agreement, if at any time a Borrower Party is a Noteholder (a “Borrower Party Noteholder”), then (i) such Borrower Party Noteholder shall not have any rights as a Controlling Noteholder or a Controlling Class Representative, (ii) such Borrower Party Noteholder shall have no right to appoint or terminate the Master Servicer or Special Servicer, (iii) such Borrower Party Noteholder shall have no right to consult with or advise the Master Servicer or Special Servicer, and shall have no right to review and approve or comment on any Asset Status Report and (iv) in each and every instance where, pursuant to this Agreement or the Servicing Agreement, the Master Servicer or Special Servicer must take into account the interests of each Noteholder (or words of similar import), such consideration shall be given to the Borrower Party Noteholder only in its capacity as a holder of the applicable Note.

(k)               If an Event of Default under the Mortgage Loan has occurred and is continuing, the Special Servicer may, in accordance with the terms and provisions of the Servicing Agreement and subject to the Servicing Standard, elect to sell (1) the Mortgage Loan, subject to the consent right of the Controlling Noteholder (or its Controlling Noteholder Representative), in which case such sale would include each Note A-1-A, Note A-1-B, each Note A-1-C, Note A-1-D and Note A-2 as determined by the Special Servicer in accordance with the Servicing Standard (taking into account the pari passu nature between the Fixed Rate Notes, on the one hand, and the Floating Rate Note, on the other hand, and the subordinate nature of the Subordinate Fixed Rate Notes) or (2) each A-1-A, Note A-1-B and Note A-2 together, in which case of this clause (2) the Special Servicer shall provide notice to the Non-Lead Master Servicer who shall provide notice to the related Non-Controlling A-1-A Noteholder of the planned sale and of such Non-Controlling A-1-A Noteholder’s opportunity to submit an offer on each A-1-A, Note A-1-B and Note A-2 together.

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Each Non-Lead Noteholder hereby appoints the Lead Securitization Noteholder as its agent, and grants to the Lead Securitization Noteholder an irrevocable power of attorney coupled with an interest, and its proxy, for the purpose of soliciting and accepting offers for and consummating the sale of its respective Non-Lead Note. Each Non-Lead Noteholder further agrees that, upon the request of the Lead Securitization Noteholder, the Non-Lead Noteholder shall execute and deliver to or at the direction of the Lead Securitization Noteholder such powers of attorney or other instruments as the Lead Securitization Noteholder may reasonably request to better assure and evidence the foregoing appointment and grant, in each case promptly following request, and shall deliver its respective original Non-Lead Note, endorsed in blank, to or at the direction of the Lead Securitization Noteholder in connection with the consummation of any such sale. For the avoidance of doubt, this paragraph is subject to the consent right of the Controlling Noteholder in the immediately preceding paragraph.

The authority of the Lead Securitization Noteholder to sell a Non-Lead Note, and the obligations of a Non-Lead Noteholder to execute and deliver instruments or deliver the Non-Lead Note upon request of the Lead Securitization Noteholder, shall terminate and cease to be of any further force or effect upon the date, if any, upon which the Lead Securitization Note is repurchased by the Person that sold such Lead Securitization Note into the Lead Securitization from the Lead Securitization Trust in connection with a material breach of representation or warranty made by such Person with respect to the Lead Securitization Note or material document defect with respect to the documents delivered by such Person with respect to the Lead Securitization Note upon the consummation of the Lead Securitization. The preceding sentence shall not be construed to grant to the Non-Lead Securitization Noteholder the benefit of any representation or warranty made by the Person that sold such Lead Securitization Note into the Lead Securitization or any document delivery obligation imposed on such Person under any mortgage loan purchase and sale agreement, instrument of transfer or other document or instrument that may be executed or delivered by such Person in connection with the Lead Securitization.

Section 6.                Appointment of Controlling Noteholder Representative.

(a)                The Controlling Noteholder shall have the right at any time to appoint a controlling noteholder representative to exercise its rights hereunder (the “Controlling Noteholder Representative”). The Controlling Noteholder shall have the right in its sole discretion at any time and from time to time to remove and replace the Controlling Noteholder Representative. When exercising its various rights under Section 5 and elsewhere in this Agreement, the Controlling Noteholder may, at its option, in each case, act through the Controlling Noteholder Representative. The Controlling Noteholder Representative may be any Person (other than a Borrower Party), including, without limitation, the Controlling Noteholder, any officer or employee of the Controlling Noteholder, any Affiliate of the Controlling Noteholder or any other unrelated third party. No such Controlling Noteholder Representative shall owe any fiduciary duty or other duty to any other Person (other than the Controlling Noteholder). All actions that are permitted to be taken by the Controlling Noteholder under this Agreement may be taken by the Controlling Noteholder Representative acting on behalf of the Controlling Noteholder and other Noteholders (and any Servicer) will accept such actions of the Controlling Noteholder Representative as actions of the Controlling Noteholder. The Lead Securitization Noteholder (or any Servicer on its behalf) shall not be required to recognize any Person as a Controlling Noteholder Representative until the

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Controlling Noteholder has notified the Lead Securitization Noteholder (and any Servicer) of such appointment and, if the Controlling Noteholder Representative is not the same Person as the Controlling Noteholder, the Controlling Noteholder Representative provides the Lead Securitization Noteholder (and any Servicer) with written confirmation of its acceptance of such appointment, an address, any fax number and any email address for the delivery of notices and other correspondence and a list of officers or employees of such person with whom the parties to this Agreement may deal (including their names, titles, work addresses, telephone numbers, any fax numbers and any email addresses). The Controlling Noteholder shall promptly deliver such information to any Servicer. None of the Servicers, Operating Advisor and Trustee shall be required to recognize any person as a Controlling Noteholder Representative until they receive such information from the Controlling Noteholder. The Controlling Noteholder agrees to inform each such Servicer or Trustee of the then-current Controlling Noteholder Representative.

(b)               Neither the Controlling Noteholder Representative nor the Controlling Noteholder will have any liability to any other Noteholder or any other Person for any action taken, or for refraining from the taking of any action pursuant to this Agreement or the Servicing Agreement, or for errors in judgment, absent any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence. The Noteholders agree that the Controlling Noteholder Representative and the Controlling Noteholder may take or refrain from taking actions that favor the interests of one Noteholder over any other Noteholder, and that the Controlling Noteholder Representative may have special relationships and interests that conflict with the interests of a Noteholder and, absent willful misfeasance, bad faith or gross negligence on the part of the Controlling Noteholder Representative or such Controlling Noteholder, as the case may be, agree to take no action against the Controlling Noteholder Representative, such Controlling Noteholder or any of their respective officers, directors, employees, principals or agents as a result of such special relationships or interests, and that neither the Controlling Noteholder Representative nor such Controlling Noteholder will be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance or to have recklessly disregarded any exercise of its rights by reason of its having acted or refrained from acting solely in the interests of any Noteholder.

(c)                If the Lead Securitization Noteholder is the Controlling Noteholder, each of the other Noteholders acknowledges and agrees all of the aforementioned rights and obligations of the Controlling Noteholder and the Controlling Noteholder Representative set forth in Section 5(f) and 5(g) and this Section 6 shall be exercisable by the Lead Securitization Noteholder (or the applicable Person specified in the Servicing Agreement) to the extent set forth in the Servicing Agreement.

Section 7.                Special Servicer. The Controlling Noteholder (or its Controlling Noteholder Representative), at its expense (including, without limitation, the reasonable costs and expenses of counsel to any third parties and costs and expenses of the terminated Special Servicer), shall have the right, at any time from time to time, to appoint a replacement Special Servicer with respect to the Mortgage Loan. The Controlling Noteholder (or its Controlling Noteholder Representative) shall be entitled to terminate the rights and obligations of any Special Servicer under the Servicing Agreement, with or without cause, upon at least ten (10) Business Days’ prior written notice to the Special Servicer (provided, however, that the Controlling Noteholder and/or Controlling Noteholder Representative shall not be liable for any termination or similar fee in

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connection with the removal of the Special Servicer in accordance with this Section 7); such termination not to be effective unless and until (A) each Rating Agency delivers a Rating Agency Confirmation (to the extent any portion of the Mortgage Loan has been securitized); (B) the successor Special Servicer has assumed in writing (from and after the date such successor Special Servicer becomes the Special Servicer) all of the responsibilities, duties and liabilities of the Special Servicer under the Servicing Agreement from and after the date it becomes the Special Servicer as they relate to the Mortgage Loan pursuant to an assumption agreement reasonably satisfactory to the Trustee; and (C) the Trustee shall have received an opinion of counsel reasonably satisfactory to the Trustee to the effect that (x) the designation of such replacement to serve as Special Servicer is in compliance with the Servicing Agreement, (y) such replacement will be bound by the terms of the Servicing Agreement with respect to such Mortgage Loan and (z) subject to customary qualifications and exceptions, the applicable Servicing Agreement will be enforceable against such replacement in accordance with its terms. The Lead Securitization Noteholder shall promptly provide copies to any terminated Special Servicer of the documents referred to in the preceding sentence. The Lead Securitization Noteholder will reasonably cooperate with the Controlling Noteholder in order to satisfy the foregoing conditions, including the Rating Agency Confirmation.

The Controlling Noteholder agrees and acknowledges that the Lead Securitization Servicing Agreement may contain provisions such that any Special Servicer could be terminated under the Lead Securitization Servicing Agreement based on a recommendation by the Operating Advisor if (A) the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer has failed to comply with the Servicing Standard and (2) a replacement of the Special Servicer would be in the best interest of the holders of securities issued under the Lead Securitization Servicing Agreement (as a collective whole) and (B) an affirmative vote of requisite certificateholders is obtained. The Controlling Noteholder will retain its right to remove and replace the Special Servicer, but the Controlling Noteholder may not restore a Special Servicer that has been removed in accordance with the preceding sentence.

Section 8.                Payment Procedure.

(a)                The Lead Securitization Noteholder (or the Master Servicer on its behalf), in accordance with the priorities set forth in Section 3 or 4, as applicable, and subject to the terms of the Servicing Agreement, will deposit or cause to be deposited all payments allocable to the Notes to the Collection Account or Companion Distribution Account established pursuant to the Servicing Agreement. The Lead Securitization Noteholder (or the Master Servicer on its behalf) shall establish a segregated sub-account for amounts due to each Noteholder. The Lead Securitization Noteholder (or the Master Servicer acting on its behalf) shall deposit such amounts to the applicable account within two (2) Business Days following the Lead Securitization Noteholder’s (or the Master Servicer’s acting on its behalf) receipt of properly identified and available funds from or on behalf of the Mortgage Loan Borrower; provided, however, that in the event the Master Servicer is in receipt of properly identified funds that are not available to the Master Servicer, the Master Servicer may instead deposit such amounts into the Collection Account and Companion Distribution Account, as applicable, on the same Business Day that such properly identified funds become available to the Master Servicer.

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(b)               If the Lead Securitization Noteholder (or the Servicer on its behalf) determines, or a court of competent jurisdiction orders, at any time that any amount received or collected in respect of a Note must, pursuant to any insolvency, bankruptcy, fraudulent conveyance, preference or similar law, be returned to the Mortgage Loan Borrower or paid to such Noteholder or any Servicer or paid to any other Person, then, notwithstanding any other provision of this Agreement, the Lead Securitization Noteholder (or the Servicer on its behalf) shall not be required to distribute any portion thereof to such Noteholder and such Noteholder will promptly on demand by the Lead Securitization Noteholder (or the Servicer on its behalf) repay to the Lead Securitization Noteholder (or the Servicer on its behalf) any portion thereof that the Lead Securitization Noteholder (or the Servicer on its behalf) shall have theretofore distributed to such Noteholder, together with interest thereon at such rate, if any, as the Lead Securitization Noteholder shall have been required to pay to the Mortgage Loan Borrower, the Master Servicer, Special Servicer, any other Noteholder or such other Person with respect thereto.

(c)                If, for any reason, the Lead Securitization Noteholder (or the Servicer on its behalf) makes any payment to any other Noteholder before the Lead Securitization Noteholder (or the Servicer on its behalf) has received the corresponding payment (it being understood that the Lead Securitization Noteholder (or the Servicer on its behalf) is under no obligation to do so), and the Lead Securitization Noteholder (or the Servicer on its behalf) does not receive the corresponding payment within three (3) Business Days of its payment to such other Noteholder, then such other Noteholder will, at the Lead Securitization Noteholder’s (or the Servicer’s on its behalf) request, promptly return that payment to the Lead Securitization Noteholder (or the Servicer on its behalf).

(d)               Each Noteholder agrees that if at any time it shall receive from any sources whatsoever any payment on account of the Mortgage Loan in excess of its distributable share thereof, it will promptly remit such excess to the Lead Securitization Noteholder (or the Servicer on its behalf) subject to this Agreement and the Servicing Agreement and to be distributed pursuant to the terms of this Agreement. The Lead Securitization Noteholder (or the Servicer on its behalf) shall have the right to offset any amounts due hereunder from any other Noteholder, as applicable, with respect to the Mortgage Loan against any future payments due to such other Noteholder, as applicable, under the Mortgage Loan, provided, that each Noteholder’s obligations under this Section 8 are separate and distinct obligations from one another and in no event shall the Lead Securitization Noteholder (or the Servicer on its behalf) enforce the obligations of one Noteholder against another Noteholder. Each Noteholder’s obligations under this Section 8 constitute absolute, unconditional and continuing obligations.

Section 9.                Limitation on Liability of the Noteholders. No Noteholder (including any Servicer on a Noteholder’s behalf, but only to the extent that the Servicing Agreement does not impose any other standard upon any Servicer, in which case the Servicing Agreement shall control) shall have any liability to any other Noteholder except with respect to losses actually suffered due to the gross negligence, willful misconduct or breach of this Agreement on the part of such Noteholder.

Each Subordinate Fixed Rate Noteholder acknowledges that, subject to the terms and conditions hereof and the obligation of the Lead Securitization Noteholder (including any Servicer) to comply with, and except as otherwise required by, the Servicing Standard, the Lead

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Securitization Noteholder (including any Servicer) may exercise, or omit to exercise, any rights that the Lead Securitization Noteholder may have under this Agreement and the Servicing Agreement in a manner that may be adverse to the interests of such Subordinate Fixed Rate Noteholder and that the Lead Securitization Noteholder (including any Servicer) shall have no liability whatsoever to such Subordinate Fixed Rate Noteholder in connection with the Lead Securitization Noteholder’s exercise of rights or any omission by the Lead Securitization Noteholder to exercise such rights other than as described above; provided, however, that such Servicer must act in accordance with the Servicing Standard.

Each Subordinate Fixed Rate Noteholder acknowledges that, subject to the terms and conditions hereof and the obligation of any Non-Lead Securitization Noteholder (including any Non-Lead Servicer) to comply with, and except as otherwise required by, the Servicing Standard (as if such standard was applicable to any Non-Lead Securitization Noteholder as a “servicer” thereunder), each Non-Lead Securitization Noteholder (including any Non-Lead Servicer) may exercise, or omit to exercise, any rights that such Non-Lead Securitization Noteholder may have under this Agreement and the Servicing Agreement in a manner that may be adverse to the interests of such Subordinate Fixed Rate Noteholder and that any Non-Lead Securitization Noteholder (including any Non-Lead Servicer) shall have no liability whatsoever to such Subordinate Fixed Rate Noteholder in connection with any Non-Lead Securitization Noteholder’s exercise of rights or any omission by a Non-Lead Securitization Noteholder to exercise such rights other than as described above; provided, however, that the Non-Lead Servicer must act in accordance with the servicing standard under the Non-Lead Securitization Servicing Agreement.

Each Noteholder acknowledges that, subject to the terms and conditions hereof, any other Noteholder may exercise, or omit to exercise, any rights that such Noteholder may have under this Agreement and the Servicing Agreement in a manner that may be adverse to the interests of each other Noteholder and that such Noteholder shall have no liability whatsoever to any other Noteholder in connection with such Noteholder’s exercise of rights or any omission by such Noteholder to exercise such rights; provided, however, that such Noteholder shall not be protected against any liability to any other Noteholder that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence.

Section 10.            Bankruptcy. Subject to the provisions of Section 5(f) hereof and the Servicing Standard, each Noteholder hereby covenants and agrees that only the Lead Securitization Noteholder (or the Servicer on its behalf) has the right to institute, file, commence, acquiesce, petition under Bankruptcy Code Section 303 or otherwise or join any Person in any such petition or otherwise invoke or cause any other Person to invoke an Insolvency Proceeding with respect to or against the Mortgage Loan Borrower or seek to appoint a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official with respect to the Mortgage Loan Borrower or all or any part of its property or assets or ordering the winding-up or liquidation of the affairs of the Mortgage Loan Borrower. Subject to the provisions of Section 5(f) hereof and the Servicing Standard, each Noteholder further agrees that only the Lead Securitization Noteholder, as a creditor, can make any election, give any consent, commence any action or file any motion, claim, obligation, notice or application or take any other action in any case by or against the Mortgage Loan Borrower under the Bankruptcy Code or in any other Insolvency Proceeding. Subject to the provisions of Section 5(f), the Noteholders hereby appoint the Lead Securitization Noteholder as

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their agent, and grant to the Lead Securitization Noteholder an irrevocable power of attorney coupled with an interest, and their proxy, for the purpose of exercising any and all rights and taking any and all actions available to such Noteholders in connection with any case by or against the Mortgage Loan Borrower under the Bankruptcy Code or in any other Insolvency Proceeding, including, without limitation, the right to file and/or prosecute any claim, vote to accept or reject a plan, to make any election under Section 1111(b) of the Bankruptcy Code with respect to the Mortgage Loan, and to file a motion to modify, lift or terminate the automatic stay with respect to the Mortgage Loan. The Noteholders, hereby agree that, upon the request of the Lead Securitization Noteholder but subject to the provisions of Section 5(f), each other Noteholder shall execute, acknowledge and deliver to the Lead Securitization Noteholder all and every such further deeds, conveyances and instruments as the Lead Securitization Noteholder may reasonably request for the better assuring and evidencing of the foregoing appointment and grant. All actions taken by any Servicer in connection with any Insolvency Proceeding are subject to and must be in accordance with the Servicing Standard.

Section 11.            Cure Rights of Subordinate Fixed Rate Noteholders.

Notwithstanding anything to the contrary in this Agreement, for so long as Note A-1-B is included in the Note A-1-B Securitization, the Note A-1-B Holder shall not have any of the rights set forth in this Section 11, and this Section 11 shall not have any force or effect with respect to the Note A-1-B Holder.

(a)                Subject to Section 11(b) below, in the event that the Mortgage Loan Borrower fails to make any payment of principal or interest on the Mortgage Loan by the end of the applicable grace period for such payment permitted under the applicable Mortgage Loan Documents (a “Monetary Default”), the Lead Securitization Noteholder shall provide written notice to each Subordinate Fixed Rate Noteholder and the Controlling Noteholder Representative of such default (the “Monetary Default Notice”). The Note A-1-B Holder, acting unanimously, the Note A-1-C Holders, acting unanimously, and the Note A-1-D Holder, acting unanimously, shall each have the right, but not the obligation, to cure such Monetary Default within seven (7) Business Days after receiving the Monetary Default Notice (the “Cure Period”) and at no other times. The Monetary Default Notice shall contain a statement that the Subordinate Fixed Rate Noteholder(s)’ or the Controlling Noteholder Representative’s failure to cure such Monetary Default within seven (7) Business Days after receiving such notice will result in the termination of the right to cure such Monetary Default. At the time a payment is made by one or more Subordinate Fixed Rate Noteholder(s) to cure a Monetary Default, such Subordinate Fixed Rate Noteholder(s) shall pay or reimburse the Note A-1-A Holders and the Note A-2 Holder, and if Note A-1-C Holders are effecting such cure, the Note A-1-B Holder, and if Note A-1-D Holder are effecting such cure, the Note A-1-C Holders, for all unreimbursed Advances (whether or not recoverable with respect to any Note), Advance Interest Amounts, any unpaid fees to any Servicer and any Additional Servicing Expenses. No Subordinate Fixed Rate Noteholder shall be required, in order to effect a cure hereunder, to pay any default interest or late charges under the Mortgage Loan Documents. So long as a Monetary Default exists for which a cure payment permitted hereunder is made, such Monetary Default shall not be treated as an Event of Default by the Lead Securitization Noteholder (including for purposes of (i) the definition of “Sequential Pay Event,” (ii) accelerating the Mortgage Loan, modifying, amending or waiving any provisions of the Mortgage Loan Documents or commencing proceedings for foreclosure or the taking of title by

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deed-in-lieu of foreclosure or other similar legal proceedings with respect to the Mortgaged Property; or (iii) treating the Mortgage Loan as a Specially Serviced Loan); provided that such limitation shall not prevent the Lead Securitization Noteholder from collecting Default Interest or late charges from the Mortgage Loan Borrower to be applied in accordance with this Agreement. Any amounts advanced by a Noteholder on behalf of the Mortgage Loan Borrower to effect any cure shall be reimbursable to such Noteholder under Section 3 or Section 4, as applicable.

(b)               Notwithstanding anything to the contrary contained in Section 11(a), the Subordinate Fixed Rate Noteholders’ right to cure a Monetary Default or Non-Monetary Default under Section 11(a) shall be limited to a combined total of (i) six (6) cures of Monetary Defaults over the term of the Mortgage Loan, no more than four (4) of which may be consecutive, and (ii) six (6) cures of Non-Monetary Defaults over the term of the Mortgage Loan. Additional cure periods shall only be permitted with the consent of the Lead Securitization Noteholder and, in the case of additional cure periods requested by (i) the Note A-1-C Holders, the Note A-1-B Holder’s consent will also be required, and (ii) the Note A-1-D Holder, each Note A-1-C Holder’s consent will also be required.

(c)                No action taken by a Subordinate Fixed Rate Noteholder in accordance with this Agreement shall excuse performance by the Mortgage Loan Borrower of its obligations under the Mortgage Loan Documents and each Note A-1-A Holder’s and the Note A-2 Holder’s respective rights under the Mortgage Loan Documents shall not be waived or prejudiced by virtue of any Subordinate Fixed Rate Noteholder’s actions under this Agreement. Subject to the terms of this Agreement, each Subordinate Fixed Rate Noteholder shall be subrogated to each Note A-1-A Holder’s and the Note A-2 Holder’s respective rights to any payment owing to such Note A-1-A Holders and Note A-2 Holder for which such Subordinate Fixed Rate Noteholder makes a cure payment as permitted under this Section 11, and each Note A-1-C Holder shall be subrogated to the Note A-1-B Holder’s respective rights to any payment owing to such Note A-1-B Holder for a Note A-1-C Holder make a cure payment as permitted under this Section 11, and the Note A-1-D Holder shall be subrogated to each Note A-1-C Holder’s and the Note A-1-B Holder’s respective rights to any payment owing to such Note A-1-B Holder and such Note A-1-C Holder for which such Note A-1-C Holder make a cure payment as permitted under this Section 11, but in each case such subrogation rights may not be exercised against the Mortgage Loan Borrower until ninety-one (91) days after the Note is paid in full.

(d)               If an Event of Default (other than a Monetary Default) occurs and is continuing under the Mortgage Loan Documents (a “Non-Monetary Default”), the Lead Securitization Noteholder shall provide notice of such Non-Monetary Default to each Subordinate Fixed Rate Noteholder and the Controlling Noteholder Representative of such Non-Monetary Default (the “Non-Monetary Default Notice”) and the Note A-1-B Holder, acting unanimously, the Note A-1-C Holders, acting unanimously, and the Note A-1-D Holder, acting unanimously, shall each have the right, but not the obligation, to cure such Non-Monetary Default until the later of (a) the expiration date of the cure period afforded to the Mortgage Loan Borrower under the Mortgage Loan Documents, without regard for the date of receipt by such Subordinate Fixed Rate Noteholder(s) of the Non-Monetary Default Notice, and (b) the date which is thirty (30) days from the date of receipt by such Subordinate Fixed Rate Noteholder(s) of the Non-Monetary Default Notice related to such Non-Monetary Default; provided, however, if such Non-Monetary Default is susceptible of cure but cannot reasonably be cured within such period and if curative action was

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promptly commenced and is being diligently pursued by one or more Subordinate Fixed Rate Noteholder(s), such Subordinate Fixed Rate Noteholder(s) (unless a Control Appraisal Period has occurred and is continuing with respect to such Subordinate Fixed Rate Noteholder(s)) shall be given an additional period of time as is reasonably necessary to enable such Subordinate Fixed Rate Noteholder(s) in the exercise of due diligence to cure such Non-Monetary Default for so long as (i) such Subordinate Fixed Rate Noteholder(s) diligently and expeditiously proceed to cure such Non-Monetary Default, (ii) such Subordinate Fixed Rate Noteholder(s) make all cure payments that they are permitted to make in accordance with the terms and provisions of Section 11(a) hereof, (iii) such additional period of time does not exceed ninety (90) days, (iv) such Non-Monetary Default is not caused by an Insolvency Proceeding or during such period of time that the Note A-1-B Holder, the Note A-1-C Holders or the Note A-1-D Holder have to cure a Non-Monetary Default in accordance with this Section 11(d) (the “Non-Monetary Default Cure Period”), an Insolvency Proceeding does not occur, and (v) during such Non-Monetary Default Cure Period, there is no material adverse effect on the value, use or operation of the Mortgaged Property taken as whole, which cannot be cured by the applicable Subordinate Fixed Rate Noteholder(s) within five (5) days of such notice of such material adverse effect (and which is in fact cured within such time period). The Non-Monetary Default Notice shall contain a statement that the Subordinate Fixed Rate Noteholders’ or the Controlling Noteholder Representative’s failure to cure such Non-Monetary Default within the applicable Non-Monetary Default Cure Period after receiving such notice will result in the termination of the right to cure such Non-Monetary Default. No Subordinate Fixed Rate Noteholder shall contact the Mortgage Loan Borrower in order to effect any cures under Section 11(a) or this Section 11(d) without the prior written consent of the Lead Securitization Noteholder (or the Servicer on its behalf), such consent not to be unreasonably withheld, conditioned or delayed.

(e)                In the event that the Note A-1-B Holder, acting unanimously, and the Note A-1-C Holders, acting unanimously, deliver a notice of exercise of cure rights, the Note A-1-C Holders, acting unanimously, shall have the right to effectuate the related cure and the right of the Note A-1-B Holder to cure shall be suspended and any cure payments remitted by the Note A-1-B Holder shall be returned to the Note A-1-B Holder. In the case of a Non-Monetary Default, if a Note A-1-C Holder does not consummate such cure, notice of which failure the Lead Securitization Noteholder shall promptly communicate (or cause a Servicer to communicate) such fact to the Note A-1-B Holder, then, in the case of a failure by a Note A-1-C Holder in circumstances in which the Note A-1-B Holder delivered a notice of exercise, the Note A-1-B Holder shall have the right to effectuate such cure within the time period for a cure specified above. In the event that the Note A-1-B Holder, acting unanimously, the Note A-1-C Holders, acting unanimously, and the Note A-1-D Holder, acting unanimously, deliver a notice of exercise of cure rights, the Note A-1-D Holder, acting unanimously, shall have the right to effectuate the related cure and the right of the Note A-1-B Holder and each Note A-1-C Holder to cure shall be suspended and any cure payments remitted by the Note A-1-B Holder shall be returned to the Note A-1-B Holder and any cure payments remitted by a Note A-1-C Holder shall be returned to such Note A-1-C Holder. In the case of a Non-Monetary Default, if the Note A-1-D Holder does not consummate such cure, notice of which failure the Lead Securitization Noteholder shall promptly communicate (or cause a Servicer to communicate) such fact to the Note A-1-B Holder and each Note A-1-C Holder, then, in the case of a failure by the Note A-1-D Holder in circumstances in which (i) a Note A-1-C Holder delivered a notice of exercise, such Note A-1-C Holder shall have the right to effectuate such cure within the time period for a cure specified above, and (ii) the Note A-1-B Holder, but

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neither Note A-1-C Holder, delivered a notice of exercise, the Note A-1-B Holder shall have the right to effectuate such cure within the time period for a cure specified above.

Section 12.            Purchase By Subordinate Fixed Rate Noteholder(s).

Notwithstanding anything to the contrary in this Agreement, for so long as Note A-1-B is included in the Note A-1-B Securitization, the Note A-1-B Holder shall not have any of the rights set forth in this Section 12, and this Section 12 shall not have any force or effect with respect to the Note A-1-B Holder.

Each of (A) the Note A-1-B Holder, acting unanimously, and (B) the Note A-1-C Noteholders, acting unanimously, and (C) the Note A-1-D Noteholder, acting unanimously, shall have the right, by written notice to (x) each of the Note A-1-A Holders and the Note A-2 Holder, (y) if the purchasing Noteholder is a Note A-1-C Holder, the Note A-1-B Holder and (z) if the purchasing Noteholder is the Note A-1-D Holder, the Note A-1-C Holders (a “Noteholder Purchase Notice”; the sender(s) of such notice, the “Purchasing Noteholder”; and each recipient of such notice, a “Selling Noteholder”), delivered at any time an Event of Default under the Mortgage Loan or a Servicing Transfer Event has occurred and is continuing, to purchase, in immediately available funds, (i) if the Purchasing Noteholder is the Note A-1-B Holder, acting unanimously, each of the Note A-1-A and Note A-2, (ii) if the Purchasing Noteholder is a Note A-1-C Holder, each of the Note A-1-A, Note A-2 and Note A-1-B, and (iii) if the Purchasing Noteholder is the Note A-1-D Holder, each of the Note A-1-A, Note A-2, Note A-1-B and Note A-1-C (each Note specified in the Noteholder Purchase Notice, a “Purchased Note”), in whole but not in part at the applicable Defaulted Mortgage Loan Purchase Price. For avoidance of doubt, if one or more Subordinate Fixed Rate Noteholder(s) elects to send a Noteholder Purchase Notice pursuant to this Section 12, it/they must purchase the applicable Purchased Note(s). Upon the delivery of the Noteholder Purchase Notice to the Selling Noteholder(s), the Selling Noteholder shall sell (and the Purchasing Noteholder shall purchase) the Purchased Note(s) at the applicable Defaulted Mortgage Loan Purchase Price, on a date (the “Defaulted Note Purchase Date”) not less than ten (10) days and not more than sixty (60) days after the date of the Noteholder Purchase Notice, as shall be mutually established by the Purchasing Noteholder and the Selling Noteholder(s). The Noteholder Purchase Notice shall contain a statement that the Purchasing Noteholder’s failure to purchase the Purchased Note(s) on a Defaulted Note Purchase Date (other than as a result of any failure to consummate such purchase on the part of the Selling Noteholder or as a result of the conditions giving rise to such purchase ceasing to exist) will result in the termination of such right in respect of the Event of Default that caused such purchase right to be exercisable and not in respect of any other Event of Default. Each Subordinate Fixed Rate Noteholder agrees that the sale of any Purchased Notes to it shall comply with all requirements of the Servicing Agreement and that all actual costs and expenses related thereto shall be paid by the applicable Purchasing Noteholder. The Defaulted Mortgage Loan Purchase Price shall be calculated by the Selling Noteholder(s) (or the Servicer on its or their behalf) three (3) Business Days prior to the Defaulted Note Purchase Date (and such calculation shall be accompanied by a listing of all amounts included in the Defaulted Mortgage Loan Purchase Price and reasonably detailed back-up documentation explaining how such price was determined), and shall, absent manifest error, be binding upon the Purchasing Noteholder. Concurrently with the payment to the Selling Noteholder(s) in immediately available funds of the Defaulted Mortgage Loan Purchase Price, the Selling Noteholder(s) shall execute at the sole cost and expense of the Purchasing

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Noteholder in favor of the Purchasing Noteholder assignment documentation which will assign the Purchased Note(s) and the Mortgage Loan Documents without recourse, representations or warranties (except each Selling Noteholder will represent and warrant that it had good and marketable title to, was the sole owner and holder of, and had power and authority to deliver its Note and all of its right, title and interest in and to the Mortgage Loan Documents free and clear of all liens and encumbrances (other than the interest created by the Note(s) that are not the Purchased Note(s))). The right of the Note A-1-B Holder, each Note A-1-C Holder or the Note A-1-D Holder to purchase one or more Notes as set forth above in this Section 12 shall automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Mortgaged Property (and the Lead Securitization Noteholder shall give the Subordinate Fixed Rate Noteholders ten (10) Business Days’ prior written notice of its intent with respect to such action (which such action shall be subject to Section 5 hereof)). Notwithstanding the foregoing sentence, if title to the Mortgaged Property is transferred to the Lead Securitization Noteholder (or a designee on its behalf), in a manner commonly known as “the borrower turning over the keys” and not otherwise in connection with a consummation by the Lead Securitization Noteholder of a foreclosure sale or sale by power of sale or acceptance of a deed in lieu of foreclosure, less than ten (10) Business Days after the acceleration of the Mortgage Loan, the Lead Securitization Noteholder shall notify each Subordinate Fixed Rate Noteholder of such transfer and the Note A-1-B Holder, each Note A-1-C Holder and Note A-1-D Holder shall each have a fifteen (15) Business Day period from the date of such notice from the Lead Securitization Noteholder to deliver the Noteholder Purchase Notice to the Lead Securitization Noteholder (and, if the Note A-1-C Holders are delivering such Noteholder Purchase Notice, to the Note A-1-B Holder, and, if the Note A-1-D Holder are delivering such Noteholder Purchase Notice, to the Note A-1-C Holders), in which case such Subordinate Fixed Rate Noteholder shall be obligated to purchase the Mortgaged Property, in immediately available funds, within such fifteen (15) Business Day period at the applicable Defaulted Mortgage Loan Purchase Price.

Section 13.            Representations of each Subordinate Fixed Rate Noteholder. Each Subordinate Fixed Rate Noteholder represents, solely as to itself and its Subordinate Fixed Rate Note, and it is specifically understood and agreed, that it is acquiring such Note for its own account in the ordinary course of its business and none of the Note A-1-A Holder(s), Note A-2 Holder or the other Subordinate Fixed Rate Noteholders shall have any liability or responsibility to such Subordinate Fixed Rate Noteholder except (i) as expressly provided herein or (ii) for actions that are taken or omitted to be taken by the Note A-1-A Holders, Note A-2 Holder or such other Subordinate Fixed Rate Noteholder that constitute gross negligence or willful misconduct or that constitute a breach of this Agreement. Each Subordinate Fixed Rate Noteholder represents and warrants solely as to itself that the execution, delivery and performance of this Agreement is within its corporate powers, has been duly authorized by all necessary corporate action, and does not contravene its charter or any law or contractual restriction binding upon such Subordinate Fixed Rate Noteholder, and that this Agreement is the legal, valid and binding obligation of such Subordinate Fixed Rate Noteholder enforceable against such Subordinate Fixed Rate Noteholder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that the enforcement of rights with respect to indemnification and contribution obligations may be limited by applicable law. Each Subordinate Fixed Rate Noteholder represents and warrants solely as to itself that it is

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duly organized, validly existing, in good standing and possesses of all licenses and authorizations necessary to perform its obligations hereunder. Each Subordinate Fixed Rate Noteholder represents and warrants as to itself that (a) this Agreement has been duly executed and delivered by such Subordinate Fixed Rate Noteholder, (b) to such Subordinate Fixed Rate Noteholder’s actual knowledge, all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by such Subordinate Fixed Rate Noteholder have been obtained or made and (c) to such Subordinate Fixed Rate Noteholder’s actual knowledge, there is no pending action, suit or proceeding, arbitration or governmental investigation against such Subordinate Fixed Rate Noteholder, an adverse outcome of which would materially and adversely affect its performance under this Agreement.

Each Subordinate Fixed Rate Noteholder acknowledges that none of the Note A-1-A Holders, Note A-2 Holder or the other Subordinate Fixed Rate Noteholders owes such Subordinate Fixed Rate Noteholder any fiduciary duty with respect to any action taken under the Mortgage Loan Documents and, except as provided herein, need not consult with such Subordinate Fixed Rate Noteholder with respect to any action taken by such Note A-1-A Holders, Note A-2 Holder or other Subordinate Fixed Rate Noteholder, as applicable, in connection with the Mortgage Loan.

Each Subordinate Fixed Rate Noteholder expressly and irrevocably waives for itself and any Person claiming through or under such Subordinate Fixed Rate Noteholder any and all rights that it may have under Section 1315 of the New York Real Property Actions and Proceedings Law or the provisions of any similar law which purports to give a junior loan noteholder the right to initiate any loan enforcement or foreclosure proceedings.

Section 14.            Representations of the Note A-1-A Holders and the Note A-2 Holder. Each of the Note A-1-A Holders and the Note A-2 Holder represents and warrants that the execution, delivery and performance of this Agreement is within its corporate powers, has been duly authorized by all necessary corporate action, and does not contravene such Noteholder’s charter or any law or contractual restriction binding upon such Noteholder and that this Agreement is the legal, valid and binding obligation of such Noteholder as applicable enforceable against it in accordance with its terms. Each of the Note A-1-A Holders and the Note A-2 Holder represents and warrants that it is duly organized, validly existing, in good standing and possession of all licenses and authorizations necessary to carry on its respective business. Each of the Note A-1-A Holders and the Note A-2 Holder represents and warrants that (a) this Agreement has been duly executed and delivered by such Noteholder, (b) to such Noteholder’s actual knowledge, all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by such Noteholder have been obtained or made and (c) to such Noteholder’s actual knowledge, there is no pending action, suit or proceeding, arbitration or governmental investigation against such Noteholder, an adverse outcome of which would materially and adversely affect its performance under this Agreement.

Each of the Note A-1-A Holders and the Note A-2 Holder acknowledges that no other Noteholder owes such Noteholder any fiduciary duty with respect to any action taken under the Mortgage Loan Documents and, except as provided herein or in the Servicing Agreement, need

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not consult with such Noteholder with respect to any action taken by such Noteholder in connection with the Mortgage Loan.

Section 15.            Independent Analysis of each Subordinate Fixed Rate Noteholder. Each Subordinate Fixed Rate Noteholder acknowledges that it has, independently and without reliance upon the Initial Note A-1-A Holders or the Initial Note A-2 Holder, except with respect to the representations and warranties provided by the Initial Note A-1-A Holders and or the Initial Note A-2 Holder herein and in any documents or instruments executed and delivered by the Note A-1-A Holders or the Initial Note A-2 Holder in connection herewith (including the representations and warranties provided in the agreement pursuant to which it acquired its Subordinate Fixed Rate Note), and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to purchase such Subordinate Fixed Rate Note and such Subordinate Fixed Rate Noteholder accepts responsibility therefor. Each Subordinate Fixed Rate Noteholder hereby acknowledges that, other than the representations and warranties provided herein and in such other documents or instruments, none of the Note A-1-A Holders or the Initial Note A-2 Holder has made any representations or warranties with respect to the Mortgage Loan, subject to such representations and warranties as provided by the Note A-1-A Holders or the Initial Note A-2 Holder herein and in such other documents and instruments, and that none of the Note A-1-A Holders or the Initial Note A-2 Holder shall have any responsibility for (i) the collectability of the Mortgage Loan, (ii) the validity, enforceability or legal effect of any of the Mortgage Loan Documents or the title insurance policy or policies or any survey furnished or to be furnished to the Note A-1-A Holders or the Initial Note A-2 Holder in connection with the origination of the Mortgage Loan, (iii) the validity, sufficiency or effectiveness of the lien created or to be created by the Mortgage Loan Documents, or (iv) the financial condition of the Mortgage Loan Borrower. Each Subordinate Fixed Rate Noteholder assumes all risk of loss in connection with its Note except as specifically set forth herein.

Section 16.            No Creation of a Partnership or Exclusive Purchase Right. Nothing contained in this Agreement, and no action taken pursuant hereto shall be deemed to constitute the relationship created hereby between any of the Noteholders as a partnership, association, joint venture or other entity. None of the Note A-1-A Holders or the Note A-2 Holder shall have any obligation whatsoever to offer to any Subordinate Fixed Rate Noteholder the opportunity to purchase a Note interest in any future loans originated by any Note A-1-A Holder or the Note A-2 Holder or its respective Affiliates, and if any Note A-1-A Holder or the A-2 Holder chooses to offer to any Subordinate Fixed Rate Noteholder the opportunity to purchase a Note interest in any future mortgage loans originated by such Note A-1-A Holder or Note A-2 Holder or its respective Affiliates, such offer shall be at such purchase price and interest rate as such Note A-1-A Holder or Note A-2 Holder chooses, in its sole and absolute discretion. No Subordinate Fixed Rate Noteholder shall have any obligation whatsoever to purchase from any Note A-1-A Holder or the Note A-2 Holder a Note interest in any future loans originated by such Note A-1-A Holder or Note A-2 Holder or its respective Affiliates.

Section 17.            Not a Security. No Subordinate Fixed Rate Note shall be deemed to be a security within the meaning of the Securities Act or the Exchange Act.

Section 18.            Other Business Activities of the Noteholders. Each Noteholder acknowledges that each other Noteholder or its Affiliates may make loans or otherwise extend

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credit to, and generally engage in any kind of business with, (i) (a) the Mortgage Loan Borrower or (b) any direct or indirect parent of the Mortgage Loan Borrower or (c) any Affiliate of the Mortgage Loan Borrower or (d) any Affiliate of any direct or indirect parent of the Mortgage Loan Borrower, (ii) any entity that is a holder of debt secured by direct or indirect ownership interests in the Mortgage Loan Borrower or any Affiliate of the holder of such debt, or (iii) any entity that is a holder of a preferred equity interest in the Mortgage Loan Borrower or any Affiliate of a holder of such preferred equity (each, a “Mortgage Loan Borrower Related Party”), and receive payments on such other loans or extensions of credit to Mortgage Loan Borrower Related Parties and otherwise act with respect thereto freely and without accountability in the same manner as if this Agreement and the transactions contemplated hereby were not in effect.

Section 19.            Sale of the Notes.

(a)                Each Subordinate Fixed Rate Noteholder agrees that it will not Transfer all or any portion of its Note except in accordance with this Section 19. Each Subordinate Fixed Rate Noteholder shall have the right, without the need to obtain the consent of the Note A-1-A Holders or any other Person, to Transfer 49% or less (in the aggregate) of its interest in its Note to any Person, provided that any such Transfer shall be made in accordance with the terms of this Section 19. Each Subordinate Fixed Rate Noteholder shall have the right to Transfer its entire Note or any portion thereof exceeding 49%, (i) to a Qualified Institutional Lender, provided, that promptly after the Transfer the Note A-1-A Holders (and, in the case of a Transfer of Note A-1-C, the Note A-1-B Holder, and, in the case of a Transfer of Note A-1-D, the Note A-1-C Holders and the Note A-1-B Holder) is provided with (x) a representation from a transferee or such Subordinate Fixed Rate Noteholder certifying that such transferee is a Qualified Institutional Lender, and (y) a copy of the assignment and assumption agreement referred to in Section 20; and provided further, that such transfer would not cause such Note to be held by more than five persons nor cause there to be no one person owning a majority of such Note, and (ii) to an entity that is not a Qualified Institutional Lender, provided that with respect to this clause (ii), such Subordinate Fixed Rate Noteholder obtains (1) prior to the Lead Securitization Date, the consent of the Note A-1-A-1 Holder (and, in the case of a Transfer of Note A-1-C, the consent of the Note A-1-B Holder, and, in the case of a Transfer of Note A-1-D, the consent of the Note A-1-B Holder and the Note A-1-C Holders), each such consent not to be unreasonably withheld, conditioned or delayed, and (2) after the Lead Securitization Date, Rating Agency Confirmation (and for avoidance of doubt, no consent of the Lead Securitization Noteholder, the Note A-1-B Holder, the Note A-1-C Holders or the Note A-1-D Holder shall be required after the closing of the Lead Securitization); provided that in each of case (1) and (2), (x) promptly after the Transfer the Note A-1-A Holders are each provided with a copy of the assignment and assumption agreement referred to in Section 20 and (y) such transfer would not cause the subject Note to be held by more than five persons; and provided further, however, that if such transfer would cause there to be no one person owning a majority of the subject Note, then such transfer will not be permitted unless persons owning a majority of the subject Note designate one of such persons to act on behalf of such persons owning such majority. If the subject Note is held by more than one Noteholder at any time, the holders of a majority of the Note A-1-B Principal Balance, the Note A-1-C Principal Balance or the Note A-1-D Principal Balance, as applicable, shall immediately appoint a representative to exercise all rights of such Subordinate Fixed Rate Noteholder hereunder. As of the date hereof, the Note A-1-B Holder hereby designate the Note A-1-B Holder as the representative to exercise all of the rights of the Note A-1-B Holder pursuant to this Section 19, until such time as the Note A-1-B

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Holder shall notify the other Noteholders in writing. As of the date hereof, the Note A-1-C Holders hereby designate the Note A-1-C Holders as the representative to exercise all of the rights of the Note A-1-C Holders pursuant to this Section 19, until such time as the Note A-1-C Holders shall notify the other Noteholders in writing. As of the date hereof, the Note A-1-D Holder hereby designate the Note A-1-D Holder as the representative to exercise all of the rights of the Note A-1-D Holder pursuant to this Section 19, until such time as the Note A-1-D Holder shall notify the other Noteholders in writing. Notwithstanding the foregoing, without the Lead Securitization Noteholder’s prior consent, which may be withheld in the Lead Securitization Noteholder’s sole and absolute discretion (and prior to the Lead Securitization Date, the Note A-1-A-1 Holder’s prior consent, which may be withheld in the Note A-1-A-1 Holder’s sole and absolute discretion), and, in the case of a Transfer of any C Note, without the Note A-1-B Holder’ prior consent, which may be withheld in the Note A-1-B Holder’s sole and absolute discretion and, in the case of a Transfer of any D Note, without the Note A-1-B Holder’s and each Note A-1-C Holder’s prior consent, which may be withheld in the Note A-1-B Holder’s and either Note A-1-C Holder’s sole and absolute discretion, no Subordinate Fixed Rate Noteholder shall Transfer all or any portion of its Note to a Borrower Party and any such Transfer shall be absolutely null and void and shall vest no rights in the purported transferee. Each Subordinate Fixed Rate Noteholder agrees it will pay the expenses of the Lead Securitization Noteholder (including all expenses of the Master Servicer and the Special Servicer) and the Non-Lead Securitization Noteholders (including all expenses of the related Non-Lead Master Servicer and the related Non-Lead Special Servicer) in connection with any such Transfer.

(b)               All Transfers under Section 19(a) shall be made upon written notice to the Note A-1-A Holders not later than the date of such Transfer (and, (i) in the case of a Transfer of any C Note, upon not less than five (5) Business Days’ prior written notice to the Note A-1-B Holder, unless the Transfer is to an Affiliate of the respective Note A-1-C Holder(s), in which case written notice need only be given not later than the date of such Transfer, and (ii) in the case of a Transfer of any D Note, upon not less than five (5) Business Days’ prior written notice to the Note A-1-B Holder and the Note A-1-C Holders, unless the Transfer is to an Affiliate of the respective Note A-1-D Holder, in which case written notice need only be given not later than the date of such Transfer), and each transferee shall (i) execute an assignment and assumption agreement whereby such transferee assumes all or a ratable portion, as the case may be, of the obligations of the applicable Subordinate Fixed Rate Noteholder hereunder with respect to its Note from and after the date of such assignment (or, in the case, of a pledge, collateral assignment or other encumbrance made in accordance with Section 19(e) by such Subordinate Fixed Rate Noteholder of its Note solely as security for a loan to such Subordinate Fixed Rate Noteholder made by a third-party lender whereby such Subordinate Fixed Rate Noteholder remains fully liable under this Agreement, on or before the date on which such third-party lender succeeds to the rights of such Subordinate Fixed Rate Noteholder by foreclosure or otherwise, such third-party lender executes an agreement that such lender shall be bound by the terms and provisions of this Agreement and the obligations of such Subordinate Fixed Rate Noteholder hereunder) and (ii) agree in writing to be bound by the Servicing Agreement, unless the Servicing Agreement is not then in effect with respect to the Mortgage Loan, in which event the parties will enter into or agree to be bound by any replacement servicing agreement therefor in accordance with the provisions hereof. Upon the consummation of a Transfer of all or any portion of a Subordinate Fixed Rate Note in accordance with this Agreement, the transferring Person shall be released from all liability arising under this Agreement with respect to such Subordinate Fixed Rate Note (or the portion thereof that was the

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subject of such Transfer), for the period after the effective date of such Transfer (it being understood and agreed that the foregoing release shall not apply in the case of a sale, assignment, transfer or other disposition of a participation interest in the subject Subordinate Fixed Rate Note as described in clause (c) below). In connection with any such permitted transfer of a portion of a Subordinate Fixed Rate Note and for all purposes of this Agreement, the Note A-1-A Holders need only recognize the majority holder of such Subordinate Fixed Rate Note for purposes of notices, consents and other communications between the Note A-1-A Holders, the Note A-1-B Holder, the Note A-1-C Holders or the Note A-1-D Holder, as applicable, and such majority holder of the subject Subordinate Fixed Rate Note shall be the only Person authorized hereunder to exercise any rights of such Subordinate Fixed Rate Noteholder under this Agreement; provided, however, the majority holder of the subject Subordinate Fixed Rate Note may from time to time designate any other Person as an additional party entitled to receive notices, consents and other communications and/or to exercise rights on behalf of such Subordinate Fixed Rate Noteholder hereunder by delivering written notice thereof to the Note A-1-A Holders, and, from and after delivery of such notice, such designee shall be so authorized hereunder and shall be the only party entitled to receive such notices, consents and such other communications and/or to exercise such rights.

(c)                In the case of any sale, assignment, transfer or other disposition of a participation interest in a Note, (i) such Noteholder’s obligations under this Agreement shall remain unchanged, (ii) such Noteholder shall remain solely responsible for the performance of such obligations, (iii) the other Noteholders and any Persons acting on their behalf shall continue to deal solely and directly with such Noteholder in connection with such Noteholder’s rights and obligations under this Agreement and the Servicing Agreement, and (iv) all amounts payable hereunder shall be determined as if such Noteholder had not sold such participation interest; provided, however, that if the applicable participant is a Qualified Institutional Lender (and delivers to the other Noteholders a certification from an authorized officer confirming its status as a Qualified Institutional Lender), such Noteholder, by written notice to the other Noteholders, may delegate to such participant such Noteholder’s right to exercise the rights of the Controlling Noteholder hereunder and under the Servicing Agreement; provided, further, however, that upon the occurrence of a Note A-1-B Control Appraisal Period, a Note A-1-C Control Appraisal Period or a Note A-1-D Control Appraisal Period, the aforesaid delegation of rights shall terminate and be of no further force and effect with respect to the Note A-1-B (in the case of a Note A-1-B Control Appraisal Period), the Note A-1-C (in the case of a Note A-1-C Control Appraisal Period) or Note A-1-D (in the case of a Note A-1-D Control Appraisal Period).

(d)               Each of the Note A-1-A Holders and the Note A-2 Holder shall have the right to Transfer all or any portion of its Note without the prior consent of any other Noteholder (i) with respect to any Note A-1-A or Note A-2 prior to an Event of Default, to any party other than a Borrower Party and (ii) after an Event of Default, to any party, including a Borrower Party; provided, however, that following any Event of Default under the Mortgage Loan, the Note A-1-A Holders and the Note A-2 Holder may only transfer all or any portion of their respective Note to a Borrower Party with the prior written consent of the Controlling Noteholder at any time when such Note A-1-A Holder or Note A-2 Holder is not the Controlling Noteholder; provided further, however, that following any Transfer of any Note A-1-A or Note A-2, the Mortgage Loan continues to be serviced in its entirety pursuant to the Servicing Agreement by a Servicer unaffiliated with Mortgage Loan Borrower. For the avoidance of doubt, subject to Section 12, no Noteholder or the Servicer shall have any right to Transfer or cause the Transfer of any other Note.

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Notwithstanding the foregoing, without each non-transferring Note A-1-A Holder’s prior consent, and, if any such non-transferring Note A-1-A Holder’s Note or any portion thereof is held in a Securitization Trust, without a Rating Agency Confirmation with respect to the related Securitization, no Noteholder shall Transfer its Note or any portion thereof (or a participation interest in such Note) to a Borrower Party and any such Transfer shall be absolutely null and void and shall vest no rights in the purported transferee.

(e)                Notwithstanding any other provision hereof, any Noteholder may pledge (a “Pledge”) its Note to any entity (other than a Borrower Party) which has extended a credit or repurchase facility to such Noteholder and that is (x) either a Qualified Institutional Lender or a financial institution whose long-term unsecured debt is rated at least “A” (or the equivalent) or better by each Rating Agency or (y) to any Federal Reserve Bank or Federal Home Loan Bank to secure any obligation of such Noteholder to such bank and such pledge shall be enforceable in accordance with the terms thereof (a “Note Pledgee”), on terms and conditions set forth in this Section 19(e), it being further agreed that a financing provided by a Note Pledgee to a Noteholder or any person which Controls such Noteholder that is secured by such Noteholder’s interest in the applicable Note and is structured as a repurchase arrangement, shall qualify as a “Pledge” hereunder, provided that a Note Pledgee which is not a Qualified Institutional Lender may not take title to the pledged Note without (a) prior to the first Securitization of any Note, the consent of each other Noteholder and (b) after the closing of the first Securitization of any Note, Rating Agency Confirmation. Upon written notice by the applicable Noteholder to each other Noteholder and any Servicer that a Pledge has been effected (including the name and address of the applicable Note Pledgee), each other Noteholder agrees to acknowledge receipt of such notice and thereafter agrees: (i) to give Note Pledgee written notice of any default by the pledging Noteholder in respect of its obligations under this Agreement of which default such Noteholder has actual knowledge; (ii) to allow such Note Pledgee a period of ten (10) Business Days to cure a default by the pledging Noteholder in respect of its obligations to each other Noteholder hereunder, but such Note Pledgee shall not be obligated to cure any such default; (iii) that no amendment, modification, waiver or termination of this Agreement shall be effective against such Note Pledgee without the written consent of such Note Pledgee, which consent shall not be unreasonably withheld, conditioned or delayed; (iv) that such other Noteholder shall give to such Note Pledgee copies of any notice of default under this Agreement simultaneously with the giving of same to the pledging Noteholder and accept any cure thereof by such Note Pledgee which such pledging Noteholder has the right (but not the obligation) to effect hereunder, as if such cure were made by such pledging Noteholder; (v) that such other Noteholder shall deliver to Note Pledgee such estoppel certificate(s) as Note Pledgee shall reasonably request, provided that any such certificate(s) shall be in a form reasonably satisfactory to such other Noteholder; and (vi) that, upon written notice (a “Redirection Notice”) to each other Noteholder and any Servicer by such Note Pledgee that the pledging Noteholder is in default, beyond any applicable cure periods, under the pledging Noteholder’s obligations to such Note Pledgee pursuant to the applicable credit agreement between the pledging Noteholder and such Note Pledgee (which notice need not be joined in or confirmed by the pledging Noteholder), and until such Redirection Notice is withdrawn or rescinded by such Note Pledgee, Note Pledgee shall be entitled to receive any payments that any Noteholder or Servicer would otherwise be obligated to pay to the pledging Noteholder from time to time pursuant to this Agreement or any Servicing Agreement. Any pledging Noteholder hereby unconditionally and absolutely releases each other Noteholder and any Servicer from any liability to the pledging Noteholder on account of any Noteholder’s or Servicer’s compliance with any

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Redirection Notice believed by any Servicer or any such other Noteholder to have been delivered by a Note Pledgee. Note Pledgee shall be permitted to exercise fully its rights and remedies against the pledging Noteholder to such Note Pledgee (and accept an assignment in lieu of foreclosure as to such collateral), in accordance with applicable law and this Agreement. In such event, the Noteholders and any Servicer shall recognize such Note Pledgee (and any transferee other than the Mortgage Loan Borrower or any Affiliate thereof which is also a Qualified Institutional Lender at any foreclosure or similar sale held by such Note Pledgee or any transfer in lieu of foreclosure), and its successor and assigns, as the successor to the pledging Noteholder’s rights, remedies and obligations under this Agreement, and any such Note Pledgee or Qualified Institutional Lender shall assume in writing the obligations of the pledging Noteholder hereunder accruing from and after such Transfer (i.e., realization upon the collateral by such Note Pledgee) and agrees to be bound by the terms and provisions of this Agreement. The rights of a Note Pledgee under this Section 19(e) shall remain effective as to any Noteholder (and any Servicer) unless and until such Note Pledgee shall have notified any such Noteholder (and any Servicer, as applicable) in writing that its interest in the pledged Note has terminated.

     (f)                Notwithstanding any provisions herein to the contrary, if a conduit (“Conduit”) which is not a Qualified Institutional Lender provides financing to a Noteholder then such Noteholder shall have the right to grant a security interest in its Note to such Conduit notwithstanding that such Conduit is not a Qualified Institutional Lender, if the following conditions are satisfied:

(i)                The loan made by the Conduit (the “Conduit Inventory Loan”) to such Noteholder to finance the acquisition and holding of its Note will require a third party (the “Conduit Credit Enhancer”) to provide credit enhancement;

(ii)                The Conduit Credit Enhancer and conduit manager (if Moody’s rates the Securitization) will be a Qualified Institutional Lender;

(iii)                Such Noteholder will pledge (or sell, transfer or assign as part of a repurchase facility) its interest in the applicable Note to the Conduit as collateral for the Conduit Inventory Loan;

(iv)                The Conduit Credit Enhancer and the Conduit will agree that, if such Noteholder defaults under the Conduit Inventory Loan, or if the Conduit is unable to refinance its outstanding commercial paper even if there is no default by such Noteholder, the Conduit Credit Enhancer will purchase the Conduit Inventory Loan from the Conduit, and the Conduit will assign the pledge of such Noteholder’s Note to the Conduit Credit Enhancer; and

(v)                Unless the Conduit is in fact then a Qualified Institutional Lender, the Conduit will not, without obtaining the consent of each other Noteholder, have any greater right to acquire the interests in the Note pledged by such Noteholder, by foreclosure or otherwise, than would any other purchaser that is not a Qualified Institutional Lender at a foreclosure sale conducted by a Note Pledgee.

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(g)               For so long as any Revolving Advance Obligation remains outstanding under the Mortgage Loan Documents, any Transfer of Note A-2 shall be subject to the requirements set forth in Section 41(b). Any such transferee of a direct interest in Note A-2 must assume in writing the obligations of Note A-2 Holder hereunder and agree to be bound by the terms and provisions hereof; provided, however, that a Pledgee in accordance with Section 19(e) shall not be required to assume the obligations of the Note A-2 Holder hereunder unless and until such Pledgee becomes the Note A-2 Holder by reason of foreclosure or assignment in lieu of foreclosure

Section 20.            Registration of Transfer. In connection with any Transfer of a Note (but excluding (x) any participant and (y) any Pledgee unless and until it realizes on its Pledge), a transferee shall execute an assignment and assumption agreement whereby such transferee assumes all of the obligations of the applicable Noteholder hereunder with respect to such Note thereafter accruing and agrees to be bound by the terms of this Agreement, including the restrictions on Transfers set forth in Section 19, from and after the date of such assignment. Notwithstanding the preceding sentence, a Trustee shall not be required to execute an assignment and assumption agreement in connection with any Transfer of a Note if the obligations are assumed pursuant to the Servicing Agreement. In connection with a Transfer of a Note, the Agent shall not recognize any attempted or purported transfer of any Note in violation of the provisions of Section 19 and this Section 20. Any such purported transfer shall be absolutely null and void and shall vest no rights in the purported transferee. Each Noteholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Agent and any other Noteholder against any liability that may result if the transfer is not made in accordance with the provisions of this Agreement. Upon the Lead Securitization, the Master Servicer shall automatically become and be the Agent.

Section 21.            Registration of the Notes. The Agent shall keep or cause to be kept at the Agent Office books (the “Note Register”) for the registration and transfer of the Notes. The Agent shall serve as the initial Note registrar and the Agent hereby accepts such appointment. The names and addresses of the holders of the Notes and the names and addresses of any transferee of any Note of which the Agent has received notice, in the form of a copy of the assignment and assumption agreement referred to in Section 20, and the principal amounts (and stated interest) of the Note owing to each such Noteholder, shall be registered in the Note Register. The Person in whose name a Note is so registered shall be deemed and treated as the sole owner and holder thereof for all purposes of this Agreement, except in the case of the Initial Noteholders who may hold their Notes through a nominee. Upon request of a Noteholder, the Agent shall provide such party with the names and addresses of the Noteholders. To the extent another party is appointed as Agent hereunder, the Noteholders hereby designate such person as its agent under this Section 21 solely for purposes of maintaining the Note Register. The parties intend for the Mortgage Loan to be in registered form for federal income tax purposes under Section 5f.103-1(c) of the United States Treasury Regulations.

Section 22.            Statement of Intent. The Agent and each Noteholder intend that the Notes be classified, and the arrangement hereby be maintained, in a manner consistent with rules applicable to a grantor trust under subpart E, part I of subchapter J of chapter 1 of the Code that is a fixed investment trust within the meaning of Treasury Regulation §301.7701-4(c), and the parties will not take any action inconsistent with such classification. It is neither the purpose nor the intent

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of this Agreement to create a partnership, joint venture, “taxable mortgage pool” or association taxable as a corporation between the parties.

Section 23.            No Pledge. This Agreement shall not be deemed to represent a pledge of any interest in the Mortgage Loan by the Noteholders. Except as otherwise provided in this Agreement and the Servicing Agreement, no Non-Lead Noteholder shall have any interest in any property taken as security for the Mortgage Loan, provided, however, that if any such property or the proceeds of any sale, lease or other disposition thereof shall be received, then each Non-Lead Noteholder shall be entitled to receive its share of such application in accordance with the terms of this Agreement and/or the Servicing Agreement.

Section 24.            Governing Law; Waiver of Jury Trial. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 25.            Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)                SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND APPELLATE COURTS FROM ANY THEREOF;

(b)               CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c)                AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH A PARTY HEREIN SHALL HAVE BEEN NOTIFIED; AND

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(d)               AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

Section 26.            Modifications; Amendment. This Agreement shall not be modified, cancelled or terminated except by an instrument in writing signed by each Noteholder. Additionally, for as long as any Note is contained in a Securitization Trust, the Noteholders shall not amend or modify this Agreement without first receiving a Rating Agency Confirmation; provided that no such confirmation from the Rating Agencies shall be required in connection with a modification or amendment (i) to cure any ambiguity, to correct or supplement any provisions herein that may be defective or inconsistent with any other provisions herein or with the Servicing Agreement, (ii) entered into pursuant to Section 38 of this Agreement or (iii) to correct or supplement any provision herein that may be defective or inconsistent with any other provisions of this Agreement.

Section 27.            Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as provided herein, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Person not a party hereto. Subject to Section 19, each Noteholder may assign or delegate its rights or obligations under this Agreement. Upon any such assignment, the assignee shall be entitled to all rights and benefits of the applicable Noteholder hereunder, including, without limitation, the right to make further assignments and grant additional Notes.

Section 28.            Counterparts. This Agreement may be executed in counterpart originals, each of which shall constitute an original, and all of which together shall constitute one and the same agreement. Documents executed, scanned (in .PDF or similar reprographic format), and/or executed electronically using electronic signature software (e.g. DocuSign or similar software), or similar methods (each a method of “Electronic Execution”) and transmitted electronically shall be deemed original signatures for purposes of this Agreement and all matters related thereto, with such Electronic Execution having the same legal and binding effect as original signatures. The parties agree that this Agreement may be accepted, executed or agreed to through the use of an electronic signature in accordance with the Electronic Signatures in Global and National Commerce Act (“E-Sign Act”), Title 15, United States Code, Sections 7001 et seq., the Uniform Electronic Transaction Act (“UETA”) and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties the same as if it were physically executed. The parties (a) consent to the Electronic Execution of this Agreement and the use of electronic signatures, (b) intend to be bound by the signatures on any document delivered via Electronic Execution, (c) are aware that the other party will rely on such Electronic Execution and electronic signatures, (d) agree that signatures on any document delivered via Electronic Execution may be attached to the final agreed upon form of such document, notwithstanding (i) any document number or other identifier on such signature page and (ii) that the document to which such signature page is attached is not the same as was uploaded as part of the Electronic Execution, and (e) waive any defenses to the enforcement of the terms of this Agreement based on Electronic Execution or electronic signatures or the attachment thereof to final agreed documents.

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Section 29.            Captions. The titles and headings of the paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of the paragraphs and shall not be given any consideration in the construction of this Agreement.

Section 30.            Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable laws, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 31.            Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter contained in this Agreement and supersedes all prior agreements, understandings and negotiations between the parties.

Section 32.            Withholding Taxes.

(a)                If the Lead Securitization Noteholder or the Mortgage Loan Borrower shall be required by law to deduct and withhold Taxes from interest, fees or other amounts payable to any Subordinate Fixed Rate Noteholder with respect to the Mortgage Loan as a result of such Subordinate Fixed Rate Noteholder constituting a Non-Exempt Person, the Lead Securitization Noteholder, or the Servicer on its behalf, shall be entitled to do so with respect to such Subordinate Fixed Rate Noteholder’s interest in such payment (all withheld amounts being deemed paid to such Subordinate Fixed Rate Noteholder), provided that the Lead Securitization Noteholder shall furnish such Subordinate Fixed Rate Noteholder with a statement setting forth the amount of Taxes withheld, the applicable rate and other information which may reasonably be requested for purposes of assisting such Subordinate Fixed Rate Noteholder to seek any allowable credits or deductions for the Taxes so withheld in each jurisdiction in which such Subordinate Fixed Rate Noteholder is subject to tax.

(b)               Each Subordinate Fixed Rate Noteholder shall and hereby agrees to indemnify the Lead Securitization Noteholder against and hold the Lead Securitization Noteholder harmless from and against any Taxes, interest, penalties and reasonable attorneys’ fees, expenses and disbursements arising or resulting from any failure of the Lead Securitization Noteholder (or the Servicer on its behalf) to withhold Taxes from payment made to such Subordinate Fixed Rate Noteholder in reliance upon any representation, certificate, statement, document or instrument made or provided by such Subordinate Fixed Rate Noteholder to the Lead Securitization Noteholder in connection with the obligation of the Lead Securitization Noteholder to withhold Taxes from payments made to such Subordinate Fixed Rate Noteholder, it being expressly understood and agreed that (i) the Lead Securitization Noteholder shall be absolutely and unconditionally entitled to accept any such representation, certificate, statement, document or instrument as being true and correct in all respects and to fully rely thereon without any obligation or responsibility to investigate or to make any inquiries with respect to the accuracy, veracity, correctness or validity of the same and (ii) such Subordinate Fixed Rate Noteholders shall, upon request of the Lead Securitization Noteholder, at its sole cost and expense, defend any claim or action relating to the foregoing indemnification using counsel selected by the Lead Securitization.

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(c)                Each Subordinate Fixed Rate Noteholder (to the extent it is not the same entity as the Lead Securitization Noteholder) represents (for the benefit of the Mortgage Loan Borrower) that it is not a Non-Exempt Person and that neither the Lead Securitization Noteholder nor the Mortgage Loan Borrower is obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loan or otherwise pursuant to this Agreement. Contemporaneously with the execution of this Agreement, and from time to time as reasonably requested by the Lead Securitization Noteholder or Servicer during the term of this Agreement, each Subordinate Fixed Rate Noteholder shall deliver to the Lead Securitization Noteholder or Servicer, as applicable, evidence satisfactory to the Lead Securitization Noteholder substantiating that such Subordinate Fixed Rate Noteholder is not a Non-Exempt Person and that the Lead Securitization Noteholder is not obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loan or otherwise under this Agreement, it being acknowledged by the parties hereto that delivery of a certification in the form attached hereto as Exhibit D shall be satisfactory evidence that such Subordinate Fixed Rate Noteholder is not a Non-Exempt Person. Without limiting the effect of the foregoing, (i) if a Subordinate Fixed Rate Noteholder (or, if such Subordinate Fixed Rate Noteholder is disregarded for U.S. federal income tax purposes, the owner of such Subordinate Fixed Rate Noteholder) is created or organized under the laws of the United States, any state thereof or the District of Columbia, it shall satisfy the requirements of the preceding sentence by furnishing to the Lead Securitization Noteholder an Internal Revenue Service Form W-9 and (ii) if a Subordinate Fixed Rate Noteholder (or, if such Subordinate Fixed Rate Noteholder is disregarded for U.S. federal income tax purposes, the owner of such Subordinate Fixed Rate Noteholder) is not created or organized under the laws of the United States, any state thereof or the District of Columbia, and if the payment of interest or other amounts by the Mortgage Loan Borrower is treated for United States income tax purposes as derived in whole or part from sources within the United States, such Subordinate Fixed Rate Noteholder shall satisfy the requirements of the preceding sentence by furnishing to the Lead Securitization Noteholder Internal Revenue Service Form W-8ECI, Form W-8IMY (with appropriate attachments), Form W-8BEN or Form W-8BEN-E, or applicable successor forms, as may be required from time to time, duly executed by such Subordinate Fixed Rate Noteholder; provided that such Subordinate Fixed Rate Noteholder, without request, shall deliver a new, appropriately completed Form W-8 if the Subordinate Fixed Rate Noteholder’s current Form W-8 “expires” or if there is a “change in circumstances” that makes any of the information on the current Form W-8 incorrect (both within the meaning of the instructions to such Form W-8). The Lead Securitization Noteholder shall not be obligated to make any payment hereunder to any Subordinate Fixed Rate Noteholder in respect of any Subordinate Fixed Rate Note or otherwise until such Subordinate Fixed Rate Noteholder shall have furnished to the Lead Securitization Noteholder the requested forms, certificates, statements or documents.

Section 33.            Custody of Mortgage Loan Documents. The originals of all of the Mortgage Loan Documents (other than the Notes) will be held by the Lead Securitization Noteholder (or a custodian acting on behalf of the Lead Securitization Noteholder) who shall act as secured party under the Mortgage Loan Documents on behalf of the registered holders of the Notes. Notwithstanding anything to the contrary in this Agreement, upon the Lead Securitization, the originals of all of the Mortgage Loan Documents (other than the Notes) shall be held by the Custodian (as defined in the Servicing Agreement). Each Note shall be held by the respective Noteholder or a custodian appointed by such Noteholder.

Section 34.

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Notices. All notices required hereunder shall be given by (i) writing and personally delivered, (ii) sent by facsimile transmission (during business hours) if a party has provided a facsimile number, (iii) reputable overnight delivery service (charges prepaid), (iv) sent by electronic mail containing language requesting the recipient to confirm receipt thereof if a party has provided an electronic mail address and only if such electronic mail is promptly followed by a written notice or (iv) certified United States mail, postage prepaid return receipt requested, and addressed to the respective parties at their addresses set forth on Exhibit B hereto, or at such other address as any party shall hereafter inform the other party by written notice given as aforesaid. All written notices so given shall be deemed effective upon receipt.

All notices and reports (including, without limitation, Asset Status Reports) required to be delivered hereunder by the Lead Securitization Noteholder (or any Servicer on its behalf) to the Controlling Noteholder (or its Controlling Noteholder Representative), or by the Controlling Noteholder (or its Controlling Noteholder Representative) to the Lead Securitization Noteholder as a Non-Controlling Noteholder (or any Servicer on its behalf), shall also be delivered by the applicable party to each other Noteholder (including to the Note A-1-B Holder, each Note A-1-C Holder, and the Note A-1-D Holder regardless of whether a Note A-1-B Control Appraisal Period, a Note A-1-C Control Appraisal Period or a Note A-1-D Control Appraisal Period is continuing).

Section 35.            Broker. Each Noteholder represents to each other Noteholder that no broker was responsible for bringing about this transaction.

Section 36.            Certain Matters Affecting the Agent.

(a)                The Noteholders hereby appoint the Agent to act on their behalf, and the Agent shall act on behalf of the Noteholders;

(b)               The Agent may request and/or rely upon and shall be protected in acting or refraining from acting upon any officer’s certificate or assignment and assumption agreement delivered to the Agent pursuant to Section 20;

(c)                The Agent may consult with counsel and any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of counsel;

(d)               The Agent shall be under no obligation to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Noteholders pursuant to the provisions of this Agreement, unless it has received indemnity reasonably satisfactory to it;

(e)                The Agent or any of its directors, officers, employees, Affiliates, agents or “control” persons within the meaning of the Act, shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by the Agent to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

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(f)                The Agent shall not be bound to make any investigation into the facts or matters stated in any officer’s certificate or assignment and assumption agreement delivered to the Agent pursuant to Section 20; and

(g)               The Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys but shall not be relieved of its obligations hereunder.

Section 37.            Termination of Agent. The Agent may be terminated at any time upon ten (10) days prior written notice from the Note A-1-A-1 Holder. In the event that the Agent is terminated pursuant to this Section 37, all of its rights and obligations under this Agreement shall be terminated, other than any rights or obligations that accrued prior to the date of such termination.

The Agent may resign at any time upon notice, so long as a successor Agent, reasonably satisfactory to the Noteholders, has agreed to be bound by this Agreement and perform the duties of the Agent hereunder. The Note A-1-A-1 Holder, as Initial Agent, may transfer its rights and obligations to a Servicer, as successor Agent, at any time without the consent of any Noteholder. The Note A-1-A-1 Holder, as Initial Agent, shall promptly and diligently attempt to cause such Servicer to act as successor Agent, and, if such Servicer declines to act in such capacity, shall promptly and diligently attempt to cause a similar servicer to act as successor Agent. Notwithstanding the foregoing, the Noteholders hereby agree that, simultaneously with the closing of the Lead Securitization, the Certificate Administrator shall be deemed to have been automatically appointed as the successor Agent under this Agreement in place of the Initial Agent or any successor thereto prior to such Securitization without any further notice or other action. The termination or resignation of the Certificate Administrator, as Certificate Administrator under the Servicing Agreement, shall be deemed a termination or resignation of such Certificate Administrator as Agent under this Agreement.

Section 38.            Resizing. In connection with the Mortgage Loan, each Noteholder agrees, subject to clause (iii)(y) below, that if any Note A-1-A Holder determines that it is advantageous to resize its Note by causing the Mortgage Loan Borrower to execute amended and restated or additional pari passu notes (in either case, “New Notes”) reallocating the principal of such Note to such New Notes, each Noteholder other than the resizing Noteholder shall cooperate with the resizing Noteholder to effect such resizing at such resizing Noteholder’s expense; provided that (i) the aggregate principal balance of all outstanding New Notes following the creation thereof is no greater than the principal balance of such Note or Notes immediately prior to the creation of the New Notes, (ii) the weighted average interest rate of all outstanding New Notes following the creation thereof is the same as the interest rate of the related Note or Notes immediately prior to the creation of the New Notes, and (iii) no such resizing shall (x) change the interest allocable to, or the amount of any payments due to, any other Noteholder, or priority of such payments, or (y) increase any other Noteholder’s obligations or decrease any other Noteholder’s rights, remedies or protections. In connection with any resizing of any A Note, the related Noteholder may allocate its rights hereunder among the New Notes in any manner in its sole discretion.

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Section 39.            Conflict. To the extent of any inconsistency between the Servicing Agreement, on one hand, and this Agreement, on the other, this Agreement shall control.

Section 40.            Cooperation in Securitization.

(a)                Each Noteholder acknowledges that any Noteholder may elect, in its sole discretion, to include its Note in a Securitization. In connection with a Securitization of any Note A-1-A or Note A-1-B, at the request of the related Noteholder, each other Noteholder shall use commercially reasonable efforts, at the requesting Noteholder’s expense, to satisfy, and to cooperate with the requesting Noteholder in attempting to cause the Mortgage Loan Borrower to satisfy, the market standards to which the requesting Noteholder customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with the Securitization, including, entering into (or consenting to, as applicable) any modifications to this Agreement or the Mortgage Loan Documents and to cooperate with the requesting Noteholder in attempting to cause the Mortgage Loan Borrower to execute such modifications to the Mortgage Loan Documents, in any such case, as may be reasonably requested by the Rating Agencies to effect the Securitization; provided, however, that either in connection with the Securitization or otherwise at any time prior to the Securitization no other Noteholder shall be required to modify or amend this Agreement or any Mortgage Loan Documents (or consent to such modification, as applicable) in connection therewith, if such modification or amendment would (i) change the interest allocable to, or the amount of any payments due to or priority of any payments to be made to, such Noteholder, (ii) increase such Noteholder’s obligations or decrease such Noteholder’s rights, remedies or protections hereunder or under any Mortgage Loan Document, or (iii) otherwise materially adversely affect the rights and interests of such Noteholder. In connection with any such Securitization of any Note A-1-A or Note A-1-B, each other Noteholder agrees to provide for inclusion in any disclosure document relating to the related Securitization such customary non-confidential information concerning such Noteholder as the requesting Noteholder reasonably determines to be necessary to satisfy its disclosure obligations in connection with its Securitization. Each Noteholder covenants and agrees that if it is not the requesting Noteholder, it shall use commercially reasonable efforts to cooperate with the requests of each Rating Agency and the requesting Noteholder in connection with the preparation of any offering documents in connection with the Securitization, and to review and respond reasonably promptly with respect to any information relating to it in any Securitization document, all at the cost and expense of the requesting Noteholder. Each Noteholder acknowledges that the information provided by it to the requesting Noteholder pursuant to this Section 40 may be incorporated into the offering documents for a Securitization. A requesting Note A-1-A Holder and each Rating Agency shall be entitled to rely on the information supplied by each other Noteholder pursuant to this Section 40.

(b)               The Note A-1-A Holders or Note A-1-B Holder securitizing its Note may, at its election, deliver to each other Noteholder drafts of the preliminary and final Securitization offering memoranda, prospectus, preliminary prospectus and any other disclosure documents and (in the case of the Lead Securitization) the Servicing Agreement simultaneously with distributions of any such documents to the general working group of the related Securitization. Each other Noteholder may, at its election, review and comment thereon insofar as it relates to such other Noteholder and/or its Note, and, if such other Noteholder elects to review and comment, such other Noteholder shall review and comment thereon as soon as possible (but in no event later than (i) in the case of the first draft thereof, two (2) Business Days after receipt thereof and (ii) in the case of

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each subsequent draft thereof, the deadline provided to the general working group of the related Securitization for review and comment), and if such other Noteholder fails to respond within such time, such other Noteholder shall be deemed to have elected to not comment thereon (but no failure to comment shall constitute a waiver of such other Noteholder’s rights hereunder or under the Mortgage Loan Documents). In the event of any disagreement between any such other Noteholder with respect to the preliminary and final offering memoranda, prospectus, free writing prospectus or any other disclosure documents the requesting Noteholder’s determination shall control (the parties acknowledging that no inaccuracy in such documents shall in any respect prejudice any such other Noteholder’s rights hereunder or under the Mortgage Loan Documents). No such other Noteholder shall have any obligation or liability with respect to any such offering documents other than the accuracy of any comments it elects to make regarding itself.

(c)                Notwithstanding anything herein to the contrary, each of the Note A-1-A Holders acknowledges and agrees that (i) no other Noteholder shall be required to incur any out-of-pocket expenses in connection with their respective Securitizations of any Note A-1-A, and (ii) any such other Noteholder shall only be required to disclose such customary non-confidential information reasonably determined by the requesting Note A-1-A Holder to be necessary to satisfy its disclosure obligations in connection with its Securitization.

Section 41.            Revolving Advances.

(a)                The Note A-2 Holder hereby agrees to advance to the Mortgage Loan Borrower any Revolving Advance required to be made under Note A-2 and the Mortgage Loan Documents, it being the specific intent of the parties hereto that no other Noteholder shall have any obligation and shall not be liable for making any Revolving Advance. The Note A-2 Holder shall remit each Revolving Advance on the date that such Revolving Advance is required to be made pursuant to the Mortgage Loan Documents and Note A-2. The parties hereto agree that (i) the determination of whether the Mortgage Loan Borrower is entitled to receive any Revolving Advance shall rest solely with the Note A-2 Holder, who shall be responsible for conducting any and all due diligence, loan documentation and pre-funding requirements in connection therewith, and (ii) the Note A-2 Holder shall be solely responsible for funding the Revolving Advance to the Mortgage Loan Borrower following such determination that the Mortgage Loan Borrower is entitled to receive such Revolving Advance under the terms of the Mortgage Loan Agreement.

(b)               For so long as the Revolving Advance Obligation has not been fully discharged and any Securitization is outstanding, Note A-2 may only be transferred to a transferee:

(i)                that is a Qualified Institutional Lender, or

(ii)                if the credit rating of the transferee from any applicable Rating Agency is lower than the credit rating of the Initial Note A-2 Holder, as to which the A-2 Holder has received confirmation in writing from each such Rating Agency that such Transfer will not result in a qualification, downgrade or withdrawal of its then current ratings of the Certificates, which confirmation will not be predicated upon any action by the Mortgage Loan Borrower.

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In addition, for so long as the Revolving Advance Obligation has not been fully discharged, (i) no Transfer of Note A-2 shall violate the Mortgage Loan Documents and (ii) the transferee shall assume all Revolving Advance Obligations pursuant to an assignment and assumption agreement whereby such transferee agrees to be bound by all provisions applicable to the Note A-2 Holder.

(c)                The Note A-2 Holder shall indemnify and hold harmless each other Noteholder, any Servicer, the Certificate Administrator and the Trustee (each a “Revolving Advance Indemnified Party”), against any and all losses, claims, damages, costs, expenses (including the fees and disbursements of outside counsel retained by any such person) and liabilities in connection with, arising out of, or as a result of the Note A-2 Holder's failure to satisfy its obligations to make any and all Revolving Advances, including without limitation, (i) any claims made by the Mortgage Loan Borrower or its Affiliates or (ii) any failure of payment by the Mortgage Loan Borrower under the Mortgage Loan, in each case that results from a failure to make any Revolving Advance as required under the Mortgage Loan Documents, except, as to such Future Funding Indemnified Party, to the extent that it is finally judicially determined that any losses, claims, damages, costs, expenses or liabilities resulted primarily from the bad faith or willful misconduct of such Revolving Advance Indemnified Party. Each Revolving Advance Indemnified Party shall be a third party beneficiary of this Agreement with respect to the indemnification obligations of the Note A-2 Holder set forth in this Section 41. In the event that the Note A-2 Holder becomes involved in any action, proceeding or investigation in connection with any transaction or matter referred to or contemplated by this Agreement, the Note A-2 Holder shall promptly reimburse such Revolving Advance Indemnified Party upon demand therefor in an amount equal to its reasonable legal and other expenses (including the costs of any investigation and preparation) incurred in connection therewith to the extent such party is entitled to indemnification for such legal or other costs and expenses hereunder. In addition, the Note A-2 Holder agrees that each Revolving Advance Indemnified Party may deduct and offset any amount to be indemnified hereunder from and against any amount that is due to the Note A-2 Holder under the Servicing Agreement. The indemnification obligations of the Note A-2 Holder hereunder shall survive any termination of the Agreement. Each Revolving Advance Indemnified Party's rights pursuant to this Section 41 are in addition to any other rights a Revolving Advance Indemnified Party may have at law or in equity.

(d)               The Note A-2 Holder shall provide notice of the making of any Revolving Advance and the amount of such Revolving Advance to each other Noteholder, the Master Servicer, the Special Servicer and the Operating Advisor.

(e)                The Note A-1-A-1 Holder (or at any time when such Note is included in a Securitization, the Master Servicer) shall maintain a record of each Revolving Advance advanced by the Note A-2 Holder and will increase the Note A-2 Principal Balance by the amount of such Revolving Advance.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Initial Noteholders have caused this Agreement to be duly executed as of the day and year first above written.

DEUTSCHE BANK AG, NEW YORK BRANCH,
as Initial Note A-1-A-1 Holder, Initial Note A-1-A-2 Holder, Initial Note A-1-A-3 Holder, Initial Note A-1-A-4 Holder, Initial Note A-1-A-5 Holder, Initial Note A-1-A-6 Holder, Initial Note A-1-A-7 Holder, Initial Note A-1-A-8 Holder, Initial Note A-1-B Holder, Initial Note A-1-C-1 Holder, Initial Note A-1-C-2 Holder, Initial Note A-1-D Holder and Initial Note A-2 Holder

By:	/s/ Stephen Choe
Name: Stephen Choe
Title: Managing Director

By:	/s/ Murray Mackinnon
Name: Murray Mackinnon
Title: Director

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EXHIBIT A

MORTGAGE LOAN SCHEDULE

A.       Description of Mortgage Loan:

Mortgage Loan:	Loan Agreement, dated as of May 14, 2020 (as amended, restated, supplemented or otherwise modified from time to time), between Deutsche Bank AG, New York Branch (collectively, together with their respective successors and assigns, “Lender”), and the entities set forth on Schedule 1.1. to the Mortgage Loan Agreement, as borrower (“Mortgage Loan Borrower”)
Date of the Mortgage Loan:	May 14, 2020
Date of Note A-1-A-1:	May 14, 2020
Date of Note A-1-A-2:	May 14, 2020
Date of Note A-1-A-3:	May 14, 2020
Date of Note A-1-A-4:	May 14, 2020
Date of Note A-1-A-5:	May 14, 2020
Date of Note A-1-A-6:	May 14, 2020
Date of Note A-1-A-7:	May 14, 2020
Date of Note A-1-A-8:	May 14, 2020
Date of Note A-1-B:	May 14, 2020
Date of Note A-1-C-1:	May 14, 2020
Date of Note A-1-C-2:	May 14, 2020
Date of Note A-1-D:	May 14, 2020
Date of Note A-2:	May 14, 2020
Initial Principal Amount of Mortgage Loan:	$649,427,615.36
Location of Mortgaged Property:	Various, as provided in the Mortgage Loan Agreement
Stated Maturity Date:	October 9, 2026 with respect to the Fixed Rate Notes, and October 9, 2021 with respect to the Floating Rate Note
A-1

B.       Description of Note Interests:

Initial Note A-1-A-1 Principal Balance:	$80,000,000
Initial Note A-1-A-2 Principal Balance:	$70,000,000
Initial Note A-1-A-3 Principal Balance:	$50,000,000
Initial Note A-1-A-4 Principal Balance:	$35,000,000
Initial Note A-1-A-5 Principal Balance:	$30,000,000
Initial Note A-1-A-6 Principal Balance:	$30,000,000
Initial Note A-1-A-7 Principal Balance:	$20,000,000
Initial Note A-1-A-8 Principal Balance:	$7,400,000
Initial Note A-1-B Principal Balance:	$72,600,000
Initial Note A-1-C-1 Principal Balance:	$55,000,000
Initial Note A-1-C-2 Principal Balance:	$55,000,000
Initial Note A-1-D Principal Balance:	$45,000,000
Initial Note A-2 Principal Balance:	$99,427,615.36
Initial Note A-1-A Percentage Interest:	58.6181818181818000%
Initial Note A-1-B Percentage Interest:	13.2000000000000000%
Initial Note A-1-C Percentage Interest:	20.0000000000000000%
Initial Note A-1-D Percentage Interest:	8.1818181818181800%
Note A-1-A Rate:	3.550%
Note A-1-B Rate:	3.550%
Note A-1-C Rate:	3.550%
Note A-1-D Rate:	3.550%

A-2

EXHIBIT B

Initial Note A-1-A-1 Holder, Initial Note A-1-A-2 Holder, Initial Note A-1-A-3 Holder, Initial Note A-1-A-4 Holder, Initial Note A-1-A-5 Holder, Initial Note A-1-A-6 Holder, Initial Note A-1-A-7 Holder, Initial Note A-1-A-8 Holder, Initial Note A-1-B Holder, Initial Note A-1-C-1 Holder, Initial Note A-1-C-2 Holder, Initial Note A-1-D Holder and Initial Note A-2 Holder:

Deutsche Bank AG, New York Branch
60 Wall Street, 10th Floor
New York, New York 10005
Attention: Robert W. Pettinato, Jr.
Facsimile No.: (212) 797-4489
E-mail: Robert.Pettinato@db.com

with a copy to:

Deutsche Bank AG, New York Branch
60 Wall Street, 10th Floor
New York, New York 10005
Attention: General Counsel
Facsimile No. (646) 736-5721

B-1

EXHIBIT C

PERMITTED FUND MANAGERS

1.	Alliance Bernstein
2.	Annaly Capital Management
3.	Apollo Real Estate Advisors
4.	Archon Capital, L.P.
5.	BlackRock, Inc.
6.	Clarion Partners
7.	Colony Capital, LLC / Colony Financial, Inc.
8.	Dune Real Estate Partners
9.	Eightfold Real Estate Capital, L.P.
10.	Fortress Investment Group, LLC
11.	Garrison Investment Group
12.	Goldman, Sachs & Co.
13.	H/2 Capital Partners LLC
14.	iStar Financial Inc.
15.	J.P. Morgan Investment Management Inc.
16.	LoanCore Capital
17.	Lone Star Funds
18.	One William Street Capital Management, L.P.
19.	Och-Ziff Capital Management Group/ OZ Management, L.P./ OZ Management II., L.P.
20.	Praedium Group
21.	Rialto Capital Management, LLC
22.	Rialto Capital Advisors LLC
23.	Rockpoint Group
24.	Rockwood
25.	RREEF Funds
26.	Square Mile Capital Management
27.	Starwood Capital Group/Starwood Financial Trust
28.	Teachers Insurance and Annuity Association of America
29.	The Blackstone Group
30.	The Carlyle Group
31.	Walton Street Capital, L.L.C.
32.	Whitehall Street Real Estate Fund, L.P.

C-1

EXHIBIT D

PORTFOLIO INTEREST CERTIFICATION

Reference is hereby made to the Agreement Between Noteholders, dated as of May 15, 2020 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), by and between Deutsche Bank AG, New York Branch, and [_], and each lender from time to time party thereto.

Pursuant to the provisions of Section 32 (Withholding Taxes) of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the promissory note evidencing [Note A-1-A-[1][2][3][4][5][6][7][8]][Note A-1-B][A-1-C-1][A-1-C-2][A-1-D] in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Mortgage Loan Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Mortgage Loan Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Master Servicer and the Mortgage Loan Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF LENDER]

By: __________
Name:
Title:

Date: ______ __,	20[ ]

D-1